Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RED ROBIN GOURMET BURGERS, INC.
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

RED ROBIN GOURMET BURGERS, INC.
6312 South Fiddler's Green Circle, Suite 200N
Greenwood Village, CO 80111
(303) 846-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 21, 2020

              When:  8:00 a.m. MDT, on Thursday May 21, 2020

              Where:  Red Robin's Yummm U, located at 10000 East Geddes Avenue, Unit 500, Englewood, Colorado 80112 for the following purposes:

    Items of Business:

  •
  Proposal 1: To elect Anthony S. Ackil, Thomas G. Conforti, Cambria W. Dunaway, G.J. Hart, Kalen F. Holmes, Glenn B. Kaufman, Steven K. Lumpkin, Paul J.B. Murphy III, David A. Pace, and Allison Page as directors of the Company for one-year terms;

  •
  Proposal 2: To approve, on an advisory basis, the compensation of our named executive officers;

  •
  Proposal 3: To approve an amendment to the Company's Amended and Restated Employee Stock Purchase Plan, which would increase the number of authorized shares available for issuance;

  •
  Proposal 4: To approve an amendment to the Company's 2017 Performance Incentive Plan, as amended, to increase the number of authorized shares available for issuance;

  •
  Proposal 5: To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 27, 2020; and

  •
  To transact such other business as may properly come before the meeting.

              We intend to hold our annual meeting in person. However, we are actively monitoring the coronavirus (COVID-19) pandemic and we are sensitive to the public health and travel concerns our stockholders may have and protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as soon as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our annual meeting website at http://www.redrobin.com/eproxy for updated information. If you are planning to attend our annual meeting, please check the website one week prior to the annual meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

              Record Date: Stockholders as of March 30, 2020 are entitled to vote

              Annual Report: We filed with the U.S. Securities and Exchange Commission ("SEC") an annual report on Form 10-K on February 25, 2020 for the fiscal year ended December 29, 2019. A copy of the annual report on Form 10-K has been made available concurrently with this proxy statement to all of our stockholders entitled to notice of and to vote at the annual meeting. In addition, you may obtain a copy of the annual report on Form 10-K, without charge, by writing to Red Robin Gourmet

Burgers, Inc., Attn: Stockholder Services, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111.

              Who Can Attend: All stockholders as of the record date, or their duly appointed proxies, may attend the meeting

              Date of Mailing: This Notice of Annual Meeting of Stockholders and related proxy materials are being distributed or made available to stockholders beginning on or about April 10, 2020

> YOUR VOTE IS IMPORTANT

              Whether or not you plan to attend, it is important that your shares be voted at the meeting. Please refer to your proxy card or Notice Regarding the Availability of Proxy Materials for more information on how to vote your shares at the meeting and return your voting instructions as promptly as possible. Thank you for your continued support of Red Robin.

By Order of the Board of Directors,

Michael L. Kaplan Secretary

Greenwood Village, Colorado

April 8, 2020

Neither the Securities and Exchange Commission nor any state securities regulatory agency has passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

A MESSAGE FROM OUR INDEPENDENT CHAIRMAN

Dear Fellow Stockholders,

              Red Robin has proudly been serving our Guests for over 50 years and operates in over 550 locations today. The Company has achieved this longevity not by staying the same, but rather by continuing to evolve and build our brand to serve our Guests, stockholders, and communities.

              2019 was a year of foundational change for Red Robin. Led by Paul Murphy, our new CEO, with the full support of our board, we outlined and began executing on a strategic plan that we are confident will accelerate our turnaround, enhance our competitive positioning, deliver for our Guests, improve our financial performance, and drive value for all stockholders.

              During 2019 and early 2020, decisive actions were taken to reposition Red Robin for disciplined growth, substantial value creation, and responsible governance. These actions included:

  •
  Paul J. B. Murphy III was appointed President and CEO and named as a director on our board. Paul is a deeply experienced restaurant executive with a strong track record of successfully executing turnarounds and driving growth, including during his tenure as Executive Chairman of Noodles & Company, and CEO of Del Taco Restaurants.

  •
  Mr. Murphy quickly outlined a four-point plan based on Guest-led research to accelerate the Company's turnaround:

      o    Recapture the Soul of Red Robin
      o    Deliver the Promise to Our Guests
      o    Tell Our Story
      o    Accelerate Profitable Growth

  •
  Red Robin made significant investments in the business in support of this plan, resulting in improved performance with positive comparable restaurant revenue growth and consistent operating improvements as we exited 2019.

  •
  Our board was refreshed with six new directors, bringing a diverse set of relevant skills and experiences in the restaurant, consumer, and retail industries. Multiple new board members bring a track record of success leading public company transformations and creating stockholder value. 27% of our board members are women.

  •
  We continue to rely on a foundation of leading governance practices, including an independent board chair, annual director elections, majority voting, and 10% special meeting rights to support management's focus on our brand, service model, and messaging.

              The foundational work initiated in the business in 2019 to reset the course of Red Robin has been positive and sustainable as we enter 2020, and was driving steady stock price appreciation prior to the recent coronavirus (COVID-19) impact on the market. While the impact of COVID-19 is still evolving, we are confident that Red Robin's plan will deliver significant long-term value for all our stockholders. As the environment continues to shift, we will continue to engage with our stockholders and remain open to all input on how additional value can be created.

              We look forward to providing you updates on our continued progress.

Sincerely,

David A. Pace,
Chairman of the Board of Directors

i

ii

 PROXY SUMMARY

MEETING AGENDA, VOTING MATTERS, AND BOARD VOTING RECOMMENDATIONS

Proposal		Board's Voting Recommendation	Page Reference (for more detail)

1	Election of Directors	FOR All nominees	7
2	Advisory Vote to Approve Executive Compensation	FOR	71
3	Amendment to the Company's Amended and Restated Employee Stock Purchase Plan, to increase shares available for issuance	FOR	72
4	Amendment to the Company's 2017 Performance Incentive Plan, as amended, to increase shares available for issuance	FOR	77
5	Ratification of Independent Auditor	FOR	86

ELECTION OF DIRECTORS

              In 2020, ten of our current directors are standing for election. Of those ten, five are new Independent Directors appointed in 2019 and 2020 as part of a board refreshment. As previously announced, Director Stuart I. Oran has decided not to stand for re-election at the 2020 annual meeting of stockholders. Following Mr. Oran's retirement from the board as of the date of the 2020 annual meeting of stockholders, we expect that the board size will be reduced to ten members. Mr. Oran will continue his service as a member of the audit committee and the nominating and governance committee until his retirement.

9 of 10 nominees are independent	30% of nominees are women	50% of Board committees are chaired by women	7 of 10 nominees have CEO or CFO experience	5 of 10 nominees have turnaround experience

Director Nominee	Age	Director Since	Principal Occupation	Independent	Committee Assignments
Anthony S. Ackil	45	2020	CEO of Streetlight Ventures, a retail support platform for small business and real estate brokers	✓	(1)
Thomas G. Conforti	61	2019	Former Senior Advisor, Executive Vice President and CFO, Wyndham Worldwide	✓	*FC, AC
Cambria W. Dunaway	57	2014	Chief Marketing Officer, Duolingo	✓	*NGC, CC
G.J. Hart	62	2019	Chief Executive Officer, Torchy's Tacos	✓	CC, FC
Kalen F. Holmes	53	2016	Former Executive Vice President (Human Resources), Starbucks	✓	*CC, NGC
Glenn B. Kaufman	52	2010	Managing Member, D Cubed Group investment firm	✓	FC, NGC
Steven K. Lumpkin	65	2016	Consultant, Former Executive Vice President, CFO and director, Applebee's	✓	*AC, FC
Paul J.B. Murphy III	65	2019	President and Chief Executive Officer, Red Robin
David A. Pace	60	2019	Former Chief Executive Officer, Jamba Juice	✓	(C), CC
Allison Page	35	2020	Co-Founder and President, SevenRooms	✓	NGC

AC	Audit Committee	(C)	Denotes Chair of the Board
CC	Compensation Committee	*	Denotes Chair of the Committee
NGC	Nominating and Governance Committee
FC	Finance Committee

(1)
Mr. Ackil joined the board in March 2020 and has not yet been appointed to a committee.

BOARD LEADERSHIP SKILLS

Experience / Skills	David A. Pace (Chairman)	Paul J.B. Murphy III (CEO)	Anthony S. Ackil	Thomas G. Conforti	Cambria W. Dunaway	G.J. Hart	Kalen F. Holmes	Glenn B. Kaufman	Steven K. Lumpkin	Allison Page
Public C-Suite Experience	✓	✓	☐	✓	☐	✓	☐	☐	✓	☐
Restaurant / Hospitality Executive Leadership	✓	✓	✓	✓	☐	✓	✓	✓	✓	✓
Accounting / Financial Expertise	✓	✓	✓	✓	☐	✓	✓	✓	✓	✓
Business Transformation	✓	✓	☐	✓	☐	✓	✓	☐	☐	☐
Technology Strategy	✓	☐	✓	✓	☐	✓	☐	☐	✓	✓
Marketing / Consumer Insights	✓	✓	☐	✓	✓	✓	☐	✓	✓	✓
M&A Experience	☐	☐	☐	✓	☐	☐	☐	✓	✓	✓
Value Creation	✓	✓	✓	✓	☐	✓	☐	✓	✓	✓
Diversity	☐	☐	☐	☐	✓	☐	✓	☐	☐	✓
Governance / Legal	✓	☐	☐	☐	✓	☐	✓	✓	☐	☐

CORPORATE GOVERNANCE HIGHLIGHTS

  ✓
  Declassified board of directors
  ✓
  Independent chair of the board of directors
  ✓
  All directors are independent other than our CEO
  ✓
  All committee members are independent
  ✓
  Majority voting standard for uncontested director elections
  ✓
  Plurality voting standard for contested director elections
  ✓
  Board members have diverse backgrounds, expertise, and skills
  ✓
  Robust board, committee, and director evaluation process completed annually instead of age or term limits
  ✓
  Board of directors and each committee regularly meet in executive session without members of management
  ✓
  Frequent engagement with institutional investors
  ✓
  Added a finance committee in 2019 to provide guidance on long-range planning, budget and capital allocation, and stockholder engagement
  ✓
  Annual review of our succession plan and talent development plan
  ✓
  Directors receive regular governance updates to stay well-informed and evaluate governance trends
  ✓
  Limits on outside board service for board members
  ✓
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors
  ✓
  Directors regularly engage in in-boardroom and outside director education
  ✓
  Increased focus on environmental stewardship

STOCKHOLDER INTERESTS AND RIGHTS

  ✓
  Ability for stockholders to call special meeting
  ✓
  Input from stockholder outreach incorporated in decision-making process
  ✓
  Prohibition of hedging and pledging of our common stock

STOCKHOLDER ENGAGEMENT

              We believe that strong corporate governance includes engagement with our stockholders and considering their views. This past year, we reached out to or held meetings and discussions with stockholders representing more than 90% of our institutional stockholder base. We greatly value the feedback received from our stockholders, which is promptly shared with the board. This engagement provides valuable insight that informs the work of both management and the board.

RRGB Participants	Types of Engagement	Topics Covered
• Independent Directors • Executive Management	• Stockholders (portfolio managers and corporate governance departments) • Investor conferences • Earnings conference calls • Proxy advisory firms • Prospective stockholders

•

Key value drivers and competitive differentiators

•

Capital structure and capital allocation priorities

•

Key strategic initiatives and opportunities

•

Financial performance and goals

•

Board composition: qualifications, diversity, skills, and leadership structure

•

ESG risks and opportunities

•

Risk management

•

Executive compensation policies and design

•

Shareholder rights plan

COMPANY HIGHLIGHTS

  ✓
  Iconic, niche brand founded in 1969 in Seattle, WA
  ✓
  556 casual dining restaurants in 44 states and Canada
  ✓
  454 company-owned locations (~80% of the portfolio)
  ✓
  The Gourmet Burger Authority™ with burger sales mix of ~66% of entrée sales
  ✓
  One of the largest industry loyalty programs with more than 9 million members
  ✓
  New CEO and independent board focused on creating long-term value for stockholders, Guests, Team Members, and communities

              Over the past year, our board has taken decisive actions to ensure we have the right leadership team and board members in place to position the Company for long-term success. In October 2019, Paul J.B. Murphy III was appointed as President and Chief Executive Officer. Mr. Murphy is a highly accomplished restaurant executive with significant turnaround and brand repositioning experience. During the past six months, the Company has appointed six new highly qualified directors to the board, five of whom are independent—Anthony S. Ackil, Thomas G. Conforti, G.J. Hart, David A. Pace, and Allison Page—along with Mr. Murphy. These individuals possess significant restaurant, consumer, and retail experience relevant to the Company's business, as well as track records of leading successful business transformations to create stockholder value.

              At the same time, the board and management team have remained focused on executing our strategic plan, accelerating Red Robin's turnaround, and transforming the business to drive value for all stockholders. We continue to make progress toward our goals, as demonstrated by 2019 improvements in comparable restaurant revenue, customer satisfaction scores, manager staffing levels, and hourly turnover, among other key metrics.

              During fourth quarter 2019, we delivered our second consecutive quarter of comparable restaurant revenue growth, despite significant discounting practices from the prior-year period. We attribute these positive results to benefits reaped from our focused execution of the early stages of our turnaround plan in 2019, including staffing, operational, and marketing improvements.

SUSTAINABILITY

              Red Robin's strategy is closely tied to the communities in which it operates. Our ability to deliver long-term value for all of our stockholders is loosely connected to the strength and long-term sustainability of each state and the overall economy and environment. This is why our board and management team are focused on collaborating with our communities to further a sustainable future.

Corporate Responsibility: Environmental, Social, and Governance (ESG)

              Red Robin's sustainability practices are focused on environmental stewardship, our Team Members, supply chain integrity, and supplier initiatives. Each year we track our progress, review our performance, and set new targets to achieve our long term goals.

  •
  Increased focus on environmental stewardship. Red Robin (i) switched to energy-efficient LED lighting in all restaurants, (ii) piloted the use of solar panels in select restaurants, (iii) actively manages energy usage, and (iv) expanded its recycling and waste reduction efforts.
  •
  Supply chain integrity. Red Robin has high quality ingredients and food quality and safety standards and seeks suppliers that promote humane farming.
  •
  Supplier initiatives. Red Robin has high quality standards for our suppliers and our growers help maintain the sustainability and integrity of our supply chain. We recognize and celebrate our suppliers for their sustainability progress.

EXECUTIVE COMPENSATION HIGHLIGHTS

  ✓
  Pay for performance-focused executive compensation structure, with a significant portion of pay "at-risk"
  ✓
  Independent compensation committee approves executive compensation structure and performance goals
  ✓
  Independent compensation consultant advises the compensation committee
  ✓
  Double trigger required for cash severance and equity vesting upon change in control (other than certain performance awards)
  ✓
  Meaningful stock ownership guidelines for executives and board members
  ✓
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors
  ✓
  Clawback policy for the return of certain cash and equity executive incentive compensation in the event of a financial restatement
  ✓
  No excessive perks
  ✓
  No incentivizing of short-term results to the detriment of long-term goals and results
  ✓
  Compensation practices are appropriately structured to avoid incentivizing excessive risk taking
  ✓
  No excise tax gross ups for change in control related situations
  ✓
  No repricing of underwater options without stockholder approval
  ✓
  Achievement against targets on the performance-based portion of the 2017-2019 long-term incentive program resulted in minimal award
  ✓
  Only a 33% payout of the annual incentive compensation program based on slightly above threshold achievement of the performance goals

PROXY STATEMENT

              The Board of Directors ("board" or "board of directors") of Red Robin Gourmet Burgers, Inc. ("Red Robin" or the "Company") is providing this proxy statement to stockholders in connection with the solicitation of proxies on its behalf to be voted at the annual meeting of stockholders. The meeting will be held on Thursday, May 21, 2020, beginning at 8:00 a.m. MDT, at Red Robin's Yummm U, located at 10000 East Geddes Avenue, Unit 500, Englewood, Colorado 80112. The proxies may be voted at any time and date to which the annual meeting may be properly adjourned or postponed.

PROPOSAL 1:
ELECTION OF DIRECTORS

HOW OUR DIRECTORS ARE SELECTED, QUALIFIED, AND ELECTED

              Because Company board meetings are rarely conducted in public, it is sometimes difficult for stockholders to assess the strength of a board's decision-making and actions. But that is not the case for Red Robin's directors; their leadership has been made apparent via many actions, including:

  •
  effective management of a CEO succession process—one of the most important and difficult tasks any board faces
  •
  design and oversight of compensation plans that have excellent internal and external pay parity and that align our executives' interests with stockholders
  •
  creation and maintenance of good governance principles and practices, including an independent board chair, that get high scores from leading ESG third parties
  •
  steady refreshment of their own membership—also a difficult practice for many boards

              As of the date of this proxy statement, our board of directors consists of eleven directors, all of whom are independent except our CEO. Therefore, currently, 91% of our board is independent. Following the annual meeting, if all director nominees are elected, all ten continuing directors will be independent, except our CEO.

              On February 6, 2020, we increased the size of our board of directors to ten members and appointed Allison Page to fill the resulting vacancy and on March 26, 2020, we increased the size of our board of directors to eleven members and appointed Anthony S. Ackil to fill the resulting vacancy. As previously announced, Director Stuart I. Oran has decided not to stand for re-election at the 2020 annual meeting. Following Mr. Oran's retirement from the board as of the date of the 2020 annual meeting of stockholders, we expect that the board size will be reduced to ten members. The board may decide at a later time to add one or more directors who possess skills and experience that may be beneficial to our board and the Company. All of our directors are elected on an annual basis for a one-year term.

              The directors elected at this annual meeting will serve in office until our 2021 annual meeting of stockholders or until their successors are duly elected and qualified. Each of our nominees has consented to serve if elected and we expect each of them will be able to serve if elected. If any of our nominees should become unavailable to serve as a director, our board of directors can name a substitute nominee, and the persons named as proxies in the proxy card, or their nominees or substitutes, will vote your shares for such substitute nominee unless an instruction to the contrary is written on your proxy card.

              The board recommends that you vote FOR all of the board's nominees to serve as directors of the Company.

Selecting Nominees for Director

              Our board has delegated to the nominating and governance committee the responsibility for reviewing and recommending nominees for director. The board determines which candidates to nominate or appoint, as appropriate, after considering the recommendation of the committee.

              In evaluating a director candidate, the nominating and governance committee considers the candidate's independence, character, corporate governance skills and abilities, business experience, industry specific experience, training and education, commitment to performing the duties of a director, and other skills, abilities, or attributes that fill specific needs of the board or its committees. While there is no policy for consideration of diversity in identifying director nominees, our board is committed to diversity and the nominating and governance committee considers diversity in business experience, professional expertise, gender, and ethnic background, along with various other factors when evaluating director nominees. The nominating and governance committee will use the same criteria in evaluating candidates suggested by stockholders.

              The nominating and governance committee is authorized under its charter to retain, at our expense, outside search firms and any other professional advisors it deems appropriate to assist in identifying or evaluating potential nominees for director.

Directors and Nominees

              Below, you can find the principal occupation and other information about each of our director nominees standing for election at the annual meeting. Information related to each of our director nominee's key attributes, experience, and skills, as well as their recent public company board service is included with each director's biographical information. Our board is comprised of a highly diverse array of leaders with relevant experience and leadership in each of the key areas of greatest importance to our financial and more general sustainability. Our board has a shorter average tenure and a younger average age than the mean. Our board is also steadily refreshed, has an independent board chair, and has three women among its ten director nominees. In a steadily evolving sector such as ours, these are attributes that are core to our ability to be nimble and take advantage of opportunities as they arise.

Anthony S. Ackil, 45 Director Since: March 2020 Other Board Service: B.Good (2004-present) Project Bread (2018-present) b.good Family Foundation (2014-present)

•

Currently serves as CEO of Streetlight Ventures, a retail platform for small businesses and real estate brokers, having founded the company in 2019.

•

From 2004 to 2018, served as CEO of B.Good, a healthy fast casual brand that grew to over 80 locations under his leadership.

•

Earlier in his career, he worked as a consultant for IBM, focusing on internet strategy and corporate structure, and as a consultant at PricewaterhouseCoopers.

•

Brings to the board of directors more than 15 years of executive experience in the restaurant industry, among other skills and qualifications.

•

Holds a B.A. in government from Harvard University.

•

Based on the foregoing, our board of directors has concluded Mr. Ackil should continue as a member of our board.

Thomas G. Conforti, 61 Director Since: August 2019 Current Committees: ■ Finance (Chair) ■ Audit

•

From 2017 to 2018, served as Senior Advisor to Wyndham Worldwide, where he advised on strategic transactions.

•

From 2009 to 2017, served as Executive Vice President and Chief Financial Officer for Wyndham Worldwide, during which time the company's TSR significantly outperformed the market and where Mr. Conforti had direct responsibility for finance, technology, real estate, and purchasing functions.

•

From 2002 to 2008, served as the Chief Financial Officer for IHOP/Dinequity.

•

Earlier in his career, he held leadership positions at PepsiCo, Inc., KB Home, and The Walt Disney Company, among others.

•

Brings to the board of directors more than 30 years of experience in financial, strategic, and operational roles across multiple industries, including restaurant, retail, consumer, and hospitality, among other skills and qualifications.

•

Based on the foregoing, our board of directors has concluded Mr. Conforti should continue as a member of our board.

Cambria W. Dunaway, 57

Director Since: June 2014
Current Committees:
 ■    Nominating and Governance (Chair)
 ■    Compensation
Other Public Company Board Service:
Planet Fitness Inc. (2017-Present)
Other Board Service:
Go Health (2017-present)
Recent Past Public Company Board Service:
Nordstrom FSB (2014-2017)
Marketo (2015-2016)
Brunswick Corporation (2006-2014)

•

Since 2018, has served as Chief Marketing Officer for Duolingo, a language education platform.

•

Since 2017, has served as a Director of Planet Fitness, during which time the company's TSR has significantly outperformed the market.

•

Previously was a private consultant supporting organizations with strategic initiatives to accelerate growth and innovation, and coached leaders on how to achieve maximum results, impact, and enjoyment.

•

From 2010 to 2014, served as the U.S. President and Global Chief Marketing Officer of KidZania, an international location-based entertainment concept focused on children's role-playing activities.

•

From 2007 to 2010, served as Executive Vice President for Nintendo, with oversight of all sales and marketing activities for the company in the United States, Canada, and Latin America.

•

From 2003 to 2007, was Chief Marketing Officer for Yahoo!

•

Previously at Frito-Lay for 13 years in various leadership roles in sales and marketing, including serving as the company's Chief Customer Officer and as Vice President of Kids and Teens Marketing.

•

Holds a B.S. in business administration from the University of Richmond and an M.B.A. from Harvard Business School.

•

Brings to the board of directors more than 20 years of experience as a senior marketing and general management executive, launching and growing consumer businesses in entertainment, media, consumer electronics, and packaged goods, including experience in marketing strategy, communications, data analytics, loyalty, digital transformation, and governance, among other skills and qualifications.

•

Based on the foregoing, our board of directors has concluded Ms. Dunaway should continue as a member of our board.

G.J. Hart, 62

Director Since: August 2019
Current Committees:
 ■    Compensation
 ■    Finance
Other Board Service:
Make A Wish Foundation (2012-present)
Portillo's (2014-Present)
James Madison University of Business (2005-Present)
The Hart School (2006-Present)
Recent Past Public Company Board Service:
Texas Roadhouse (2004-2011)

•

Since 2018, has served as Chief Executive Officer for Torchy's Tacos, a privately-held fast-casual restaurant concept.

•

From 2011 to 2018, served as Executive Chairman and Chief Executive Officer of California Pizza Kitchen.

•

From 2000 to 2011, served as President of Texas Roadhouse Holdings, LLC, and as Chief Executive Officer and member of the board from 2004 to 2011, during which time the company's TSR outperformed the market and the company increased revenues from $63 million to over $1 billion.

•

Earlier in his career, held leadership positions at TriFoods International, New Zealand Lamb Company, and Shenandoah Valley Poultry, among others.

•

Brings to the board of directors more than 35 years of experience in the food and beverage industry driving growth and innovation, among other skills and qualifications.

•

Based on the foregoing, our board of directors has concluded Mr. Hart should continue as a member of our board.

Kalen F. Holmes, 53

Director Since: August 2016
Current Committees:
 ■    Compensation (Chair)
 ■    Nominating and Governance
Other Public Company Board Service:
Zumiez Inc. (2014-Present)
1Life Healthcare, Inc. (2017-Present)
Other Board Service:
Pacific Northwest Ballet, Advisory Board (2019-Present)

•

Since 2017, has served as a Director of 1Life Healthcare, during which time the company has significantly grown its revenues, members, and launched its Initial Public Offering.

•

From 2009 until retirement in 2013, served as Executive Vice President of Partner Resources (Human Resources) at Starbucks Corporation.

•

From 2003 to 2009, held a variety of leadership roles with human resources responsibilities for Microsoft Corporation.

•

Previously held leadership roles in a variety of industries, including high-tech, energy, pharmaceuticals, and global consumer sales.

•

Holds a B.A. in Psychology from the University of Texas and a M.A. and Ph.D. in Industrial/Organization Psychology from the University of Houston.

•

Brings to the board of directors more than 20 years of experience as a senior human resources executive, experience with management of executive and compensation programs, and management across multiple industries including retail, technology, and consumer products, among other skills and qualifications.

•

Based on the foregoing, our board of directors has concluded Ms. Holmes should continue as a member of our board.

Glenn B. Kaufman, 52

Director Since: August 2010
Current Committees:
 ■    Finance
 ■    Nominating and Governance
Other Board Service:
KEH Holdings, LLC (2012-Present)
Trading Company Holdings LLC
(2014-Present)
KPS Global LLC (2015-Present)

•

Since 2011, has been a Managing Member of the D Cubed Group, a private-market investment firm. At D Cubed, in addition to leading the firm and its investment committee, chairs the boards of KEH Holdings, Trading Company Holdings, and KPS Global.

•

From 2009 to 2010, consulted for boards and senior executives of operating businesses and private investment firms.

•

Previously spent 11 years as a Managing Director at American Securities Capital Partners as a Managing Director; spearheaded the firm's investing in the restaurant, food service and franchising, and healthcare sectors.

•

Previously served as Chairman or a Director of Potbelly Sandwich Works, El Pollo Loco, Press Ganey Associates, Anthony International, and DRL Holdings.

•

Spent four years as an attorney at Cravath, Swaine & Moore and worked in the small business consulting group of Pricewaterhouse.

•

Holds a B.S. in Economics from the Wharton School of Business of the University of Pennsylvania and a law degree from Harvard University.

•

Brings to the board of directors valuable strategic, finance, budgeting, and executive leadership experience, as well as an extensive understanding of restaurant operations, direct/omni-channel marketing, and franchising, among other skills and qualifications.

•

Has approximately 20 years of experience as an active, engaged, private market investor and extensive restaurant, food service, franchising, healthcare, and retail expertise, as well as legal and business consulting expertise.

•

Based on the foregoing, our board of directors has concluded Mr. Kaufman should continue as a member of our board.

Steven K. Lumpkin, 65

Director Since: August 2016
Current Committees:
 ■    Audit (Chair)
 ■    Finance
Other Board Service:
Hodgdon Powder Company (2015-Present)
Trading Company Holdings, LLC (2015-Present)
Trabon Companies (2013-Present)
Fiorella Jack's Stack Restaurant Group (2009-Present)
Recent Past Public Company Board Service:
Applebee's International, Inc. (2004-2007)

•

Currently serves as Principal of Rolling Hills Capital Partners, a consulting firm.

•

From 1995 until retirement in 2007, served in various executive positions at Applebee's International, Inc., including as Chief Financial Officer and Treasurer from 2002 to 2007, during which time the company's TSR outperformed the market, and Director from 2004 to 2007.

•

Previously served as Executive Vice President and Director at Kimberly Quality Care, Inc.

•

Holds a B.S. in Accounting from the University of Missouri—Columbia and is a CPA.

•

Brings to the board of directors more than 30 years of experience in the management consulting, health care, and restaurant industries, among other skills and qualifications.

•

Has extensive M&A and management experience for franchise operations and an accounting and finance background.

•

Based on the foregoing, our board of directors has concluded Mr. Lumpkin should continue as a member of our board.

Paul J.B. Murphy III, 65 Director Since: October 2019 Recent Past Public Company Board Service: Noodles & Company (2017-2019) Del Taco Restaurants, Inc. (2014-2017)

•

Since October 2019, has served as our President, Chief Executive Officer, and Director.

•

From 2017 to 2019, served as Executive Chairman of Noodles & Company where he was responsible for 459 restaurants across 29 states and led a business turnaround that delivered 4 consecutive quarters of positive comparable restaurant sales growth on revenues of $457 million.

•

From 2009 to 2017, served as CEO and a member of the board of directors of Del Taco Restaurants, Inc., where he was responsible for 543 company-operated and franchised restaurants with revenues of $470 million and led a successful brand repositioning that resulted in 17 consecutive quarters of company-operated comparable restaurant sales growth and 11 consecutive quarters of system-wide comparable restaurant sales growth.

•

From 1996 to 2008, held various roles with Einstein Noah Restaurant Group, Inc.; joined as Senior Vice President, Operations and was promoted to Executive Vice President, Operations in 1998, and to Chief Operating Officer in 2002. In 2003, he was appointed President and CEO and a member of the board of directors.

•

Has significant experience in both operational and executive leadership in the restaurant industry, including leading companies through successful business transformations.

•

Brings to the board of directors over 20 years of experience in operational and executive leadership in the restaurant industry, including leading companies through successful business transformations, among other skills and qualifications.

•

Based on the foregoing, our board of directors has concluded Mr. Murphy should continue as a member of our board.

David A. Pace, 60

Director Since: August 2019 (Board Chair since November 2019)
Current Committee:
 ■    Compensation
Other Board Service:
Dallas Stars Ownership Advisory Board (2017-Present)
Recent Past Public Company Board Service:
Jamba Juice (2012-2018)

•

From 2012 to 2018, served as Director of Jamba Juice and as CEO from 2016 to 2018, during which the company delivered 8 consecutive quarters of comparable store sales growth that exceeded the industry benchmark, exited non-core and underperforming business units and successfully merged with Focus Brands.

•

From 2014 to 2016, served as President of Carrabba's Italian Grill, and as Executive Vice President and Chief Resource Officer of Bloomin' Brands from 2010 to 2014.

•

Previously held executive positions with Starbucks Coffee Company, PepsiCo, and Yum! Brands, Inc.

•

Brings to the board of directors more than 30 years of leadership and turnaround experience in a range of industries including food and beverage retail, consumer products, entertainment, and ecommerce, among other skills and qualifications.

•

Based on the foregoing, our board of directors has concluded Mr. Pace should continue as a member of our board.

Allison Page, 35

Director Since: February 2020
Current Committee:
■    Nominating and Governance
Other Board Service:
SevenRooms, Inc.
Pillsbury Institute of Hospitality
Entrepreneurship at Cornell University

•

Co-Founder and President of SevenRooms, a data-driven operations, marketing, and guest engagement platform that empowers hospitality operators to maximize revenue, build brand loyalty, and enable personalized experiences across the guest journey.

•

Since SevenRooms' founding in 2011, has been responsible for driving product innovation, defining the company's product roadmap, vision and strategic positioning, growing the company to over 150 employees across 4 global offices and scaling the platform to over 250 cities worldwide.

•

From 2009 to 2011, served as an Associate at Hodes Weill & Associates, and was a founding member of the independent real estate and advisory business.

•

Began career in investment banking at Credit Suisse.

•

Holds a B.S. in Finance and Real Estate from The Wharton School, University of Pennsylvania.

•

Brings to the board of directors more than 10 years of leadership experience as an entrepreneur in the hospitality industry and in launching, building, and commercializing high-growth technology platforms at scale across global restaurant, hotel, and entertainment brands, among other skills and qualifications.

•

Brings extensive knowledge in the areas of technology, guest experience, guest engagement, CRM, marketing, loyalty, data analytics, and consumer trends; was named one of Hospitality Technology's 2019 "Top Women in Restaurant Technology."

•

Based on the foregoing, our board of directors has concluded Ms. Page should continue as a member of our board.

Vote Required

              Proposal No. 1 requires the approval of a majority of the votes cast for each director. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of the vote.

Board Recommendation

              OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE AND BOARD MATTERS

GOVERNANCE PRINCIPLES

              The board of directors has created and oversees corporate governance guidelines which can be viewed on our website at www.redrobin.com. These guidelines include:

Executive Development and Management Succession

              Under the Company's corporate governance guidelines, the board maintains a policy and plan for the development and succession of the CEO and senior management that includes:

  •
  criteria that reflect the Company's ongoing business strategies;
  •
  identification and development of potential internal candidates;
  •
  formal assessment processes to evaluate such potential internal candidates and their development; and
  •
  an emergency succession component to address the unforeseen loss of the CEO or other key executives.

              The nominating and governance committee:

  •
  works closely with the board and management to ensure development and succession are anticipated, planned for, and addressed in a timely manner;
  •
  works closely with our CEO and each of the other executive officers conduct annual succession planning activities;

  o
  this process includes annual performance reviews, evaluations, and development plans of the CEO and executive officers, who also conduct evaluations and development of their direct reports; and

  •
  at least annually, and when otherwise necessary, reviews, makes recommendations for, and reports to the board on programs that have been implemented by management for executive and leadership team development and succession planning.

              Mr. Murphy regularly meets with the full board on his performance, and the CEO's annual performance evaluation is conducted under the oversight of the compensation committee. Our CEO conducts annual and interim performance and development evaluations of the other senior executives and reviews these evaluations with the compensation committee or full board.

Stockholder Communication with our Board

              The board and management believe the Company's relationships with our stockholders and other stakeholders are an important part of our corporate governance responsibility and recognize the value of continuing communications. In 2019, we reached out to engage with all of our top 20 stockholders, representing over 90% of our outstanding shares.

              This approach has resulted in our receiving important input and perspectives that have informed our decision making and resulted in the addition of new independent directors. Throughout the year, we proactively engage with our stockholders directly, through individual meetings, attendance at investor conferences, issuance of press releases, and quarterly conference calls, as well as other stockholder communications. We discuss topics of importance to both our Company and stockholders, including value creation, strategy and performance, board refreshment and leadership changes, capital structure and allocation, and governance matters.

              The board values stockholder communication and provides many means for it to occur, including attending the annual meeting, voting, engaging, and writing, by sending a letter to the director, the board of directors, or the committee addressed to: Board of Directors, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, CO 80111, or by sending an e-mail to the board's dedicated email address: Board@redrobin.com. Our finance committee and full board is involved in overseeing stockholder engagement.

              With respect to issues arising under the Company's Code of Ethics, you may also communicate directly with the chair of the audit committee, director of internal audit, or the compliance officer in the manner provided in the Company's Problem Resolution and Whistleblower Policy and Reporting Procedures. Both the Code of Ethics and the Problem Resolution and Whistleblower Policy and Reporting Procedures may be found on the corporate governance section of the investor relations tab of our website at: www.redrobin.com.

 Red Robin follows the Investor Stewardship Group's (ISG)
Corporate Governance Framework for U.S. Listed Companies

ISG Principle	Red Robin Practice

Principle 1: Boards are accountable to stockholders.

•

Declassified board structure with all directors standing for election annually

•

Majority voting in uncontested director elections, plurality voting in contested elections, and directors not receiving majority support must tender their resignation for consideration by the board

Principle 2: Stockholders should be entitled to voting rights in proportion to their economic interest.	• No dual class structure; each stockholder gets one vote per share

Principle 3: Boards should be responsive to stockholders and be proactive in order to understand their perspectives.

•

Management and board members engaged directly with investors owning approximately 70% of shares outstanding in 2019

•

Engagement topics included value creation, Company strategy and performance, board refreshment and leadership changes, capital structure and allocation, compensation philosophy and goal setting, and governance

Principle 4: Boards should have a strong, independent leadership structure.

•

Strong independent board chair

•

Board considers appropriateness of its leadership structure at least annually

•

Strong independent committee chairs

•

Proxy discloses why board believes current leadership structure is appropriate

Principle 5: Boards should adopt structures and practices that enhance their effectiveness.

•

Board members have diverse backgrounds, expertise, and skills

•

Currently, 91% of board members are independent

•

Robust board annual evaluation process and regular board education instead of arbitrary age or term limits

•

Active board refreshment plan; five new independent board members through refreshment in last year

•

Directors attended over 75% of combined total board and applicable committee meetings in 2019, and all directors attended the 2019 annual meeting

•

Limits on outside board service for board members

•

Independent directors meet regularly in board and committee executive session without members of management present

•

Annual review of succession plan and talent development plan

•

Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors

Principle 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company.

•

Executive compensation program received approximately 90.7% stockholder support in 2019

•

Compensation committee annually reviews and approves incentive program design, goals and objectives for alignment with compensation and business strategies

•

Annual and long-term incentive programs are designed to reward financial and operational performance that furthers short- and long-term strategic objectives

Board Leadership Structure

              The board recognizes one of its key responsibilities is to evaluate and determine the optimal leadership structure to provide independent oversight of management. Accordingly, at this time, we believe it is appropriate for our board to maintain the separation of the roles of board chair and chief executive officer. David Pace currently serves as chair of the board because of his significant leadership experience, especially in the food and beverage retail industry, among other reasons.

              The separation of the roles of board chair and chief executive officer allows our chief executive officer to focus on managing the Company's business and operations, and allows Mr. Pace to focus on board matters, which we believe is especially important in light of the high level of regulation and scrutiny of public company boards. Further, we believe the separation of these roles ensures the independence of the board in its oversight role of evaluating and assessing the chief executive officer and management generally.

              In 2019, our prior board chair, Ms. Moore, was appointed as our interim president and chief executive officer. She temporarily served in that position until the board appointed Mr. Murphy as president and chief executive officer. Mr. Pace succeeded Ms. Moore as chair of the board in November 2019. Ms. Moore retired from the board in December 2019.

Board Role in Risk Oversight

              Our executive officers have the primary responsibility for enterprise risk management within our Company. Our board actively oversees the Company's risk management and regularly engages in discussions of the most significant risks the Company faces and how these risks are being managed. The board receives regular reports on enterprise risk areas from senior officers of the Company, including the areas of food safety and data security. The board delegates certain risk oversight functions to the audit committee. Under its charter, the audit committee is responsible for oversight of the enterprise risk assessment and management process framework and ensures the board or a designated committee is monitoring the identification, assessment, and mitigation of all significant enterprise risks. The audit committee oversees policies and guidelines that govern the process by which major financial and accounting risk assessment and management may be undertaken by the Company. The audit committee also oversees our corporate compliance programs and the internal audit function. In addition, the other board committees receive reports and evaluate risks related to their areas of focus. The committees regularly report to the full board on the assessment and management of these risks. The board believes the work undertaken by the audit committee, together with the work of the other committees, the full board, and the senior officers of the Company, enables the board to effectively oversee the Company's risk management.

Selection of Nominees for the Board

              A key role of the board is to ensure that it has the skills, expertise, and attributes needed in light of the Company's strategy, challenges, and opportunities. The board believes that there are skill sets, qualities, and attributes that should be represented on the board as a whole but do not necessarily need to be possessed by each director. The nominating and governance committee thus considers the qualifications and attributes of incumbent directors and director candidates both individually and in the aggregate in light of the current and future needs of the Company. The nominating and governance committee assists the board in identifying and evaluating persons for nomination or renomination for board service or to fill a vacancy on the board. The nominating and governance committee's evaluation process does not vary based on whether a candidate is recommended by a stockholder, a board member, a member of management, or self-nomination. Once a person is identified as a potential director candidate, the committee may review publicly available information to assess whether the candidate should be further considered. If so, a nominating and governance committee member or designated representative for the nominating and governance committee will contact the person. If the person is willing to be considered for nomination, the person is asked to provide additional information regarding his or her background; his or her specific skills, experience and qualifications for board service; and any direct or indirect relationships with the Company. In addition, one or more interviews may be conducted with nominating and governance committee and board members, and nominating and governance committee members may contact one or more references provided by the candidate or others who would have first-hand knowledge of the candidate's qualifications and attributes.

  •
  In evaluating the qualifications and attributes of each potential candidate (including incumbent directors) for nomination or re-nomination or appointment to fill a vacancy, the committee considers:

  o
  the candidate's qualifications, consisting of his/her knowledge (including relevant industry knowledge), understanding of the Company's businesses and the environment within which the Company operates, experience, skills, substantive areas of expertise, financial literacy, innovative thinking, business judgment, achievements, and other factors required to be considered under applicable laws, rules, or regulations;
  o
  the candidate's attributes, comprising independence, personal and professional integrity, character, reputation, ability to represent the interests of all stockholders, time availability in light of other commitments, dedication, absence of conflicts of interest, diversity, appreciation of multiple cultures, commitment to deal responsibly with environmental and social issues and stakeholder concerns, and other factors that the committee considers appropriate in the context of the needs of the board;
  o
  familiarity with and respect for corporate governance requirements and practices;
  o
  with respect to incumbent directors, the evaluation of the individual director, his or her current qualifications, and his or her contributions to the board;
  o
  the current composition of the board and its committees; and
  o
  intangible qualities of the candidate, including the ability to ask difficult questions and, simultaneously, to work constructively with members of the board, as well as to work effectively with management.

              The board considers the recommendations of the nominating and governance committee and then makes the final decision whether to renominate incumbent directors and whether to approve and extend an invitation to a candidate to join the board upon appointment or election, subject to any approvals required by law, rule or regulation.

The Board's Role in Management Succession Planning

              The board, led by its nominating and governance committee, is actively engaged in succession planning and talent development, with a focus on the CEO and senior management of the Company. The board and the nominating and governance committee consider talent development programs and succession candidates through the lens of Company strategy and anticipated future opportunities and challenges. At its meetings throughout the year, the nominating and governance committee reviews progress of talent development and succession programs and discusses internal and external succession candidates, including their capabilities, accomplishments, goals, and development plans. The full board also reviews and discusses talent strategy and evaluations of potential succession candidates. In addition, potential leaders are given frequent exposure to the board, which enables the board to select successors for the senior executive positions when appropriate.

Board Membership and Director Independence

              Our board of directors has determined that each of our directors, except our CEO, Mr. Murphy, qualifies as an independent director under the rules promulgated by the SEC and The Nasdaq Stock Market® ("Nasdaq") listing standards. Therefore, 91% of our current directors are independent. Pursuant to these rules and standards, only independent directors may serve on the board's audit committee, compensation committee, and nominating and governance committee. All members of all board committees are independent in accordance with SEC rules and Nasdaq listing standards. There are no family relationships among any of our executive officers, directors, or nominees for directors.

              Our board is committed to diversity and includes three women and directors with a diverse set of backgrounds, experience, and skills, including.

✓ Executive leadership ✓ Business transformation ✓ Technology strategy ✓ Marketing and consumer insights ✓ Governance	✓ Accounting ✓ Talent and organizational development ✓ Finance, investor relations, strategic transactions, and M&A ✓ Restaurant executive leadership ✓ Value creation

Director Attendance

              The board of directors held eighteen meetings in 2019, including four in-person meetings. Each of our current directors who served in 2019 attended at least 75% of the aggregate total of meetings of the board of directors and committees during their period of service in 2019. The non-management directors of the Company meet at least quarterly throughout the year and as necessary or appropriate in executive sessions at which members of management are not present.

              The board of directors strongly encourages each of the directors to attend the annual meeting of stockholders. All of our directors serving at the time attended our 2019 annual meeting.

Committees of the Board

              Our board of directors currently has four standing committees: an audit committee, a compensation committee, a finance committee, and a nominating and governance committee. We added the finance committee in 2019 to provide guidance on long-range planning, budget and capital allocation, and extraordinary stockholder engagement, among other matters. Each standing committee generally meets at least once each quarter. In addition, other regular and special meetings are scheduled as necessary and appropriate depending on the responsibilities of the particular committee. Each committee regularly meets in executive session without management present. Each board committee operates pursuant to a written charter. The charter for each committee is available on the corporate governance section of the investor relations tab of our website at www.redrobin.com. Committee charters are reviewed at least annually by the respective committee to revise and update its duties and responsibilities as necessary.

Name of Committee and Principal Functions	Current Members and Number of Meetings in 2019

Audit Committee	Committee Members:

•

Oversees our financial reporting activities, including our annual report and the accounting standards and principles followed.

•

Reviews earnings releases and annual and quarterly reports, including use of any non-GAAP disclosures.

•

Oversees the disclosure process, including understanding and monitoring of the Company's disclosure committee.

•

Selects and retains the independent auditor.

•

Participates in the process to rotate and select the lead audit partner at least every five years.

•

Reviews scope and results of audit to be conducted by the independent auditor.

•

Evaluates performance and monitors independence, commitment to objectivity, and skepticism of selected independent auditor.

•

Approves the budget for fees to be paid to the independent auditor for audit services and non-audit services; evaluates fees for reasonableness and fairness based on benchmarking.

•

Oversees the Company's internal audit function, scope and plan, and the Company's disclosure and internal controls.

•

Oversees the Company's ethical and regulatory compliance.

•

Provides oversight of the Company's enterprise risk management.

•

Regularly meets with independent auditor in executive session.

•

Participates in the evaluation of independent auditor and lead audit partner.

Steven K. Lumpkin

Thomas G. Conforti

Stuart I. Oran

Chairperson

Determined by the board to be an audit committee financial expert as defined under SEC rules

Number of Meetings in 2019:

The audit committee held eight meetings in 2019, of which two were in-person meetings.

Name of Committee and Principal Functions	Current Members and Number of Meetings in 2019

Compensation Committee	Committee Members:

•

Develops and performs an annual performance evaluation of our chief executive officer.

•

Approves salary, short-term, and long-term incentive compensation programs for the CEO and all executive officers.

•

Reviews and adopts employee benefit plans.

•

Reviews and approves compensation for directors.

•

May engage, at our expense, compensation consulting firms or other professional advisors to assist in discharging its responsibilities, as necessary.

Kalen F. Holmes Cambria W. Dunaway G.J. Hart David A. Pace Chairperson Number of Meetings in 2019: The compensation committee held six meetings in 2019, of which two were in-person meetings.

Nominating and Governance Committee	Committee Members:

•

Identifies, evaluates, and recommends to the board of directors, candidates for appointment or election to the board and their independence.

•

Determines whether to recommend to the board to include the nomination of incumbent directors in the proxy statement.

•

Considers candidates to fill any vacancies that may occur.

•

At least once a year, considers whether the number of directors and skill sets is appropriate for the Company's needs and recommends to the board any changes in the composition of the board.

•

Evaluates and recommends to the board committee structure and membership.

•

Develops and oversees the Company's corporate governance policies.

•

Oversees the Company's litigation and insurance coverage.

•

Oversees the process to assess the performance of the board and its committees.

Cambria W. Dunaway

Kalen F. Holmes

Glenn B. Kaufman

Stuart I. Oran

Allison Page

Chairperson

Number of Meetings in 2019:

The nominating and governance committee held six meetings in 2019, of which three were in-person meetings.

Name of Committee and Principal Functions	Current Members and Number of Meetings in 2019

Finance Committee	Committee Members:

•

Participates in and provides guidance to the board of directors and management on:

o

material acquisitions and dispositions;

o

long range planning;

o

annual budget;

o

capital allocation (including share repurchase programs and 10b5-1 plan);

o

adjustments to capital structure; and

o

extraordinary stockholder engagement.

Thomas G. Conforti G.J. Hart Glenn B. Kaufman Steven K. Lumpkin Chairperson Number of Meetings in 2019: The finance committee held five meetings in 2019, of which one was an in-person meeting.

Limits on Outside Board Service

              As provided in our corporate governance guidelines, without specific approval from our board, no director of the Company may serve on more than four public company boards (including the Company's board) and no member of the audit committee may serve on more than three public company audit committees (including the Company's audit committee). Any audit committee member's service on more than three public company audit committees will be subject to the board's determination that the member is able to effectively serve on the Company's audit committee.

Stockholder Submission of Director Nominees

              A stockholder may submit the name of a director candidate for consideration by the nominating and governance committee by writing to: Nominating and Governance Committee of the Board of Directors, Red Robin Gourmet Burgers, Inc., 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, CO 80111.

              The stockholder must submit the following information in support of the candidate: (a) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such stockholder's notice by, or on behalf of, such stockholder and such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Company, and (iv) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company's voting shares to elect such nominee or nominees.

Certain Relationships and Related Transactions

              For 2019, we had no material related party transactions which were required to be disclosed in accordance with SEC regulations.

              The board of directors recognizes transactions between the Company and certain related persons present a heightened risk of conflicts of interest. To ensure the Company acts in the best interest of our stockholders, the board has delegated the review and approval of related party transactions to the audit committee. Pursuant to our Code of Ethics and the audit committee charter, any related party transaction required to be disclosed in accordance with applicable SEC regulations must be reviewed and approved by the audit committee. In reviewing a proposed transaction, the audit committee must:

  •
  satisfy itself that it has been fully informed as to the related party's relationship and interest, and as to the material facts of the proposed transaction; and
  •
  consider all the relevant facts and circumstances available to the committee.

              After its review, the audit committee will only approve or ratify transactions that are fair to the Company and not inconsistent with the best interests of the Company and our stockholders.

Compensation Committee Interlocks and Insider Participation

              During the last completed fiscal year, Cambria W. Dunaway, G.J. Hart, Kalen F. Holmes, Glenn  B. Kaufman, Aylwin B. Lewis, and David A. Pace each served as members of the Company's compensation committee for all or a portion of such period. None of the members of the compensation committee is, or at any time has been, an officer or employee of the Company. None of our current executive officers serves as a director of another entity that has an executive officer who serves on our board.

DIRECTOR COMPENSATION

              The compensation program for our directors is set forth in the table below. The director compensation program is evaluated annually by the compensation committee's independent consultant to assess the program's alignment with the market. As a result of the analysis, no changes to the compensation program were made in 2019.

Annual Retainer	Each non-employee director of the Company receives an annual cash retainer of $70,000, payable in substantially equal quarterly installments. In addition, the chair of the board and each board committee chair receive annual retainers in substantially equal quarterly installments:
	Chair of the board	$85,000
	Chair of audit committee	$15,000
	Chair of compensation committee	$12,500
	Chair of nominating and governance committee	$7,500
	Chair of the finance committee	$10,000

	In light of the impact of COVID-19 on the global business environment and on the Company's stock price, the compensation committee decided to take certain additional actions with respect to the board of directors 2020 compensation in order to meaningfully reduce costs. In March 2020, the Company temporarily reduced the annual cash retainer and committee chair fees by 20%.

Equity Awards	Each non-employee director receives an annual grant of restricted stock units with a grant date value of approximately $110,000 and a vesting term of one year or the date of the next annual meeting of stockholders, whichever is earlier. The vesting term is consistent with the Company's declassification of its board of directors with annual elections for one-year terms (until the next annual meeting) in accordance with governance best practices.

2019 Director Compensation

              The following table sets forth a summary of the compensation earned by our non-employee directors in fiscal 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Current Directors*
Thomas G. Conforti(3)	51,829	91,642	-	143,471
Cambria W. Dunaway	77,500	109,995	-	187,495
G.J. Hart(3)	47,274	91,667	-	138,941
Kalen F. Holmes	82,500	109,995	-	192,495
Glenn B. Kaufman	70,000	109,995	-	179,995
Steven K. Lumpkin	85,000	109,995	-	194,995
Stuart I. Oran	70,000	109,995	-	179,995
David A. Pace(3)	83,113	91,642		174,755
Former Directors
Pattye L. Moore(4)	24,544	109,994	-	134,538
Aylwin B. Lewis(5)	41,250	109,995	-	151,245

*
Does not include Directors Allison Page and Anthony Ackil who were appointed in 2020 and therefore did not receive any compensation for 2019.
(1)
Each director was awarded 3,562 restricted stock units in May 2019. The fair value of such restricted stock units was computed in accordance with the guidance for accounting for stock compensation at $30.88 per share for all directors. All such restricted stock units are subject to vesting in full one year from the date of grant, or the date of the next annual meeting of stockholders, whichever is earlier.
(2)
The aggregate amount of all other compensation paid to each director in fiscal year 2019 did not exceed $2,500 per director.
(3)
Messrs. Conforti, Hart, and Pace joined the board in August 2019.
(4)
Ms. Moore served as the Company's interim chief executive officer commencing April 3, 2019 through October 3, 2019. Ms. Moore did not receive any compensation as a director during her tenure as interim president and chief executive officer, other than continued vesting in her restricted stock units granted in May 2018.
(5)
Mr. Lewis retired and concluded his board service on November 1, 2019.

              As of the end of the fiscal year 2019, the aggregate number of options and restricted stock units outstanding for each non-employee director is set forth below. Options are considered outstanding until exercised and restricted stock units are considered outstanding until vested and paid.

Director	Options	Restricted Stock Units
Thomas G. Conforti	-	2,788
Cambria W. Dunaway	5,000	3,562
G.J. Hart	-	2,811
Kalen F. Holmes	5,000	3,562
Glenn B. Kaufman	-	3,562
Steven K. Lumpkin	5,000	3,562
Stuart I. Oran	5,000	3,562
David A. Pace	-	2,788
Former Directors
Pattye L. Moore	-	3,373
Aylwin B. Lewis	3,542	-

Board Meetings in 2019

              In 2019, there were six regular meetings and twelve special meetings of the board. All directors who served on the board in 2019 attended at least 75% of the combined total number of meetings of the board and board committees on which they served during the year.

Board Attendance at Annual Meetings

              All of the Company's incumbent directors who served on the board at the time of the 2019 annual meeting attended the 2019 annual meeting. The Company encourages all directors to attend each year's annual meeting.

Board Evaluations

              The board conducts annual evaluations to determine whether it and its committees are functioning effectively. As part of the evaluation process, each member of the audit, compensation, nominating and governance, and finance committees annually evaluates the performance of each committee on which he or she serves. Each director up for reelection also evaluates his or her own performance. The directors also periodically complete peer evaluations of the other directors. The evaluation process is overseen by the nominating and governance committee, in consultation with the board chair.

Director Stock Ownership Guidelines

              The compensation committee has stock ownership guidelines in place for non-employee directors which require non-employee directors to own Company securities with a cumulative cost basis of at least five times the director's annual retainer. Based on the current annual retainer for non-employee directors, that dollar amount is $350,000. The value of the director's holdings is based on the cumulative cost basis of securities held, which is calculated using the price of the Company's common stock at the date of acquisition. All forms of equity owned of record or beneficially, including vested in-the-money options, are credited toward the guidelines. New non-employee directors have five years from the time the director joins the board to reach the minimum ownership threshold. Non-employee directors may not sell, transfer, or otherwise dispose of common stock that would decrease such director's cumulative cost basis below the ownership guideline amount. All of our directors are currently in compliance with the guidelines. In addition, a majority of directors have not sold any of their awarded shares and a majority of directors have purchased shares of Company stock.

Indemnification of Directors

              The Company has entered into agreements to indemnify its directors, executive officers, and certain other key employees. Under these agreements, the Company is obligated to indemnify its directors and officers to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys' fees, judgments, fines, and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or officer. The Company believes these agreements are necessary in attracting and retaining qualified directors and officers.

 COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

NAMED EXECUTIVE OFFICERS

              In this Compensation Discussion and Analysis, we provide an analysis and explanation of our executive compensation program and the compensation derived from this program by our executive officers, including our "named executive officers." For 2019, our named executive officers were:

  •
  Paul J.B. Murphy III, President and Chief Executive Officer
  •
  Lynn S. Schweinfurth, Executive Vice President and Chief Financial Officer
  •
  Jonathan A. Muhtar, Executive Vice President and Chief Concept Officer
  •
  Michael L. Kaplan, Executive Vice President and Chief Legal Officer
  •
  Dean Cookson, Senior Vice President and Chief Information Officer

              Former officers included as Named Executive Officer for 2019 as required by SEC rules are:

  •
  Denny Marie Post, Former President and Chief Executive Officer(1)
  •
  Pattye L. Moore, Former Interim President and Chief Executive Officer(2)
  •
  Guy J. Constant, Former Executive Vice President and Chief Operating Officer(3)

(1)
Ms. Post retired as President and Chief Executive Officer of the Company effective as of April 3, 2019.

(2)
Ms. Moore served as Interim President and Chief Executive Officer of the Company from April 3, 2019 until October 3, 2019.

(3)
Mr. Constant served as our Executive Vice President and Chief Financial Officer during fiscal year 2018 and during fiscal year 2019 until January 28, 2019, at which time Mr. Constant transitioned to the role of our Executive Vice President and Chief Operating Officer until his termination on January 7, 2020.

BUSINESS PERFORMANCE

              Over 2019, we achieved Adjusted EBITDA of $101 million, off-premises sales of almost $160 million, overall guest satisfaction of 67.7%, and 17.52% of cash return on invested capital (CROIC).

              Our board and management team have remained focused on executing our strategic plan, accelerating Red Robin's turnaround, and transforming the business to drive value for all stockholders. We continue to make progress toward our goals, as demonstrated by 2019 improvements in comparable restaurant revenue, customer satisfaction scores, manager staffing levels and hourly turnover, among other key metrics.

              During fourth quarter 2019, we delivered our second consecutive quarter of comparable restaurant revenue growth, despite significant discounting practices carried over from the prior-year. We attribute these positive results to benefits reaped from our focused execution of the early stages of our turnaround plan in 2019, including staffing, operational, and marketing improvements.

2019 COMPENSATION OUTCOMES

              Our incentive programs demonstrate our commitment to a pay for performance compensation philosophy. The Company's 2019 performance impacted the named executive officer's compensation as follows:

  ✓
  Only 33% payout of the annual incentive program based on slightly above threshold achievement of the performance goals.
  ✓
  Minimal payout of the 2017-2019 long-term incentive program based on below target achievement of the performance goals. In addition, the second tranche of the 2018-2020 performance-based awards and first tranche of the 2019-2020 performance-based awards earned a minimal level of payout that does not vest until the end of the applicable three-year cycle.

              See "Compensation Discussion and Analysis—Key Components of our Executive Compensation Program—Incentive-Based Compensation" for further information on the annual corporate incentive and long-term incentive program.

2020 COMPENSATION CHANGES

              As informed by the addition of two new Independent Directors to the compensation committee in November 2019, the Company made multiple positive changes to its compensation program beginning in 2020:

  ✓
  The annual incentive plan for 2020 will include performance targets related to strategic initiatives in addition to the Adjusted EBITDA goal.
  ✓
  The long-term incentive program will consist of 50% weighted in PSUs, 25% weighted in non-qualified stock options, and 25% weighted in RSUs for the named executive officers, which further increases the portion of executive compensation "at risk".
  ✓
  The long-term incentive program was revised to include the setting of a pre-established performance target for a multi-year performance period, instead of setting targets annually for each year of that period. In addition, the target for the two remaining tranches of the 2019 PSU award has been set to align with the achievement of Adjusted EBITDA for 2020 and 2021.

              In light of the impact of COVID-19 on the global business environment and on the Company's stock price, the compensation committee decided to take certain additional actions with respect to the 2020 compensation program in order to meaningfully reduce costs and to select a metric for the PSU awards that was most appropriate given the uncertainty and challenges in projecting other metrics at this time.

  ✓
  Base salaries of our named executive officers have been temporarily reduced by 20% effective March 30, 2020.
  ✓
  The compensation committee has selected a relative total shareholder return (TSR) metric to be measured over a multi-year performance period through 2022 for PSU awards.
  ✓
  Given the accelerated depletion of the remaining share reserve under the 2017 Plan as a result of the decline in the Company's stock price and the preference for utilizing equity compensation over cash to further align our executives with stockholders, the Company is asking stockholders to approve a proposed increase in shares under the 2017 Plan (see Proposal 4—Approval of the Amendment to the 2017 Performance Incentive Plan).

 BUSINESS UPDATES

OUR COMPANY

              Red Robin Gourmet Burgers, Inc., together with its subsidiaries, primarily operates, franchises, and develops full-service restaurants in North America and is famous for serving more than two dozen craveable, high-quality burgers with Bottomless Steak Fries® in a fun environment welcoming to Guests of all ages.

              As of December 29, 2019, we owned and operated 454 restaurants (and another 102 were owned and operated by franchisees); these restaurants stretch across 44 states and one Canadian province. On that date, we had 24,586 employees, of whom 24,228 were Team Members at company-owned restaurants.

Red Robin at a Glance

  •
  Iconic, niche brand founded in 1969 in Seattle, WA
  •
  Revenues of $1.3 billion TTM ending Q3 2019
  •
  556 casual dining restaurants in 44 states and Canada
  •
  454 company-owned locations or over 80% of portfolio
  •
  The Gourmet Burger AuthorityTM with burger sales mix of ~ 66% of entrée sales
  •
  One of the largest industry loyalty programs with more than 9 million members

Significant Brand Affinity and Value Proposition

  •
  2019 Top 5 casual dining brand for:
  o
  Intent to Return
  o
  Treats me Like a Valued Customer
  o
  Quality of Loyalty Program Points / Rewards

  •
  2019 NRN consumer pick for:
  o
  Best Full Service Burger
  o
  Best Full Service French Fries

2019 LEADERSHIP APPOINTMENTS

              Over the past year, our board has taken decisive actions to ensure we have the right leadership team and board members in place to position the Company for long-term success.

  •
  Paul J.B. Murphy III appointed as President, Chief Executive Officer, and Director, a highly accomplished restaurant executive with significant turnaround and brand repositioning experience, including at Noodles & Company, Del Taco Restaurants, Inc., and Einstein Noah Restaurant Group, Inc.
  •
  Lynn S. Schweinfurth appointed as Executive Vice President and Chief Financial Officer, an experienced CFO with over two decades in the restaurant industry, who is responsible for leading all financial disciplines including accounting, strategic and financial planning, operations analysis, treasury and investor relations, real estate and facilities, and overseeing the supply chain function.
  •
  Thomas G. Conforti, G.J. Hart, and David A. Pace, named as new Independent Directors in 2019, highly experienced and seasoned industry veterans with turnaround experience.

  •
  Allison Page, named as a new Independent Director in 2020, bringing deep and current expertise in technology implementation, marketing, guest engagement, guest experience, consumer trends, and modernizing the restaurant industry.
  •
  Anthony S. Ackil, named as a new Independent Director in 2020, bringing additional deep restaurant industry experience.
  •
  Two new Independent Directors were added to the compensation committee.
  •
  The newly constituted compensation committee made improvements to the Company's 2020 Compensation program—See "Compensation Discussion and Analysis—2020 Compensation Changes" for a summary of changes made to our compensation program beginning in 2020.

              These individuals possess significant restaurant, consumer, and retail experience relevant to the Company's business, as well as track records of leading successful business transformations to create stockholder value.

STRATEGY UPDATES

              In the third quarter 2019, and following Mr. Murphy's appointment as President and Chief Executive Officer, we commissioned comprehensive Guest-led studies that provided data-driven, actionable information that identified opportunities to better align the Red Robin experience to our Guest's expectations. We identified clear opportunities to strengthen our brand, improve our service model, and clarify our messaging. Under new leadership, we developed a compelling plan to quickly drive improved Guest experiences, business performance, and stockholder value. Our plan includes the following four fundamental elements:

              Recapture our Soul.    Delivering memorable moments of connection for our Guests through guest engagement and sharable foods like our all-you-can-eat Bottomless Steak Fries®, and offering our Guests the "The Gift of Time" to determine the pace of their experience based on their occasion while enjoying our family friendly and playful atmosphere.

              Deliver the Promise.    We are accountable for consistently delivering our brand promise to our Guests. We are focused on implementing a new service model to enhance our Guest experience, rationalizing our menu offerings, and investing in technology to drive incremental visits and additional off-premise sales. We continue to emphasize and support Team Member engagement. We strive to achieve best-in-class retention levels from General Manager to hourly Team Members. Our culture fosters improved Guest satisfaction and the development of great leaders.

              Tell Our Story.    Our new "All the Fulls" Omni-channel brand campaign launched in the third quarter 2019 which emphasizes the emotional appeal of our brand promise of driving memorable moments of connection, and reinforces key aspects of our brand, including Americana, family friendly atmosphere, and shareable menu items. This has aligned our messaging from price driven to brand driven, and we expect this to drive continued growth of Guest engagement and grow restaurant traffic.

              Accelerate Profitable Growth.    We seek to accelerate profitable sales growth through our focus on the initiatives that will drive significant top and bottom line results. These initiatives include growth of our off-premise and catering business, including the launch of our "last mile" delivery where Guests order directly from Red Robin and have the ability to utilize our loyalty program; menu enhancement, including the rollout of Donatos®, a high quality pizza brand "nested" inside of Red Robin restaurants that we expect to drive incremental top-line sales and gross margin.

              We believe these strategic initiatives provide the foundations for a turnaround of the business and sustainable long-term growth, profitability, and increased stockholder value.

2019 COMPANY OPERATIONAL AND PERFORMANCE HIGHLIGHTS

              Our updated strategy, enhanced focus on store-level operations, and increased attention on our Team Members has yielded benefits. The turnaround that we have been executing over several quarters began taking hold, leading to significant improvements in our business. In 2019, these improvements included:

  •
  Improvements in staffing, training, and retaining our Team Members, especially General Managers, which has led to turnover approaching best-in-class levels for the casual dining industry
  •
  Improved operating metrics—faster ticket times, fewer guest walkaways, and shorter wait times
  •
  Aligned operations priority initiatives to address areas that deliver higher guest satisfaction, affinity, and visit frequency
  •
  Improving overall guest satisfaction scores with our focus on offering a great Guest experience at a compelling value
  •
  Implementation of core initiatives to help simplify and improve execution, including headsets in restaurants and server handheld point-of-sale devices
  •
  Brand and insights driven menu evolution, including core product innovation and quality improvements, menu design enhancements, and the addition of Donatos® pizza category nested in our restaurants
  •
  Our accentuation of brand attributes through the "All the Fulls" creative campaign, a new omni-channel creative strategy and targeted marketing reinforcing emotional connection with the brand over price point-driven messaging to drive guest engagement launched in Q3 2019
  •
  Growth in off-premise business of 28% in 2019
  •
  Profitable sales catalysts in process supported by test market results, including a new service model, technology improvements, and the rollout of Donatos® pizza

2019 COMPENSATION HIGHLIGHTS

  ✓
  The compensation committee did not make significant structural changes to our executive compensation program for 2019. We believe this is consistent with the wishes of our stockholders, who have expressed overwhelming support (greater than 90% of votes cast) for our executive compensation program at each of our last three annual "say-on-pay" advisory votes.

  ✓
  2019 was a transitional year. The Company had multiple changes in leadership and executive compensation. During 2019, we had three different CEOs and two of our four compensation committee positions were refreshed.

  o
  Following their appointment, new Independent Directors Mr. Pace and Mr. Hart joined the compensation committee.
  o
  Mr. Murphy was appointed as our CEO in September 2019. Pursuant to his employment agreement, Mr. Murphy receives an annual base salary of $900,000; an annual bonus target of 120% of base salary; a sign-on cash bonus of $500,000, payable in two installments: $275,000 upon the board's approval of an annual operating plan for 2020, and $225,000 payable on the one-year anniversary of Mr. Murphy's start date (subject to proration if employment is terminated as set forth in the agreement); a sign-on equity award of RSUs with a grant date fair value of $1.6 million that cliff vests on the third anniversary of the start date; a long-term incentive plan grant with a target value equal to $3.0 million, along with eligibility to participate in the Company's standard benefit plans for senior executives, all of which is aligned with market data and his level of experience.

    o
    Ms. Moore served as Interim CEO from April 3, 2019 to October 3, 2019. She received a base salary of $167,000 per month during her tenure as Interim CEO. In her Interim CEO capacity, Ms. Moore was not eligible to receive annual performance-based cash incentives or long-term incentives.
    o
    In addition to the foregoing, and because of the uncertainty created by the CEO transition and in order to retain the executive leadership team believed to be critical to the ongoing operation of the Company during the CEO transition, the compensation committee considered and approved one-time cash retention grants to Messrs. Constant, Muhtar, Kaplan, and Cookson in March 2019 as well as a one-time retention grant of RSUs to Ms. Schweinfurth in April 2019 with a grant date fair value of $100,000 and a three-year ratable vesting schedule on each of the first, second, and third anniversaries of the grant.

  ✓
  Based on our total compensation philosophy and peer compensation levels as well as individual performance, the compensation committee approved a salary increase for one named executive officer in the beginning of 2019.

  o
  Mr. Kaplan's salary increased from $365,000 to $400,000.

  ✓
  The basic structure and primary metric (Adjusted EBITDA ) of our annual performance-based cash incentive program remained the same in 2019 (70% weight). The 2019 bonus was also based on off-premise sales (15% weight) and overall guest satisfaction (15% weight).

  o
  Because we achieved the minimum pre-set Company Adjusted EBITDA goals for 2019, our named executive officers received only a 33% payout of their annual performance-based cash incentive for 2019.
  o
  None of our named executive officers' annual performance-based cash incentive targets as a percentage of salary were changed in 2019. The individual targets are based on market competitiveness, individual performance and growth in roles, and serve to increase stockholder alignment, and place a portion of pay "at risk".

  ✓
  The structure of our long-term incentive program opportunities remained the same in 2019 for named and other executive officers, except for a change in mix to remove options and become more heavily weighted in performance stock units (PSUs).
  o
  Because we met only minimal performance measures for the three-year 2017-2019 long-term incentive cash award, our named executive officers received a minimal payout (30.99%) for that award.
  o
  None of our other named executive officers' long-term incentive targets as a percent of salary were changed in 2019. The individual targets are based on market competitiveness, individual performance and growth in roles, and serve to increase stockholder alignment, increase the portion of "at risk" pay, and enhance retention.

 COMPENSATION PHILOSOPHY

COMPENSATION PHILOSOPHY

  ✓
  Our executive compensation program is designed to pay for performance and link incentives to current and long-term sustained achievement of Company strategic and financial goals. It encourages our executive officers to think and act like owners, because they are owners and as such are compensated in significant part based on the performance of the Company.

PAY OBJECTIVES

  ✓
  Our compensation objectives are designed to link incentives and rewards with current and long-term sustained achievement of these goals:

  o
  Attracting, retaining, and motivating the best possible executive talent who have the experience and leadership skills capable of driving performance and top-line growth in sales;
  o
  Creating value for our stockholders by linking executive compensation to the achievement of measurable corporate objectives; and
  o
  Paying for superior results through a program that incentivizes and rewards achievement of both short-term and long-term organizational and functional objectives with a mix of compensation elements that place a significant portion of cash and equity compensation at risk.

PAY FOR PERFORMANCE ALIGNMENT

              Our compensation program is designed to pay for performance and is comprised of performance-based short-term and long-term awards. Such compensation varies in value and is at-risk of forfeiture or reduced payout if performance goals are not achieved or our stock price declines. Financial measures used for the annual and long-term cash incentive grants are reviewed and approved by the compensation committee. Restricted stock units and stock options vest ratably over multiple years, the value of which is dependent, in whole or in part, on an increase in the Company's stock price.

COMPENSATION DECISION PROCESSES

OVERVIEW

  ✓
  Executive compensation decisions are made by our compensation committee, which is comprised solely of independent directors.

  ✓
  When making compensation decisions, our compensation committee receives input from its independent compensation consultant and recommendations from our CEO for the CEO's direct reports. Our compensation committee reviews benchmarking data of a peer group of restaurant companies as one input into the pay decision process. Other factors that influence pay decisions include, but are not limited to Company performance, individual performance, succession planning, and retention.

COMPENSATION SETTING

              The compensation committee approves target total direct compensation levels for named executive officers by establishing base salaries and setting annual and long-term incentive compensation targets. When appropriate, the committee also approves special awards and relatively modest perquisites. The Company makes pay decisions based on a variety of factors, including:

  •
  Company performance
  •
  Company strategy and alignment of incentives
  •
  Benchmarking data for our restaurant peer group for target total direct compensation (base salaries, short-term incentives, and long-term incentives), based on disclosure in peer proxy statements and other applicable survey data
  •
  Individual performance and areas of responsibility relative to the market data
  •
  Compensation relative to other executive officers in the Company
  •
  Advice from the committee's independent compensation consultant
  •
  The CEO's recommendations with respect to the compensation of the executives who report directly to the CEO, including the other named executive officers
  •
  Whether our compensation program encourages unnecessary or excessive risk taking
  •
  Results of the Company's say-on-pay advisory votes in prior years
  •
  Management succession planning and retention

CONSIDERATION OF PRIOR SAY-ON-PAY VOTES

              At our 2019 annual meeting of stockholders, 90.7% of votes were cast to approve the advisory "say on pay" vote on the 2018 compensation of our named executive officers. This is the third consecutive year of over 90% support for our "say on pay" proposal, with 99.3% of stockholders voting to approve our "say on pay" proposal in 2018 and 98.5% in 2017.

              We believe the level of support we received from stockholders for the last three years was driven in part by our commitment to a pay for performance philosophy and our linking incentives to current and long-term sustained achievement of Company strategic goals. The compensation committee did not make significant structural changes to our executive compensation program for 2019. The compensation committee considered the results of the advisory vote when setting executive compensation for 2019 and will continue to do so in future executive compensation policies and decisions.

BENCHMARKING

Restaurant Peer Group

              Restaurant peer group companies were selected and approved by the compensation committee upon the recommendation of management and the committee's independent compensation consultant and are based on their similarity to us with respect to several criteria, including revenue, size, business model, and scope. The peer group used for 2019 compensation benchmarking consists of the 17 restaurant companies identified in the chart below.

              In 2019, the compensation committee evaluated and updated its peers to the "New Peer Group" identified in the chart below. The Company's compensation consultant recommended adding two restaurant companies to the peer group to increase the robustness of market data and with the expectation that there could be further consolidation within the industry. Dave & Buster's Entertainment, Inc. and Chuy's Holdings, Inc. were added to the peer group because of similarities in revenues and restaurant operations that include company-owned models. In addition, Sonic Corp. was removed from the Company's peer group due to its 2018 acquisition. No other changes were made to the Company's peer group in 2019. The New Peer Group will be used for setting 2020 compensation.

2019 Peer Group	2020 New Peer Group
Biglari Holdings, Inc.	Biglari Holdings, Inc.
BJ's Restaurants, Inc.	BJ's Restaurants, Inc.
Brinker International, Inc.	Brinker International, Inc.
Carrols Restaurant Group, Inc.	Carrols Restaurant Group, Inc.
The Cheesecake Factory, Inc.	Chuy's Holdings, Inc.
Cracker Barrel Old Country Store, Inc.	The Cheesecake Factory, Inc.
Denny's Corporation	Cracker Barrel Old Country Store, Inc.
Dine Brands Global, Inc.	Dave & Buster's Entertainment, Inc.
Domino's Pizza, Inc.	Denny's Corporation
Fiesta Restaurant Group, Inc.	Dine Brands Global, Inc.
Jack in the Box, Inc.	Domino's Pizza, Inc.
Noodles & Company	Fiesta Restaurant Group, Inc.
Papa John's International, Inc.	Jack in the Box, Inc.
Ruth's Hospitality Group, Inc.	Noodles & Company
Sonic Corp.	Papa John's International, Inc.
Texas Roadhouse, Inc.	Ruth's Hospitality Group, Inc.
The Wendy's Company	Texas Roadhouse, Inc.
The Wendy's Company

              2019 Compensation Setting.    The compensation committee uses competitive compensation data from the annual total compensation study of peer and other restaurant companies and other relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the compensation committee uses multiple reference points when establishing targeted compensation levels. The committee applies judgment and discretion in establishing targeted pay levels, considering not only competitive market data, but also factors such as company, business unit, and individual performance, scope of responsibility, critical needs and skill sets, leadership potential, and succession planning.

INDEPENDENT COMPENSATION CONSULTANT

              In 2019, Meridian Compensation Partners, LLC ("Meridian") again served as the compensation committee's independent compensation consultant. The independent compensation consultant assists with the compensation committee's annual review of our executive compensation program, cash and equity compensation practices, ongoing development of our executive compensation philosophy, and acts as an advisor to the compensation committee on compensation matters as they arise. The compensation consultant also advises the compensation committee on compensation for the board of directors. The compensation committee evaluated Meridian's independence as its compensation consultant by considering each of the independence factors adopted by Nasdaq and the SEC. Based on such evaluation, the compensation committee believes no conflict of interest exists that would prevent Meridian from independently representing the compensation committee.

RISK MITIGATION

              The compensation committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking. The factors considered by the committee include:

  •
  the general design philosophy of our compensation policies and practices for employees whose behavior would be most affected by the incentives established by our compensation policies and practices, as such policies and practices relate to or affect risk taking by employees on our behalf, and the manner of their implementation;
  •
  our risk assessment and incentive considerations in structuring our compensation policies and practices or in awarding and paying compensation;
  •
  how our compensation policies and practices relate to the realization of risks resulting from the actions of employees in both the short term and the long term;
  •
  our policies regarding adjustments to our compensation programs and practices to address changes in our risk profile; and
  •
  material adjustments we have made to our compensation policies and practices as a result of changes in our risk profile.

              The compensation committee believes it has mitigated unnecessary risk taking in both the design of the compensation plans and the controls placed upon them because:

  •
  payouts under our annual and long-term incentive compensation plans are capped;
  •
  the compensation committee has the ability to reduce payouts under our annual incentive compensation plans in its discretion;
  •
  executives are subject to robust stock ownership guidelines;
  •
  executives are subject to anti-hedging policies with respect to our common stock;
  •
  the performance goals under our incentive programs relate directly to the business plan approved by the board of directors; and
  •
  there is an appropriate balance between our annual operating achievements and longer-term value creation, with a particular emphasis on longer-term value creation for our executives.

              The compensation committee completes this evaluation annually. Accordingly, based upon the foregoing, the Company believes the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

 2019 EXECUTIVE COMPENSATION

OVERVIEW

              Our 2019 executive compensation program was comprised of three primary elements: (i) base salaries, (ii) annual performance-based cash incentives, and (iii) long-term incentives that include performance share units (PSUs) based on three-year performance intervals and restricted stock units. We believe financial metrics used for both the annual performance-based cash incentive and long-term incentive grants drive stockholder value. The goals for our incentive plans are linked to the Company's financial and strategic business plans.

              By design, "at-risk" pay (incentive pay subject to forfeiture or partial or complete loss of value) comprised 82% of total target compensation for the CEO, Paul Murphy, and 64% of total target compensation for the other named executive officers who were employed at the end of the year as a group. The amount of compensation "at risk" for the CEO was calculated by annualizing Mr. Murphy's 2019 compensation because we think it is more representative of CEO total target compensation. The charts below reflect the portion of our named executive officers' 2019 total target compensation that is considered at risk.

CEO

Other Named Executive Officers

KEY COMPONENTS

Base Salary

              Base salary provides a minimum level of remuneration to our named executive officers for their efforts. The compensation committee sets base salaries for our executives to reflect the scope of each executive's responsibilities, experience, and performance. The compensation committee reviews base salaries annually as part of the benchmarking process and adjusts them from time to time to account for relevant factors such as market changes. The compensation committee also considers the CEO's evaluation of each executive's performance and reviews the CEO's salary recommendations for our executives.

Incentive-Based Compensation

              Annual Performance-Based Incentive.    Annual performance-based cash incentives are intended to reward achievement of annual financial performance that drives long-term, sustained creation of stockholder value. Our annual incentive goals are established with reference to the annual portion of our multi-year strategic plan. The annual performance metrics are financial-based measures the compensation committee believes are aligned with our goals described above. The compensation committee continually evaluates the measures against which we gauge our performance and may incorporate additional or alternative metrics to incentivize executives to achieve appropriate performance targets and respond to industry changes or market forces.

              Each of our executives participates in the annual incentive plan under which the compensation committee uses earnings before interest, taxes, depreciation, and amortization, or EBITDA, as the primary metric. EBITDA may be further adjusted under the 2017 Plan to remove the effect of any one or more of the following: equity compensation expense under ASC 718; accelerated amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; restaurant closure costs; executive transition costs; acquisition and dispositions; a material change in planned capital expenditures; and any items that are unusual in nature, non-recurring, or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the Award under Code Section 162(m), if applicable, and is referred to herein as "Adjusted EBITDA." The Adjusted EBITDA (70% weight) measure was selected because we believe it best captures our operating results without reflecting the impact of decisions related to our growth, non-operating factors, and other matters. In addition, in 2019, the annual performance-based incentive plan included off-premise sales (15% weight), and overall guest satisfaction (15% weight) to incentivize and reward improvements in these strategically important areas. The Company grants annual performance-based incentive awards and cash incentive awards, if any, under the 2017 Plan.

              The compensation committee approves any payouts earned under the annual incentive program following review of actual results at the end of the year. The corresponding dollar payout value varies up or down depending on the actual performance level versus threshold, target, and maximum goals that are set at the beginning of the year. The compensation committee sets the target ranges each year based on performance expectations and other factors. We believe our performance goals require "stretch" performance and encourage superior performance.

              No payouts are earned if the threshold goals are not achieved. The compensation committee may also use various factors to exercise negative discretion when evaluating performance for purposes of awarding annual incentive compensation.

              Long-Term Performance-Based Incentives.    The compensation committee determines the long-term incentive grants for the executive officers, including the named executive officers, by reviewing peer group market data analysis from its compensation consultant, impact of share usage and affordability, internal equity, and recommendations from the CEO, among other factors. The compensation committee believes the current mix of performance and service-based incentives aligns the interests of executive officers with our stockholders and was appropriate for 2019.

              The 2019 long-term incentive grants for named executive officers consisted of a mix of equity awards in the form of a long-term performance-based incentive component payable in performance stock units, or PSUs (67%), and restricted stock units (33%). These awards are designed to focus management on our strategy of driving consistent, sustainable, achievement of long-term goals, both incrementally and over long performance periods. The annual granting of multi-year performance compensation (including performance targets measured annually over a three-year period beginning in 2017) is designed to ensure the execution of our evolving strategic plan, consider appropriate risks and returns and allow for initiatives that span several fiscal years.

              Beginning in 2017, the long-term performance-based incentive component became payable if annual targets selected by the committee are achieved for that tranche within the three-year performance period. When the performance measure has been met and approved by the compensation committee for a particular tranche during the three-year period of the award, that portion of units is determined but remains subject to a service-vesting requirement until the three-year period has concluded. That determined portion of units is considered "earned," but is not considered vested and will not be delivered until the applicable three-year period has concluded subject to continued employment on such date. The annual metrics are independent of each other. For the third tranche of the 2017 long-term incentive grant, the second tranche of the 2018 grant, and the first tranche of the 2019 grant, the compensation committee selected an earnings metric (Adjusted EBITDA) and a cash return on investment capital metric (CROIC) in the design to achieve a balance between earnings and return on investment and to effectively reward both. For the second tranche of the 2017 long-term incentive grant and the first tranche of the 2018 long-term incentive grant, the compensation committee selected an earnings metric (Adjusted EBITDA) and an operational metric (Relative Guest Traffic) in the design to achieve a balance between earnings, growth, and driving Guest traffic relative to the restaurant industry (not limited to casual dining) and to effectively reward both. For the first tranche of the 2017 long-term incentive grant, the compensation committee selected Adjusted EBITDA and a return on invested capital metric (ROIC) in the design to achieve a balance between earnings, growth, and return on investment and to effectively reward both. Like the goals in our annual performance-based plan, the goals used in our long-term performance-based incentive component (Adjusted EBITDA, CROIC, ROIC, and Relative Guest Traffic) are intended to be "stretch" goals, or challenging targets, and are meant to encourage superior performance.

              The temporary transition to annual goals measured and assessed over a three-year period reflects the challenges of multi-year forecasting in the current volatile restaurant operating environment, which continues to be impacted by changes in traditional consumer dining behavior, including a shift from traditional dine-in consumption to increased off-premise dining activity and the use of technology-based food ordering systems. Beginning in 2020, the compensation committee is returning to setting goals over a multi-year period.

              The 2017 Plan permits the compensation committee to make adjustments, in its discretion, for non-cash, non-recurring, or unusual items. While there is overlap with one of the metrics in our annual performance-based cash and long-term performance-based incentive awards (Adjusted EBITDA), the compensation committee believes this is appropriate because the annual performance-based incentive is focused on earnings in a particular year, whereas the individual annual Adjusted EBITDA targets within long-term performance-based incentive are focused on year-to-year progress over the three-year performance period. The compensation committee believes the longer-term nature of the PSUs links performance to our multi-year strategic plan, stockholders and growth objectives while encouraging management's collaboration on strategic initiatives. In 2019, all long-term performance-based incentive awards were granted under the 2017 Plan.

Employee Benefits

              We also provide certain other customary retirement and health and welfare benefits and other ancillary compensation to executives, which are in line with those offered to other groups of our employees, and which comprise a modest portion of our named executive officer compensation.

Modest Perquisites

              We offer a limited number of modest perquisites to our named executive officers, which include a car allowance, phone allowance, and in-restaurant meal discounts. In addition, where appropriate, we offer usual and customary relocation expense reimbursements including related tax reimbursements on relocation. We review the perquisites we offer to our executives and compare them to those offered by our competitors from time to time.

Summary of 2019 Compensation Activity

Base Salary

              Named executive officer salaries for 2019, along with any corresponding increases from their 2018 salaries, are set forth below. The compensation committee considers various factors when setting base salaries including peer compensation practices, market competitiveness, the Company's performance, individual contributions, growth in roles, retention, CEO recommendations for the CEO's direct reports, and other relevant matters. Amounts below are annualized for those that served in role for partial year.

Named Executive Officer	2018 Salary	2019 Salary	% Change
Paul J.B. Murphy III President and Chief Executive Officer	(1)	$900,000	0%
Lynn S. Schweinfurth Executive Vice President and Chief Financial Officer	(1)	$450,000	0%
Jonathan A. Muhtar Executive Vice President and Chief Concept Officer	$425,000	$425,000	0%
Michael L. Kaplan Executive Vice President and Chief Legal Officer	$365,000	$400,000	9.5%
Dean Cookson Senior Vice President and Chief Information Officer	$340,000	$340,000	0%
Denny Marie Post Former President and Chief Executive Officer	$800,000	$800,000	0%
Pattye L. Moore Former Interim President and Chief Executive Officer	(2)	(2)	0%
Guy J. Constant Former Executive Vice President and Chief Operating Officer	$515,000	$515,000	0%
  (1)
  Mr. Murphy and Ms. Schweinfurth commenced employment with the Company during fiscal year 2019. The 2019 amounts above are annualized.

  (2)
  Ms. Moore served as Interim President and Chief Executive Officer from April 3, 2019 through October 3. 2019. As Interim President and Chief Executive Officer, Ms. Moore received a base salary of $167,000 per month. In her Interim CEO capacity, Ms. Moore was not eligible to receive annual performance-based cash incentives or long-term incentives.

Incentive-Based Compensation

              2019 Annual Performance-Based Cash Incentives. For the primary component (70% weight) of our 2019 annual performance-based cash incentive program, actual payouts were determined by comparing the Company's fiscal year Adjusted EBITDA to a target level of Adjusted EBITDA for the year established by our compensation committee. Potential payout amounts ranged from 0% to 200% of the executive's target opportunity based on achievement of Adjusted EBITDA ranging from 80% to 115% of the target level of Adjusted EBITDA for the year. In early 2019, at the time performance targets were set, the compensation committee temporarily extended the EBITDA threshold achievement level from 90% to 80% of target. The Committee made this change because the threshold requirement of 90% of target was more requiring than typical market practices as well as the fact that the committee desired to engage participants and drive EBITDA performance in the face of declining business conditions. The committee believes the 2019 EBITDA goals were rigorous and demonstrated our commitment to a pay for performance philosophy. We believe the overall stretch of our 2019 performance goals is reflected in the below target payout as further discussed below.

Adjusted EBITDA Target and Preliminary Annual Incentive %

Proportion of Adjusted EBITDA Target Achieved		Payout as a % of Target

Minimum	80%	25%

Target	100%	100%

Maximum	≥115%	200%

              In addition, in 2019, the annual performance-based incentive plan included secondary metrics of off-premise sales (15% weight), with potential payout amounts determined using the same payout scale that applies for Adjusted EBITDA performance, and overall guest satisfaction, or OSAT, (15% weight), with potential payout amounts ranging from 25% to 200% based on achievement, each of which is earned only if the target goal is achieved.

Off-Premise Sales Target and Preliminary Annual Incentive %

Proportion of Off-Premise Target Achieved		Payout as a % of Target

Minimum	80%	25%

Target	100%	100%

Maximum	≥115%	200%

OSAT Target and Preliminary Annual Incentive %

Proportion of OSAT Target Achieved		Payout as a % of Target

Minimum	97%	25%

Target	100%	100%

Maximum	≥106%	200%

              For 2019, named executive officers achieved slightly above minimum Adjusted EBITDA threshold and just below target for off premise sales. Achievement for overall guest satisfaction was below the minimum threshold. Based on actual performance during fiscal 2019, the total annual corporate bonus percentage earned by our NEOs was 33.04%.

2019 Annual Performance-Based Cash Incentive Goal, Achievement, and Payout

Bonus Component	Target Performance (dollars in thousands)	Actual Performance (dollars in thousands)	Achievement Percentage	Payout Achieved (before weighting)	Weighting %	Actual Bonus Percentage Earned

Adjusted EBITDA	$125,812.0	$101,291.5	80.51%	26.91%	70%	18.84%

Off-Premise Sales	$161,900.0	$159,600.0	98.58%	94.67%	15%	14.20%

Overall Guest Satisfaction Indexed to Target	100%	96.71%	96.71%	0%	15%	0.00%

Total					100%	33.04%

              Each of our named executive officers has a target opportunity expressed as a percentage of the executive's salary and is set based on, among other factors, market and peer comparisons, and internal equity. The actual amounts of our 2019 annual performance-based cash incentives paid to our named executive officers in March 2020 for fiscal 2019 performance are as follows:

Named Executive Officer(1)	2019 Annualized Salary	Target (% of Actual Salary)	$ Amount at Target	2019 Actual Payout
L. Schweinfurth	$450,000	70%	$315,000(2)	$211,000
J. Muhtar	$425,000	75%	$318,750	$105,315
M. Kaplan	$387,885	70%	$271,520	$90,021
D. Cookson	$340,000	60%	$204,000	$67,402
Former Executives
D. Post	$800,000	120%	$960,000	$81,910(3)
G. Constant	$515,000	75%	$386,250	$127,617(4)

(1)
Mr. Murphy and Ms. Moore are not included in the above table because they were not eligible to receive an annual performance-based cash incentive in 2019.

(2)
Ms. Schweinfurth is entitled to a minimum bonus of at least $211,000 for fiscal year 2019, her initial year of employment with the Company, pursuant to her Employment Agreement.

(3)
Ms. Post received a pro-rated bonus based on time in position prior to retirement pursuant to her retirement agreement.

(4)
Mr. Constant received a 2019 bonus based on completion of the performance period prior to termination pursuant to his employment agreement.

              2019 Long-Term Incentive ("LTI") Program. The 2019 LTI grants made to named executive officers consisted of 67% payable in PSUs and 33% payable in RSUs.

              2019 Long-Term Incentive Grants. In March 2019, the Company made the following annual grants to our named executive officers:

Named Executive Officer(1)	Total Long-Term Incentive Target Value ($)	Long-Term Incentive PSUs ($)	Time-Based Restricted Stock Units ($)
L. Schweinfurth	540,000	361,800	178,200(2)
J. Muhtar	595,000	398,650	196,350
M. Kaplan	328,500	220,095	108,405
D. Cookson	238,000	159,460	78,540
Former Executives
D. Post	2,320,000	1,554,400	765,600
G. Constant	849,750	569,332	280,418

(1)
Mr. Murphy and Ms. Moore are not included in this chart because they did not participate in the 2019 Long-Term Incentive Program.

(2)
Ms. Schweinfurth received her Restricted Stock Units in February 2019 in accordance with her employment agreement.

              The amounts listed in the table above represent the target intended value of the grant and amounts may differ from the accounting values provided in the Summary Compensation Table below. The fair value of the restricted stock units and performance stock units is based on the grant date market value of the common shares.

              Long-Term Performance-Based PSUs. In 2019, the 67% long-term incentive component for executive officer compensation was comprised of equity grants in the form of PSUs, as follows:

Named Executive Officer(1)	Long-Term Incentive PSUs	Grant Date Fair Value ($)(2)
L. Schweinfurth	12,306	361,796
J. Muhtar	13,559	398,635
M. Kaplan	7,486	220,088
D. Cookson	5,423	159,436
Former Executives
D. Post	52,870	1,554,378
G. Constant	19,365	569,331

(1)
Mr. Murphy and Ms. Moore are not included in this chart because they did not participate in the 2019 Long-Term Incentive Program.

(2)
Target PSUs are rounded down to the nearest whole share and therefore may differ slightly from the target award value.

              In 2019, the long-term performance-based incentive metrics for the PSUs were Adjusted EBITDA and CROIC. No PSUs are earned if threshold performance objectives are not met and up to 200% of the target number of PSUs will be earned if maximum performance objectives are achieved. From 2017 to 2019, the long-term performance-based incentive targets were set annually as a result of the current volatile restaurant operating environment, but no payout can be earned until the end of the three-year performance period. In 2020, the long-term performance-based incentive targets are contemplated to be set over a multi-year time period.

              For purposes of the fiscal 2019 component or tranche of awards under our long-term performance-based incentive, potential payout amounts ranged from 0% to 200% of the executive's target opportunity based on achievement of Adjusted EBITDA and CROIC ranging from 80% to 115% of the target level of Adjusted EBITDA for the year.

2019 Tranche Payout Scale: Adjusted EBITDA & CROIC Target and Preliminary Payout %

Target Achieved		Payout as a % of Target

Below Minimum	<80%	0%

Minimum	80%	25%

Target	100%	100%

Maximum	≥115%	200%

              Based on actual performance during fiscal 2019, the long-term performance-based incentive percentage earned in respect of the fiscal 2019 component or tranche of outstanding long-term performance-based incentive awards was 13.46%.

2019 Tranche Long-Term Incentive Performance-based Incentive Goal, Achievement, and Payout

LTI Component	Target Performance Goal (in thousands)	Actual Performance (in thousands)	Achievement Percentage	Payout Achieved (before weighting)	Weighting %	Actual Bonus Percentage Earned

Adjusted EBITDA	$125,812.0	$101,291.5	80.51%	26.91%	50%	13.46%

CROIC	22.19%	17.52%	78.95%	0.00%	50%	0.00%

Total					100%	13.46%

              2017-2019 Long-Term Performance-Based Incentives.    At the end of 2019, the Company completed a three-year performance cycle for the long-term incentive portion of the LTI plan. The performance period covered fiscal 2017 through fiscal 2019, with targets set annually. Based on Adjusted EBITDA and ROIC performance in 2017, Adjusted EBITDA and relative guest traffic in 2018, and Adjusted EBITDA and CROIC performance in 2019, our executive officers earned a minimal payout, as reflected in the table below.

2017-2019 Cumulative Long-Term Incentive Performance Achievement

Tranche	Weight	Metrics/ Weighting	Award (% of Target)

Tranche #1 (Fiscal 2017)	33.33%	Adjusted EBITDA (50%) ROIC (50%)	36.25%

Tranche #2 (Fiscal 2018)	33.33%	Adjusted EBITDA (50%) Rel. Guest Traffic (50%)	43.25%

Tranche #3 (Fiscal 2019)	33.33%	Adjusted EBITDA (50%) CROIC (50%)	13.46%

Total	100.00%		30.99%

              As illustrated in the table above, the compensation committee varied the performance metrics for each year of the 2017-2019 Long-Term Performance-Based Incentives. This decision was made to keep executives focused on key metrics that aligned with the business objectives for that year. EBITDA and profitability has been a steady and key metric to measure management performance and create stockholder value. The other metrics were identified key initiatives for that particular year. We believe all of the chosen metrics support our management team's alignment with stockholders. Further, we believe the below target payouts demonstrate requiring goal setting and our commitment to a pay for performance philosophy.

              Restricted Stock Units. The restricted stock units granted in 2019 vest ratably over four years on each anniversary date of the grant.

Retention Awards to Executive Officers

              Because of the uncertainty created by the CEO transition and in order to retain the executive leadership believed to be critical to the ongoing operation of the Company during the CEO transition, on March 30, 2019, the compensation committee considered and approved the award of one-time cash retention awards (each, a "Retention Bonus") to each of Messrs. Constant, Muhtar, Kaplan, and Cookson in the following amounts: $250,000, $200,000, $200,000, and $150,000, respectively. Payment of the Retention Bonuses is subject to the executives' continued employment with the Company in good standing through the final payroll date of the 2019 fiscal year. In addition, the executives will also be entitled to their Retention Bonuses if the executive's employment is terminated without Cause (as defined in the Change in Control Plan) prior to the end of the 2019 fiscal year.

              The compensation committee also considered and approved a retention award of RSUs to Ms. Schweinfurth on April 3, 2019 for the same purpose. The award consisted of RSUs having a grant date fair value of $100,000 and a three-year vesting schedule of one-third on each anniversary of the date of grant.

Deductibility of Executive Compensation

              The compensation committee considers the tax impacts of material elements of our executive compensation program. These factors alone do not drive our compensation decisions, but rather they are considered along with other factors such as the cash and non-cash impact of the program, and whether the program is consistent with our compensation objectives.

              Historically, compensation committee has generally intended to structure our executive compensation in a manner designed to qualify for deductibility under Section 162(m) of the Internal Revenue Code, provided additional requirements are satisfied. The exemption from Section 162(m)'s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our named executive officers in excess of $1 million would no longer be deductible.

              Despite the compensation committee's efforts in the past to structure our executive compensation in a manner designed to qualify for deductibility under Section 162(m), because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)'s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, while we consider deductibility as one factor in determining executive compensation, in some cases we may decide it is either not possible or desirable to satisfy all of the conditions of Section 162(m) for deductibility and still meet our compensation needs. Accordingly, we may pay compensation that is not deductible under Section 162(m) from time to time.

 2020 COMPENSATION PROGRAM

              The Company continually assesses our compensation program to ensure it supports our business strategy and situation. The board added two new Independent Directors to the compensation committee in 2019, which led to positive changes to the Company's compensation program beginning in 2020.

              For 2020, the annual incentive plan includes performance targets related to major strategic initiatives in addition to the Adjusted EBITDA goal. The long-term incentive program mix was adjusted to consist of 50% weighted in PSUs, 25% weighted in non-qualified stock options, and 25% weighted in RSUs for the named executive officers, which further increases the portion of executive compensation based on stockholder return. The long-term incentive program was revised to include the setting of pre-established performance target goals for a multi-year performance period, instead of setting targets annually for each year of that period. In addition, the target for the two remaining tranches of the 2019 PSU award have been set to align with the achievement of Adjusted EBITDA for 2020 and 2021.

              In light of the impact of COVID-19 on the global business environment and on the Company's stock price, the compensation committee decided to take certain additional actions with respect to the 2020 compensation program in order to meaningfully reduce costs and to select a metric for the PSU awards that was most appropriate given the uncertainty and challenges in projecting other metrics at this time.

  ✓
  Base salaries of our named executive officers have been temporarily reduced by 20% effective March 30, 2020.

  ✓
  The compensation committee has selected a relative total shareholder return (TSR) metric to be measured over a multi-year performance period through 2022 for PSU awards.

  ✓
  Given the accelerated depletion of the remaining share reserve under the 2017 Plan as a result of the decline in the Company's stock price, and the preference for utilizing equity compensation over cash to further align our executives with stockholders, the Company is asking stockholders to approve a proposed increase in shares under the 2017 Plan (see "Proposal 4—Approval of the Amendment to the 2017 Performance Incentive Plan").

 GOVERNANCE OF EXECUTIVE COMPENSATION

  ✓
  Pay for performance focused executive compensation structure, with a significant portion of pay "at-risk"

  ✓
  Independent compensation committee approves executive compensation structure and performance goals

  ✓
  Independent compensation consultant advises the compensation committee

  ✓
  Double trigger required for cash severance and equity vesting upon change in control (other than certain performance awards)

  ✓
  Meaningful stock ownership guidelines for executives and board members

  ✓
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors

  ✓
  Clawback policy for the return of certain cash and equity executive incentive compensation in the event of a financial restatement

  ✓
  No excessive perks

  ✓
  No incentivizing of short-term results to the detriment of long-term goals and results

  ✓
  No excessive risks; compensation practices are appropriately structured and avoid incentivizing excessive risk taking

  ✓
  No excise tax gross ups

  ✓
  No repricing of underwater options without stockholder approval

Executive Stock Ownership Guidelines

              Stock ownership guidelines have been in effect for the Company's executive officers and directors since March 2009. The compensation committee believes that executive stock ownership requirements increase alignment of executive interests with those of stockholders with respect to long-term ownership risk. The guidelines require executive officers to achieve during the term of the executive's employment a dollar value of Company's securities based on a multiple of base salary. The current ownership guidelines require our CEO to own five times base salary, three times base salary for executive vice presidents, and two times base salary for senior vice presidents. Pursuant to the guidelines, the value of the executive's holdings is based on the cumulative cost basis of Company securities held, which is calculated using the price of the Company's common stock at the date of acquisition. All forms of equity owned of record or beneficially, including vested in-the-money options, are credited toward the guidelines. The executive officers have five years to achieve the guidelines from their effective date of employment or promotion date. An executive officer may receive additional time to achieve his or her minimum requirement if the officer's requirement is increased, calculated based on the additional incremental amount, and the committee may otherwise exercise discretion in extending the time for compliance in other circumstances. All of our executive officers are currently in compliance or on track to be in compliance with their guidelines.

Compensation Clawback Policy

              The Company's board of directors maintains a compensation clawback policy for its executive officers that provides for the recoupment by the Company of certain excess incentive compensation paid to the officers under certain circumstances. In the event of a restatement of the Company's previously issued financial statements as a result of either (i) material non-compliance with financial reporting requirements under the securities law or (ii) intentional misconduct by an executive, the Company may recover, to the extent permitted by law, certain incentive compensation, including equity and cash awards, received by the executive that was in excess of what would have been paid in the absence of the incorrect financial statements. If additional clawback rules are approved by the SEC, the Company will review and revise its clawback policy to comply with the new rules.

Pledging and Hedging Transactions in Company Securities

              The board has a policy prohibiting hedging and pledging of Company securities by executive officers and directors.

Anti-Hedging Policy

              Hedging transactions may permit an executive officer or director to continue to own the Company's securities obtained through an employee benefit plan or otherwise, but without the full risks and rewards of ownership. When this occurs, the executive officer or director may no longer have the same objectives as the Company's other stockholders. Therefore, executive officers and directors are prohibited from engaging in any hedging transactions with respect to the Company's securities, including, without limitation, through the use of financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds.

Anti-Pledging Policy

              Pledging of Company securities by an executive officer or director as collateral for a loan or holding such securities in a margin account may result in the executive officer or director having interests that are no longer aligned with the long-term interests of the Company's other stockholders because of such executive officer or director potentially being immune to the economic exposure to the pledged securities. Additionally, if pledged securities were forced to be sold, potentially without the consent of an executive officer or director due to a failure to meet a margin call or the default on a loan, there may be a violation of the Company's Insider Trading Policy if the foreclosure or margin sale happens at a time that the executive officer or director is aware of material non-public information or otherwise prohibited from trading. Also, any such sale may result in a possible violation of Section 16 of the Securities Exchange Act of 1934, as amended, as well as subject the Company to negative publicity. Accordingly, executive officers and directors are prohibited from making pledges of Company securities as collateral for a loan, or otherwise holding Company securities in a margin account.

Executive Employment Agreements

              Each of Mr. Murphy, Ms. Schweinfurth, Mr. Muhtar, and Mr. Kaplan has an employment agreement with the Company, described below under "Executive Employment Agreements." Except for Mr. Murphy's, the employment agreements have indefinite terms, terminating on discontinuance of employment in accordance with the terms of the agreements. The agreements provide for severance payments upon certain terminations of employment. The compensation committee believes the terms of these agreements together with the Change in Control Plan are in line with market standards and are an important means to allow management to continue to focus on running the business of the Company in the event of a pending or actual change in control event or other event potentially affecting their employment. More detailed information concerning these severance payments appears below under the caption "Potential Payments upon Termination or Change in Control."

Compensation Committee Report

              The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the Company's management. Based on this review and discussion, the compensation committee recommended to the Company's board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Kalen F. Holmes, Chair
Cambria W. Dunaway
Glenn B. Kaufman
G.J. Hart
David A. Pace

2019 EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

              The following table sets forth summary information concerning compensation awarded to, earned by, or accrued for services rendered to the Company in all capacities by our principal executive officer, principal financial officer, and each of our three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2019 (collectively, the named executive officers), for fiscal years 2017 through 2019:

Name and Principal Position	Year	Salary ($)(6)	Bonus ($)(7)	Stock Awards ($)(8)	Option Awards ($)(9)	Non-Equity Incentive Plan Compensation ($)(10)	All Other Compensation ($)(11)	Total ($)
Paul J.B. Murphy III(1)	2019	180,000	275,000	1,599,996	-	-	8,162	2,063,158
President and Chief Executive Officer
Lynn S. Schweinfurth(2)	2019	398,077	311,000	939,934	-	-	110,570	1,759,581
Executive Vice President and Chief Financial Officer
Jonathan A. Muhtar	2019	425,000	200,000	594,968	-	170,424	24,610	1,415,002
Executive Vice President and	2018	416,059	-	356,904	237,985	-	13,388	1,024,336
Chief Concept Officer	2017	383,854	-	104,998	209,987	195,770	13,845	908,454
Michael L. Kaplan	2019	387,885	200,000	328,486	-	128,531	13,274	1,058,176
Executive Vice President and	2018	355,865	-	197,041	131,384	-	14,070	698,360
Chief Legal Officer	2017	353,842	-	62,087	124,194	180,515	14,147	734,785
Dean Cookson	2019	340,000	150,000	487,963	-	67,402	12,956	1,058,321
Senior Vice President and Chief Information Officer
Former Executives
Denny Marie Post(3)	2019	240,000	-	2,319,954	-	81,910	581,182	3,223,046
Former President and Chief	2018	774,040	-	1,391,968	927,977	-	18,345	3,112,330
Executive Officer	2017	744,237	-	1,434,957	769,690	653,777	18,901	3,621,862
Pattye L. Moore(4)	2019	1,009,708	-	-	-	-	7,802	1,017,510
Former Interim President and Chief Executive Officer
Guy J. Constant(5)	2019	515,000	250,000	849,748	-	127,617	24,517	1,766,882
Former Executive Vice President	2018	501,924	-	1,359,742	339,878	-	13,126	2,214,670
and Chief Operating Officer	2017	500,000	-	599,941	399,989	254,247	13,397	1,767,574

(1)
Mr. Murphy joined the Company in October 2019. The base salary reported for Mr. Murphy in 2019 is prorated for the period of time he provided services to us in 2019. Mr. Murphy's annual base salary in 2019 was $900,000.

(2)
Ms. Schweinfurth joined the Company in January 2019. The base salary reported for Ms. Schweinfurth in 2019 is prorated for the period of time she provided services to us in 2019. Ms. Schweinfurth's annual base salary in 2019 was $450,000.

(3)
Ms. Post retired from her role as President and Chief Executive Officer effective as of April 3, 2019 and resigned as a member of our board of directors effective as of the same date. The amount in the "All Other Compensation" column includes a payment pursuant to Ms. Post's retirement agreement.

(4)
Ms. Moore served as Interim President and Chief Executive Officer from April 3, 2019 through October 3, 2019. As Interim President and Chief Executive Officer, Ms. Moore received a base salary of $167,000 per month. Prior to Ms. Moore's appointment as an executive on April 3, 2019, she received compensation for her role as a director on our board of directors.

(5)
Mr. Constant served as our Executive Vice President and Chief Operating Officer during 2019 until his employment with the Company terminated effective January 7, 2020.

(6)
Amounts shown are not reduced to reflect the named executive officers' elections, if any, to defer receipt of salary into the Deferred Compensation Plan.

(7)
Amounts under Bonus represent one-time sign-on bonuses received by Mr. Murphy and Ms. Schweinfurth of $275,000 and $100,000, respectively in connection with their initial appointments with the Company. In addition, the amount for Ms. Schweinfurth includes her guaranteed minimum bonus of $211,000 for fiscal year 2019, her first year at the Company, pursuant to her employment agreement. Amounts for each of Messrs. Constant, Muhtar, Kaplan, and Cookson represent one-time cash retention awards of $250,000, $200,000, $200,000, and $150,000, respectively.

(8)
Amounts under Stock Awards represent the aggregate grant date fair value of restricted stock units and performance stock units awarded in 2019 (in the case of the PSUs, based on the achievement of the applicable performance goals at target), computed in accordance with the accounting guidance for accounting for stock compensation for fiscal years 2019, 2018, and 2017. See "Outstanding Equity Awards at 2019 Fiscal Year-End" below for a listing of restricted stock unit and PSU awards outstanding for each named executive officer as of December 29, 2019.

(9)
Amounts under Option Awards represent the aggregate grant date fair value of such awards computed in accordance with the accounting guidance for accounting for stock compensation for fiscal years 2018 and 2017. See Note 15 to our financial statements included in our annual report on Form 10-K for the fiscal years ended December 30, 2018 and December 31, 2017, for descriptions of the methodologies and assumptions we used to value option awards.

(10)
The amount shown for each named executive officer in the "Non-Equity Incentive Plan Compensation" column is reported for the year in which such amount is earned, even though it is paid in the immediately following year. Amounts in the 2019 "Non-Equity Incentive Plan Compensation" column above consist of the following payments to the named executive officers. Amounts shown are not reduced to reflect the named executive officers' elections, if any, to defer receipt of the annual incentive award payout into the Deferred Compensation Plan.

Named Executive Officer	2019 Annual Performance-Based Cash Incentive Payout ($)	2017 LTI Cash Award Payout ($)	Total ($)
Paul J. B. Murphy III(1)	-	-	-
Lynn S. Schweinfurth(2)	-	-	-
Jonathan A. Muhtar	105,315	65,109	170,424
Michael L. Kaplan	90,021	38,510	128,531
Dean Cookson	67,402	-	67,402
Former Executives
Denny Marie Post	81,910		81,910
Pattye L. Moore	-	-	-
Guy J. Constant	127,617	-	127,617

(1)
Mr. Murphy joined the Company in October 2019.

(2)
Ms. Schweinfurth received a minimum guaranteed bonus of $211,000 for 2019, her initial year of employment with the Company, pursuant to her Employment Agreement and as reflected in the Bonus column of the Summary Compensation Table.
(11)
Amounts in the "All Other Compensation" column consist of the following payments we paid to or on behalf of the named executive officers.

Name	Year	Car Allowance ($)(a)	Phone Allowance (b)	Meal Discounts ($)(c)	Life Insurance/ LT Disability Premium Payments ($)(d)	Company Match under 401(k) Plan ($)	Moving Expenses & Other Payments ($)(e)	Separation of Service Agreement payments ($)(f)	Total ($)
Paul J.B. Murphy III	2019	3,461	374	-	104	4,223	-	-	8,162
Lynn S. Schweinfurth	2019	9,023	1,433	33	433	-	99,648	-	110,570
Jonathan A. Muhtar	2019	10,200	1,620	1,111	479	11,200	-	-	24,610
Michael L. Kaplan	2019	10,200	1,620	989	465	-	-	-	13,274
Dean Cookson	2019	10,200	1,620	691	445			-	12,956
Former Executives
Denny Marie Post	2019	4,615	499	334	170	4,892	-	570,672	581,182
Pattye L. Moore	2019	-	-	-	302	7,500	-	-	7,802
Guy J. Constant	2019	10,200	1,620	981	516	11,200	-	-	24,517

(a)
All executives and certain other employees receive monthly car allowances.

(b)
All executives and certain other employees receive monthly phone allowances.

(c)
Various forms of meal discounts are provided to executives and all other employees. The amounts reported in this column are valued at the incremental cost to our Company and are based on approximately 60% of the cost of the meal, which represents the average cost of goods and labor.

(d)
Long-term disability insurance and life insurance are provided to executives and certain other employees and paid by the Company. The value represents the premiums paid by the Company on behalf of the named executive officer.

(e)
Represents moving expenses reimbursable by the Company pursuant to the executive's employment agreement or offer letter. The amount includes $22,704 of tax reimbursements related to moving expenses.

(f)
Amounts payable to Ms. Post under her retirement agreement that include cash amounts of $560,000 and $10,672 in benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

Grants of Plan-Based Awards

              The following table provides additional information about equity awards and non-equity incentive plan awards granted to our named executive officers during fiscal 2019:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Option and Stock Awards ($)(4)
Name(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(3)	Maximum (#)
Paul J.B. Murphy III	10/10/2019	-	-	-	-	-	-	52,980(5)	1,599,996
Lynn S. Schweinfurth		78,750	315,000	630,000	-	-	-	-	-
	2/4/2019	-	-	-	-	-	-	3,594(6)	114,972
	2/4/2019	-	-	-	-	-	-	5,783(5)	184,998
	2/4/2019	-	-	-	-	-	-	5,570(7)	178,184
	3/19/2019	-	-	-	3,077	12,306	24,612		361,796
	4/3/2019	-	-	-	-	-	-	3,543(6)	99,983
Jonathan A. Muhtar		79,688	318,750	637,500	-	-	-	-	-
	3/19/2019	-	-	-	-	-	-	6,678(7)	196,333
	3/19/2019	-	-	-	3,390	13,559	27,118	-	398,635
Michael L. Kaplan		67,880	271,520	543,039	-	-	-	-	-
	3/19/2019	-	-	-	-	-	-	3,687(7)	108,398
	3/19/2019	-	-	-	1,872	7,486	14,972	-	220,088
Dean Cookson		51,000	204,000	408,000	-	-	-	-	-
	3/1/2019	-	-	-	-	-	-	7,977(5)	249,999
	3/19/2019	-	-	-	-	-	-	2,671(7)	78,527
	3/19/2019	-	-	-	1,356	5,423	10,846		159,436
Former Executives
Denny Marie Post(8)		240,000	960,000	1,920,000	-	-	-	-	-
	3/19/2019	-	-	-	-	-	-	26,040(7)	765,576
	3/19/2019	-	-	-	13,218	52,870	105,740		1,554,378
		-	-	-	-	-	-	-	-
Guy J. Constant		96,562	386,250	772,500	-	-	-	-	-
	3/19/2019	-	-	-	-	-	-	9,538(7)	280,417
	3/19/2019	-	-	-	4,841	19,365	38,730	-	569,331

(1)
Ms. Moore is not included in this chart because she was not eligible to participate in the 2019 Long-Term Incentive Program in her role as Interim CEO.

(2)
Amounts reflect potential annual incentive payouts to the named executive officers which depend on satisfaction of Company Adjusted EBITDA, off-premise sales, and overall guest satisfaction targets in fiscal 2019. See "Compensation Discussion and Analysis—Key Components of our Executive Compensation Program—Incentive-Based Compensation—Annual Performance-Based Incentive" for further information.

(3)
Amounts reflect target payouts under long-term PSU awards granted under the 2017 Plan. The awards will cliff vest at the end of the 2019-2021 three-year performance cycle. Performance will be measured over the three years based on a range of minimum threshold, target, and maximum levels. Performance goals are established for each of three performance intervals under the awards on or prior to the 90th day of each such performance interval. In the performance interval ending December 29, 2019 there were two independent metrics used: Adjusted EBITDA and Cash Return on Invested Capital. The goals are equally weighted, and the payouts may be different depending on the achievement level of each metric. For further information on the terms of the long-term performance stock unit awards, see the discussion under "Compensation Discussion and Analysis—Summary of 2019 Compensation Activity—Incentive-Based Compensation—2019 Long-Term Incentive ("LTI") Program."

(4)
See Note 14 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 29, 2019 for descriptions of the methodologies and assumptions we use to value option and stock awards pursuant to the guidance for accounting for stock compensation.

(5)
Comprises time-based restricted stock units granted pursuant to the 2017 Plan. Each restricted stock unit represents the contingent right to receive, upon vesting of the unit, one share of common stock. The units are scheduled to cliff vest on the third anniversary of the date of grant subject to continuing employment or service with the Company.

(6)
Comprises time-based restricted stock units granted pursuant to the 2017 Plan. Each restricted stock unit represents the contingent right to receive, upon vesting of the unit, one share of common stock. The units are scheduled to vest one-third on each of the first, second, and third anniversaries of the date of grant subject to continuing employment or service with the Company.

(7)
Comprises time-based restricted stock units granted pursuant to the 2017 Plan. Each restricted stock unit represents the contingent right to receive, upon vesting of the unit, one share of common stock. The units are scheduled to vest 25% on each of the first, second, third, and fourth anniversaries of the date of grant subject to continuing employment or service with the Company.

(8)
Ms. Post retired as President and Chief Executive Officer of the Company effective as of April 3, 2019.

Outstanding Equity Awards at 2019 Fiscal Year-End

	Option Awards				Stock Awards
								Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(25)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)					Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			Option Exercise Price ($)		Number of Shares That Have Not Vested	Market Value of Shares That Have Not Vested ($)(25)
				Option Expiration Date
Name	Exercisable	Unexercisable
Paul J.B. Murphy III	-	-	-	-	52,980(20)	1,643,969	-	-
Lynn S. Schweinfurth	-	-	-	-	3,594(13)	111,522	-	-
	-	-	-	-	5,783(14)	179,446	-	-
	-	-	-	-	5,570(15)	172,837	-	-
	-	-	-	-	3,543(19)	109,939	-	-
	-	-	-	-	552(18)	17,129	8,204(26)	254,570
Jonathan A. Muhtar	12,765	-	59.94	1/4/26(3)	-	-	-	-
	6,972	2,325	63.82	2/17/26(4)	411(8)	12,753	-	-
	6,272	6,272	47.00	2/24/27(6)	1,116(9)	34,629	-	-
	2,540	7,620	61.25	3/15/28(7)	1,456(11)	45,180	-	-
	-	-	-	-	734(12)	22,776	1,295(27)	40,184
	-	-	-	-	6,678(17)	207,218	-	-
	-	-	-	-	608(18)	18,866	9,040(26)	280,511
Michael L. Kaplan	3,139	-	71.99	2/19/24(1)	-	-	-	-
	3,532	-	81.65	2/18/25(2)	236(8)	7,323	-	-
	4,004	1,335	63.82	2/17/26(4)	660(9)	20,480	-	-
	3,709	3,710	47.00	2/24/27(6)	804(11)	24,948	-	-
	1,402	4,207	61.25	3/15/28(7)	405(12)	12,567	715(27)	22,186
	-	-	-	-	3,687(17)	114,408	-	-
	-	-	-	-	335(18)	10,395	4,990(26)	154,840
Dean Cookson	1,016	3,048	61.25	3/15/28(7)	742(10)	23,024	-	-
	-	-	-	-	582(11)	18,059	-	-
	-	-	-	-	293(12)	9,092	518(27)	16,074
	-	-	-	-	7,977(16)	247,526	-	-
	-	-	-	-	2,671(17)	82,881	-	-
	-	-	-	-	243(18)	7,540	3,616(26)	112,204
Former Executives	-	-	-	-	-	-	-	-
Denny Marie Post(23)	-	-	-	-	2,360	73,231	-	-
	-	-	-	-	612	18,990	-	-
	-	-	-	-			-	-
Pattye L. Moore(24)	-	-	-	-	-	-	-	-
							-	-
Guy J. Constant	10,347	10,348	54.55	1/3/27(5)	1,832(21)	56,847	-	-
	3,627	10,883	61.25	3/15/28(7)	2,080(11)	64,542	-	-
	-	-	-	-	1,048(12)	32,519	1,849(27)	57,374
	-	-	-	-	16,881(22)	523,817	-	-
	-	-	-	-	9,538(17)	295,964	-	-
	-	-	-	-	868(18)	26,934	12,910(26)	400,597

(1)
Award of options granted on February 19, 2014 that vest 25% on each anniversary date of issuance and in full on February 19, 2018.

(2)
Award of options granted on February 18, 2015 that vest 25% on each anniversary date of issuance and in full on February 18, 2019.

(3)
Award of options granted on January 4, 2016 that vest 33 1/3% on each anniversary date of issuance and in full on January 4, 2019.

(4)
Award of options granted on February 17, 2016 that vest 25% on each anniversary date of issuance and in full on February 17, 2020.

(5)
Award of options granted on January 3, 2017 that vest 25% on each anniversary date of issuance and in full on January 3, 2021.

(6)
Award of options granted on February 24, 2017 that vest 25% on each anniversary date of issuance and in full on February 24, 2021.

(7)
Award of options granted on March 15, 2018 that vest 25% on each anniversary date of issuance and in full on March 15, 2022.

(8)
Award of restricted stock units granted on February 17, 2016 that vest 25% on each anniversary date of issuance and in full on February 17, 2020.

(9)
Award of restricted stock units granted on February 24, 2017 that vest 25% on each anniversary date of issuance and in full on February 24, 2021.

(10)
Award of restricted stock units granted on October 2, 2017 that vest 25% on each anniversary date of issuance and in full on October 2, 2021.

(11)
Award of restricted stock units granted on March 15, 2018 that vest 25% on each anniversary date of issuance and in full on March 15, 2022.

(12)
Represents the portion of the PSU Award granted March 15, 2018 that was earned based on actual performance during fiscal years 2018 and 2019, but remains subject to executive's continued employment through the applicable vesting date.

(13)
Award of restricted stock units granted on February 4, 2019 that vest 33 1/3% on each anniversary date of issuance and in full on February 4, 2022.

(14)
Award of restricted stock units granted on February 4, 2019 that cliff-vest on February 4, 2022.

(15)
Award of restricted stock units granted on February 4, 2019 that vest 25% on each anniversary date of issuance and in full on February 4, 2023.

(16)
Award of restricted stock units granted on March 1, 2019 that cliff-vest on March 1, 2022.

(17)
Award of restricted stock units granted on March 19, 2019 that vest 25% on each anniversary date of issuance and in full on March 19, 2023.

(18)
Represents the portion of the PSU Award granted on March 19, 2019 that was earned based on actual performance during fiscal year 2019, but remains subject to executive's continued employment through the applicable vesting date.

(19)
Award of restricted stock units granted on April 3, 2019 that vest 33 1/3% on each anniversary date of issuance and in full on April 3, 2022.

(20)
Award of restricted stock units granted on October 10, 2019 that cliff-vest on October 10, 2022.

(21)
Award of restricted stock units granted on January 3, 2017 that vest 25% on each anniversary date of issuance and in full on January 3, 2021.

(22)
Award of restricted stock units granted on May 30, 2018 that vest 20% on each of the second, third, and fourth anniversaries and 40% on the fifth anniversary from date of issuance and in full on May 30, 2023.

(23)
In connection with her retirement from the Company, on April 3, 2019 Ms. Post forfeited all of her unvested options and RSUs, and her vested options remained exercisable for six months following her retirement. This amount includes PSUs vested but that will not be settled until the end of the applicable performance period. Ms. Post remained eligible to vest in all of her earned PSUs for all completed performance intervals as of April 3, 2019 and with respect to the 2019 tranche, Ms. Post shall be eligible to earn a prorated number of PSUs for such tranche based on actual performance.

(24)
Ms. Moore was not eligible to receive incentive compensation in her role as Interim CEO. She did receive compensation as a Director. See "Director Compensation" for further information.

(25)
Based on the closing price of our common stock on December 27, 2019 of $31.03 per share.

(26)
Represents the unearned portion of the PSU Award granted on March 19, 2019.

(27)
Represents the unearned portion of the PSU Award granted March 15, 2018.

Options Exercises and Stock Vested

              The following table contains information with respect to the named executive officers concerning option exercises and vesting of restricted stock units during fiscal year 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
Paul J.B. Murphy III	-	-	-	-
Lynn S. Schweinfurth	-	-	-	-
Jonathan A. Muhtar	-	-	2,846	84,845
Michael L. Kaplan	-	-	998	31,058
Dean Cookson	-	-	566	17,750
Former Executives
Denny Marie Post	-	-	10,962	336,920
Pattye L. Moore(3)	-	-	2,184	67,441
Guy J. Constant	-	-	3,883	115,464

(1)
Based on the amount by which the market price of our common stock on the date of exercise exceeded the exercise price of the option award.

(2)
Represents restricted stock units vesting fiscal 2019 year end. Values are based on the closing price of our common stock on the date of vesting. For Ms. Post and Mr. Constant, amounts also include performance stock units from the 2017-2019 performance incentive award vesting in fiscal 2019. Values for the performance stock units are based on the closing price of our common stock on the last trading day of the fiscal year.

(3)
Amounts represent the vesting of a restricted stock unit award granted to Ms. Moore as a Director of the Company.

Non-qualified Deferred Compensation

              The following table shows information about the amount of contributions, earnings, and balances for each named executive officer under the Company's Deferred Compensation Plan as of December 29, 2019.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Paul J.B. Murphy III	-	-	-	-	-
Lynn S. Schweinfurth	-	-	-	-	-
Jonathan A. Muhtar	-	-	-	-	-
Michael L. Kaplan	-	-	6,395	-	27,042
Dean Cookson	-	-	-	-	-
Former Executives
Denny Marie Post	-	-	47,062	(103,866)	207,913
Pattye L. Moore	520,270	-	52,757	-	573,027
Guy J. Constant	-	-	-	-	-

(1)
Executive Contributions in Last Fiscal Year and Registrant Contributions in Last Fiscal Year were reported as compensation to the relevant named executive officers in our Summary Compensation Table.

(2)
No portion of the Aggregate Earnings (Loss) in Last Fiscal Year was reported as compensation to the relevant named executive officers in our Summary Compensation Table.

(3)
All Aggregate Balance at Last Fiscal Year-End amounts reported in this column were reported as compensation to the relevant named executive officers in our Summary Compensation Table for previous years except for any earnings or losses on deferred amounts.

              Red Robin Gourmet Burgers, Inc. Deferred Compensation Plan. The Red Robin Gourmet Burgers, Inc. Deferred Compensation Plan permits executives and other eligible employees to defer portions of their compensation. Under this plan, eligible employees may elect to defer up to 75% of their base salary and up to 100% of incentive compensation each plan year. The Company may make matching contributions in an amount determined by the compensation committee. For the 2019 plan year, the Company did not make matching contributions because the Red Robin 401(k) plan was amended in 2019 to allow highly compensated employees to participate and receive Company matching contributions under the 401(k) plan.

              The Company contributes all amounts deferred under the plan to a rabbi trust. Assets in the rabbi trust are invested in certain mutual funds that cover an investment spectrum ranging from equities to money market instruments. All rabbi trust assets remain available to satisfy the claims of the Company's creditors in the event of the Company's bankruptcy or insolvency.

              When participants elect to defer amounts into the plan, they also select when the amounts ultimately will be distributed. Participants can elect to have deferrals for a particular year paid in a future year if the participant is still employed at that time. Such in-service distributions are made in the form of a lump sum or annual installments. Otherwise, payment of a participant's account is made a minimum of six months from participant's termination of employment in the form of a lump sum or up to 15 annual installments if the participant so elected at the time of deferral and if the participant's total account balance is at least $50,000. A participant can elect to change a prior distribution election to further delay distribution provided that such new election must be provided at least 12 months before the date the previously scheduled distribution would have occurred and provided that the new distribution date is at least five years from the originally scheduled distribution date. A participant may obtain a withdrawal prior to the date otherwise scheduled or elected by the participant if the participant incurs an "unforeseeable emergency" (generally including illness, casualty losses, etc.).

              With respect to deferrals after 2004, the plan is intended to comply with the requirements of section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act of 2004. The plan is a "non-qualified" plan for federal tax purposes, meaning the arrangements are deemed to be unfunded and an employee's interest in the plan is no greater than that of an unsecured general creditor of the Company.

EMPLOYMENT AGREEMENTS, SEPARATION ARRANGEMENTS, AND CIC PLAN

Executive Employment Agreements

              Paul Murphy Employment Agreement. Our employment agreement with Mr. Murphy, our President and Chief Executive Officer, dated September 2, 2019, has a term commencing on October 3, 2019 and continuing until December 31, 2022, unless terminated earlier in accordance with the employment agreement. The employment agreement shall only be renewed upon written confirmation by both parties of their intent to renew. Mr. Murphy's employment agreement provides him with an annual base salary of $900,000, a target bonus of 120% of his base salary for fiscal 2020 (which may be subject to adjustment thereafter, but which shall not exceed 200%) and a target long-term incentive award value of $3,000,000. Mr. Murphy also received a sign-on bonus equal to $500,000, of which $275,000 was paid at the time of the board's approval of the annual plan for the fiscal year 2020 and the remaining $225,000 will be paid on October 3, 2020, provided that, on a termination by us for cause or by him without good reason within 36 months after his start date, Mr. Murphy agrees to repay $225,000 of the sign-on bonus, less $6,250 for each full month of employment completed after his start date. Mr. Murphy also received a sign-on award of RSUs with a grant date fair value of $1,600,000 that vests on the third anniversary of the grant date. Mr. Murphy's employment agreement also provides for a monthly car allowance of $1,250, and reimbursement of legal fees incurred in connection with the employment agreement up to $10,000.

              The employment agreement provides that he is entitled to receive certain benefits upon termination of his employment not related to a change in control. If the Company terminates Mr. Murphy's employment without cause, or Mr. Murphy terminates his employment for good reason, Mr. Murphy will receive, among other things (a) continued payment of his annual base salary for a period of two years following the effective date of his termination of employment; (b) payment of a pro rata share of his annual bonus; (c) immediate vesting of his sign-on equity award; and (d) upon his timely election under COBRA, a cash payment equal to eighteen months of the Company portion of his health insurance premiums, including coverage for his dependents.

              Good reason is defined in Mr. Murphy's employment agreement as a reduction in his compensation other than as permitted under the employment agreement, relocation of the Company's headquarters to a location more than 20 miles from the location prior to such relocation, any breach of a material provision contained in the employment agreement, or a significant reduction in the responsibilities of the chief executive officer; provided that the Company has 30 days to cure any such condition following Mr. Murphy's notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).

              Cause is defined in Mr. Murphy's employment agreement as (a) his continual and deliberate gross neglect in the performance of his material duties; (b) his failure to devote substantially all of his working time to the business of the Company and its subsidiaries (other than as expressly permitted in the employment agreement); (c) his failure to follow the lawful directives of the board in any material respect; (d) his engaging in misconduct in connection with the performance of any of his duties, including, without limitation, falsifying or attempting to falsify documents, books or records of the Company or its subsidiaries, misappropriating or attempting to misappropriate funds or other property, or securing or attempting to secure any personal profit in connection with any transaction entered into on behalf of the Company or its subsidiaries; (e) his violation, in any material respect, of any policy or of any code or standard of behavior or conduct generally applicable to employees of the Company or its subsidiaries; (f) his breach of the material provisions of the employment agreement or any other non-competition, noninterference, non-disclosure, confidentiality or other similar agreement executed by him with the Company or any of its subsidiaries or other act of disloyalty to the Company or any of its subsidiaries (including, without limitation, aiding a competitor or unauthorized disclosure of confidential information); or (g) his engaging in conduct which is reasonably likely to result in material injury to the reputation of the Company or any of its subsidiaries, including, without limitation, commission of a felony, fraud, embezzlement or other crime involving moral turpitude; provided, that a termination for cause by the Company of any of the events described in clauses (a), (b), (d) and (e) above shall only be effective on 30 days advance written notification, providing him the opportunity to cure, if reasonably capable of cure within; provided, however, that no such notification is required if the cause event is not reasonably capable of cure or the board determines that its fiduciary obligation legally requires it to effect a termination of him for Cause immediately.

              Lynn S. Schweinfurth Employment Agreement. Our employment agreement with Ms. Schweinfurth, our Chief Financial Officer, dated December 31, 2018, and amended effective June 11, 2019, has an indefinite term. Ms. Schweinfurth's employment agreement provides her with an annual base salary of $450,000, a target bonus of 70% of her base salary for fiscal 2019 (which may be subject to adjustment thereafter, but which shall not be less than $211,000 for fiscal year 2019) and, for fiscal year 2019 a target long-term incentive award of 120% of her base salary. Ms. Schweinfurth also received a one-time cash sign on bonus equal to $100,000, provided that on a termination for cause or without good reason within 24 full months after her start date, Ms. Schweinfurth agrees to repay the sign on bonus, less $4,166.67 for each full month of employment completed after the start date. Ms. Schweinfurth also received sign-on awards of RSUs with a grant date fair value of $115,000 that vests in equal installments on the first three anniversaries of the grant date and with a grant date fair value of $185,000 that cliff vests on the third anniversary of the grant date. Ms. Schweinfurth's employment agreement also provides for a monthly car allowance of $850 and reimbursement of relocation expenses incurred in connection with her relocation to Denver, Colorado of up to $190,000.

              The employment agreement provides that she is entitled to receive certain benefits upon termination of her employment not related to a change in control. If the Company terminates Ms. Schweinfurth's employment without cause, or Ms. Schweinfurth terminates her employment for good reason, Ms. Schweinfurth will receive, among other things, payment of an amount equal to one time her annual base salary.

              Good reason is defined in Ms. Schweinfurth's employment agreement as a reduction in her compensation other than as permitted under the employment agreement, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in her then effective responsibilities; provided that the Company has 30 days to cure any such condition following Ms. Schweinfurth's notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).

              Cause generally has the same definition in Ms. Schweinfurth's employment agreement as in Mr. Murphy's employment agreement, except the cure period is 10 days instead of 30 days.

              Jonathan A. Muhtar Employment Agreement. Our amended and restated employment agreement with Mr. Muhtar, our Chief Concept Officer, dated August 20, 2018, has an indefinite term and provides him with an annual base salary of $425,000, a target bonus of 70% of his base salary (but which would not be less than $262,500 for fiscal year 2015 and which is currently 75% of his base salary) and, a target long-term incentive award of 140% of his base salary for fiscal year 2016. Mr. Muhtar received a one-time cash sign-on bonus of $200,000 and a sign-on equity grant of RSUs with a grant date value of $250,000 and stock options with a grant date value of $250,000, in each case, that vest in equal installments on the first three anniversaries of the grant date. Mr. Muhtar's employment agreement also provides for a monthly car allowance of $850 and provided that he was entitled to reimbursement of relocation expenses incurred in connection with his relocation to Denver, Colorado, including a tax gross up on such reimbursements, of $170,000. Mr. Muhtar was required to repay the cash sign-on bonus, the grant date value of his sign-on equity grants, the guaranteed annual bonus for 2015, and the payments if he terminated his employment without good reason or we terminated him for cause prior to the first anniversary of his start date.

              The employment agreement provides that he is entitled to receive certain benefits upon termination of his employment not related to a change in control. If the Company terminates Mr. Muhtar's employment without cause, or Mr. Muhtar terminates his employment for good reason, Mr. Muhtar will receive, among other things, payment of an amount equal to one times his annual base salary.

              Good reason is defined in Mr. Muhtar's employment agreement as a reduction in his compensation other than as permitted under the employment agreement, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in his then-effective responsibilities; provided that the Company has 30 days to cure any such condition following Mr. Muhtar's notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).

              Cause generally has the same definition in Mr. Muhtar's employment agreement as in Ms. Schweinfurth's employment agreement.

              Michael L. Kaplan Employment Agreement. Our amended and restated employment agreement with Mr. Kaplan, our Chief Legal Officer, dated August 20, 2018, has an indefinite term and provides him with an annual base salary of $335,000 (which is currently $400,000), a target bonus of 70% of his base salary and, for 2014 a target long-term incentive award of 80% of his base salary. In addition, Mr. Kaplan received a sign on equity award in the amount of $20,000 that vest in equal installments on the first, second, third, and fourth anniversaries of the grant date. Mr. Kaplan's employment agreement also provides for a monthly car allowance of $833.33, and provided he was entitled to reimbursement of relocation expenses incurred in connection with his relocation to Denver, Colorado, including a tax gross up on such reimbursements, up to $400,000 in the aggregate.

              The employment agreement provides that he is entitled to receive certain benefits upon termination of his employment not related to a change in control. If the Company terminates

Mr. Kaplan's employment without cause, or Mr. Kaplan terminates his employment for good reason, Mr. Kaplan will receive, among other things, (a) payment of an amount equal to one time his annual base salary; and (b) payment of an amount equal to the target amount of Mr. Kaplan's annual incentive for the fiscal year in which the effective date of termination occurs.

              Good reason is defined in Mr. Kaplan's employment agreement as a reduction in his compensation other than as permitted under the employment agreement, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in the then-effective responsibilities of the chief legal officer; provided that the Company has 30 days to cure any such condition following Mr. Kaplan's notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).

              Cause generally has the same definition in Mr. Kaplan's employment agreement as in Mr. Murphy's employment agreement, except that the cure period only applies to clause (a).

              Each of the above agreements also contains standard confidentiality, non-competition, and non-solicitation provisions.

              Denny Marie Post Retirement Agreement. On April 3, 2019, Ms. Post notified the board of her retirement as President and Chief Executive Officer of the Company and her resignation from the board, in each case effective as of April 3, 2019. Ms. Post served as President of the Company from February 2016 until her departure and as Chief Executive Officer of the Company from August 2016 until her departure. Our employment agreement with Ms. Post, dated August 20, 2018, as reaffirmed by her retirement agreement with the Company, provided certain benefits to her, including, among other things, (a) continued payment of her annual base salary for a period of two years following the effective date of retirement; (b) payment of a pro rata share of her annual bonus for 2019 based on actual performance; and (c) upon her timely election under COBRA, a cash payment equal to eighteen months of her health insurance premiums, including coverage for her dependents.

              Pattye L. Moore Separation Arrangement. Ms. Moore retired from her position as Interim Chief Executive Officer effective October 3, 2019 and from her position on the board of directors of the Company effective as of December 31, 2019. In connection with Ms. Moore's resignation, Ms. Moore and the Company entered into a transition services agreement, dated December 30, 2019, under which Ms. Moore agreed to provide advisory services to the Company effective as of December 31, 2019 through the date of the Company's 2020 annual meeting of the stockholders. Pursuant to the terms of the transition services arrangement, Ms. Moore is deemed to be an independent contractor of the Company and is not entitled to any right, privileges, or benefits that employees of the Company are entitled to, but will continue to vest in her equity awards through the date of the Company's 2020 annual meeting of the stockholders. The transition services agreement also contains a general release by Ms. Moore of claims against the Company, and other customary terms.

              Guy J. Constant Employment Agreement. Effective as of January 7, 2020, Mr. Constant's employment with the Company was terminated without cause. Mr. Constant served as Executive Vice President and Chief Operating Officer of the Company from January 2019 until his departure and prior to that served as Executive Vice President and Chief Financial Officer since December 2016. Our employment agreement with Mr. Constant, dated December 13, 2016 and amended effective August 20, 2018, provided certain severance benefits to him, including, among other things, payment of an amount equal to one times his annual base salary.

Change in Control Plan

              The Company's employment agreements with its executive officers provide that such executive officers shall participate in the Company's Executive Change in Control Severance Plan, effective August 14, 2018 (the "Change in Control Plan"). Following a review of the Company's change in control benefits, which were set forth in individual agreements, the compensation committee found the benefits were below market and had inconsistent terms among various executives. The committee transitioned to the Change in Control Plan to adjust and adopt provisions consistent with the market and to provide consistent benefits across the executive team while enabling the Company to maintain the ability to differentiate benefits by title, lessen administrative burdens, ease the ability to modify benefits, and simplify negotiations in the future. The Change in Control Plan provides that if the executive's employment with the Company is terminated (a) by the Company without cause or (b) by the executive for good reason during the 24-month period following a change in control, the executive is entitled to receive, among other things, the following payments and benefits:

  •
  payment in a lump sum in cash of an amount equal to 2.0 (for the chief executive officer (pursuant to his employment agreement) and the executive vice presidents of the Company); or 1.0 (for the senior vice presidents of the Company), as applicable, times the sum of his or her (i) annual base salary and (ii) target annual incentive opportunity, payable within ten (10) days following the date of termination;

  •
  payment in a lump sum in cash of an amount equal to the pro rata portion of the executive's target annual incentive opportunity for the year in which the date of termination occurs, determined by multiplying such target annual incentive opportunity by a fraction, the numerator of which is the number of days in the then-current calendar year through the date of termination and the denominator of which is three hundred sixty-five (365), payable within ten (10) days following the date of termination;

  •
  upon the executive's timely election of continuation coverage under COBRA, payment in a lump sum in cash of an amount equal to the product of (i) the portion of premiums of the executive's group health insurance, including coverage for the executive's eligible dependents, if any, that the Company paid immediately prior to the date of termination and (ii) twenty-four (24) months (in the case of the chief executive officer, president or any executive vice president of the Company) or twelve (12) months (in the case of any senior vice president of the Company), as applicable; and

  •
  all outstanding and unvested stock option and restricted stock awards subject solely to time-based vesting shall vest in full and any restrictions or forfeiture provisions applicable to restricted stock awards shall lapse, notwithstanding the provisions of any equity incentive plan or any award agreement(s) between the executive and the Company thereunder.

              Generally, under the Change in Control Plan and subject to limited exceptions set forth in the Change in Control Plan, a change in control will be deemed to occur if any person acquires more than 30% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company's stockholders approve a complete liquidation or dissolution of the Company. Good reason is defined as a reduction in the executive's compensation, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a significant reduction in the then-effective responsibilities of the executive without the executive's prior written consent, or failure by the Company to obtain the assumption of the obligations contained in the change in control agreement by any successor to the Company.

              None of our change in control provisions provide for an excise tax gross up payment for Internal Revenue Code Section 280G/4999 purposes. The board has determined not to enter into any agreements with a named executive officer that contain such an excise tax gross up provision.

Incentive Plans

              Set forth below is a description of the change in control provisions contained within our 2017 Plan and our Second Amended and Restated 2007 Performance Incentive Plan (under which there are unvested awards currently outstanding). All outstanding awards under our 2004 Plan are vested.

              2017 Plan, as Amended. Generally, and subject to limited exceptions set forth in the 2017 Plan, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then outstanding under the 2017 Plan may become fully vested or paid, as applicable, and may terminate or be terminated upon consummation of such a change in control event; provided, that, pursuant to the amendment to the 2017 Plan approved in the Company's April 10, 2019 proxy statement, all awards, including awards of stock options and stock appreciation rights (but excluding performance-based awards) issued to individuals other than non-employee directors of the board shall be subject to a minimum vesting period of at least one year from the date of the award, and that all awards, including awards of stock options and stock appreciation rights, if any, to non-employee directors of the board shall be subject to a minimum vesting period ending no earlier than the sooner of the next annual stockholders meeting and one year from the date of the award. However, unless the individual award agreement provides otherwise, with respect to executive and certain other high level officers of the Company, upon the occurrence of a change in control event, no award will vest unless such officer's employment with the Company is terminated by the Company without cause within the two-year period following such change in control event. The compensation committee also has the discretion to establish other change in control provisions with respect to awards granted under the 2017 Plan. For example, subject to certain limitations, the compensation committee could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event. The compensation committee has established awards of PSUs and cash performance awards under the 2017 Plan that provide for acceleration of vesting of such awards in the event of death, disability, or retirement of the participant or a change in control event of the Company.

              Second Amended and Restated 2007 Performance Incentive Plan. Generally, and subject to limited exceptions set forth in the 2007 Plan, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2007 Plan may become fully vested or paid, as applicable, and may terminate or be terminated upon consummation of such a change in control event. However, unless the individual award agreement provides otherwise, with respect to executive and certain other high level officers of the Company, upon the occurrence of a change in control event, no award will vest unless such officer's employment with the Company is terminated by the Company without cause within the two-year period following such change in control event. The administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2007 Plan. For example, the administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event. Beginning in May 2017, the Company has made all awards, including annual incentive awards, under the 2017 Plan.

              There are currently no amounts payable to or accrued for payment to any named executive officer under the change in control provisions contained in the plans.

Potential Payments upon Termination or Change in Control

              The following table presents the amount of compensation payable to each of our named executive officers as if the triggering termination event had occurred on the last day of our most recently completed fiscal year, December 29, 2019:

Name	Benefit(1)	Termination w/o Cause or Resignation with Good Reason($)	Termination with Cause or Resignation w/o Good Reason($)	Death($)	Disability($)	Change in Control($)(2)
Paul J.B. Murphy III	Salary	1,800,000(3)	-	-	-	-
	Salary + Annual Incentive	-	-	-	-	1,800,000(4)
	Annual Incentive	-(5)	-(5)	-(5)	-(5)	-(5)
	Health Benefits	8,996(6)	-	-	-	11,994(7)
	Acceleration of Restricted Stock Units	1,643,969(8)	-	-	-	1,643,969(9)
	Acceleration of Options	-	-	-	-	-
	Acceleration of Performance Stock Units	-	-	-	-	-
Lynn S. Schweinfurth	Salary	450,000(10)	-	-	-	-
	Salary + Annual Incentive	-	-	-	-	1,530,000(4)
	Annual Incentive	211,000(14)	211,000(14)	211,000(14)	211,000(14)	313,274(11)
	Health Benefits	-	-	-	-	6,981(7)
	Acceleration of Restricted Stock Units	-	-	-	-	573,745(9)
	Acceleration of Options	-	-	-	-	-
	Acceleration of Performance Stock Units	-	-	17,129(12)	17,129(12)	271,699(13)

Name	Benefit(1)	Termination w/o Cause or Resignation with Good Reason($)	Termination with Cause or Resignation w/o Good Reason($)	Death($)	Disability($)	Change in Control($)(2)
Jonathan A. Muhtar	Salary	425,000(15)	-	-	-	-
	Salary + Annual Incentive	-	-	-	-	1,487,500(4)
	Annual Incentive	105,315(14)	105,315(14)	105,315(14)	105,315(14)	317,877(11)
	Health Benefits	-	-	-	-	17,624(7)
	Acceleration of Restricted Stock Units	-	-	-	-	299,781(9)
	Acceleration of Options	-	-	-	-	-(16)
	Acceleration of Performance Stock Units	-	-	41,642(12)	41,642(12)	362,337(13)
Michael L. Kaplan	Salary	400,000(17)	-	-	-	-
	Salary + Annual Incentive		-	-	-	680,000(18)
	Annual Incentive	280,000(19)	90,021(14)	90,021(14)	90,021(14)	279,333(11)
	Health Benefits	-	-	-	-	6,563(7)
	Acceleration of Restricted Stock Units	-	-	-	-	167,159(9)
	Acceleration of Options	-	-	-	-	-(16)
	Acceleration of Performance Stock Units	-	-	22,962(12)	22,962(12)	199,988(13)
Dean Cookson	Salary	-	-	-	-
	Salary + Annual Incentive	-	-	-	-	544,000(18)
	Annual Incentive	-	-	-	-	203,441(11)
	Health Benefits	-	-	-	-	8,812(7)
	Acceleration of Restricted Stock Units	-	-	-	-	371,491(9)
	Acceleration of Options	-	-	-	-	-(16)
	Acceleration of Performance Stock Units	-	-	16,632(12)	16,632(12)	144,910(13)
		-	-	-	-	-
Former Executive		-	-	-	-	-
Guy J. Constant	Salary	515,000(20)	-	-	-	-
	Salary + Annual Incentive	-	-	-	-	1,802,500(4)
	Annual Incentive	127,617(14)	127,617(14)	127,617(14)	127,617(14)	385,192(11)
	Health Benefits	-	-	-	-	13,126(7)
	Acceleration of Restricted Stock Units	-	-	-	-	941,171(9)
	Acceleration of Options	-	-	-	-	-(16)
	Acceleration of Performance Stock Units	-	-	129,954(12)	129,954(12)	517,425(13)
(1)
A number of our employee benefit and incentive pay plans provide for payment upon termination of employment of any participant. If terminated on December 29, 2019, each of the named executive officers would have received benefits and payments under these plans in addition to the amounts described in the table above.

(2)
As discussed above, the change in control provisions or termination provisions that apply before or after a change in control in the Change in Control Plan and applicable award agreements contain double trigger provisions, and thus any payments described in the above table are generally required to be made only if the Company terminates the executive's employment without cause or the executive resigns with good reason, within a defined protection period following the change in control.

(3)
Represents an amount equal to two times Mr. Murphy's 2019 base salary payable in substantially equal installments for 24 months following date of termination of employment.

(4)
Represents an amount equal to two times the sum of (i) the named executive officer's 2019 base salary and (ii) the named executive officer's target annual incentive award for 2019, payable in a lump sum within 10 days following effective date of termination of employment. Mr. Murphy was not eligible to receive an annual incentive award for 2019.

(5)
Mr. Murphy was not eligible to receive an annual incentive award for 2019.

(6)
Consists of the costs of the Company portion of premiums for Mr. Murphy and his dependents under the Company's existing health insurance plans per month for a period of eighteen months following the effective date of termination without cause or resignation with good reason under Mr. Murphy's employment agreement.

(7)
Consists of the costs of the Company portion of premiums for the named executive officer and his or her dependents under the Company's existing medical, dental, and prescription insurance plans per month for a period of twenty-four months following the effective date of termination, except for Mr. Kaplan and Mr. Cookson which costs are for twelve months.

(8)
Mr. Murphy is entitled to accelerated vesting of his sign-on equity award upon a termination without cause or resignation with good reason under Mr. Murphy's employment agreement. The value included in the table above is based on the closing sales price of the Company's common stock on Nasdaq as of December 27, 2019, the last business day preceding such date ($31.03).

(9)
The values included in the table above are based on the number of restricted shares or restricted stock units that would have vested on December 29, 2019, multiplied by the closing sales price of the Company's common stock on Nasdaq as of December 27, 2019, the last business day preceding such date ($31.03).

(10)
Represents an amount equal to one times Ms. Schweinfurth's 2019 base salary payable in a lump sum within 60 days following termination of employment.

(11)
Represents the pro-rata amount of the named executive officer's target annual incentive award for 2019 determined by multiplying such target annual incentive award by a fraction, the numerator of which is the number of days in the then-current calendar year through the termination date and the denominator of which is 365, payable in a lump sum within 10 days following the termination of employment.

(12)
The PSU awards provide, among other things, that upon the death or disability of such named executive officer after the completion of the performance period applicable to a particular tranche, the number of shares of stock earned with respect to such tranche is based on the extent to which the performance goals for such tranche have been achieved. Accordingly, the values included in the table above are based on the number of shares that would have vested under the PSU on December 29, 2019 (each of which is the last day of a tranche under the PSU awards), multiplied by the closing sales price of the Company's common stock on Nasdaq as of December 27, 2019, the last business day preceding such date ($31.03).

(13)
The PSU awards provide that if a change in control occurs prior to the last day of the third performance period under the award, then each tranche will be deemed earned as follows: (a) if the change in control occurs on or prior to the completion of six months of the performance period applicable to such tranche, the number of shares earned with respect to such tranche will be determined as if the performance goals had been achieved at target; and (b) for other tranches, based on the extent to which the performance goals for such tranche have been achieved (which amount would be pro-rated, and the Company's performance against the performance goals for any partial periods determined by the compensation committee in good faith as of the date of the change in control). Accordingly, the values included in the table above are based on the number of shares that would have vested under the PSU on December 29, 2019 (using the actual achievement for the tranche ending December 29, 2019 and based on target for the remaining two tranches ending December 27, 2020 and December 26, 2021), multiplied by the closing sales price of the Company's common stock on Nasdaq as of December 27, 2019, the last business day preceding such date ($31.03).

(14)
Represents the amount the named executive officer or his or her estate would have been paid for his or her annual incentive award for 2019 had the named executive officer been employed on the payment date.

(15)
Represents an amount equal to one times Mr. Muhtar's 2019 base salary payable in a lump sum within 60 days following termination of employment.

(16)
The Change in Control Plan and the applicable award agreements for the named executive officers provide that upon a termination in connection with a change in control, the named executive officer has the right to require the Company to pay the difference between the fair market value of the Company's common stock on December 29, 2019 and the exercise price of the options held by the named executive officer on an aggregate basis.

(17)
Represents an amount equal to one times Mr. Kaplan's 2019 base salary payable in a lump sum within 60 days following termination of employment.

(18)
Represents an amount equal to one times the sum of (i) the named executive officer's 2019 base salary and (ii) the named executive officer's target annual incentive award for 2019, payable in a lump sum within 10 days following effective date of termination of employment.

(19)
Represents the named executive officer's target annual incentive payable in a lump sum at the regularly scheduled payment date.

(20)
Represents an amount equal to one times Mr. Constant's 2019 base salary payable in a lump sum within 60 days following termination of employment.

CEO PAY RATIO

              As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing information about the ratio of the annual total compensation of our Chief Executive Officer Mr. Murphy, who served in such capacity effective October 3, 2019 through the duration of fiscal year 2019, to the annual total compensation of our median employee. We believe our pay ratio, which is based on our payroll and employment records using the methodology described below, is a reasonable estimate calculated in a manner consistent with the SEC pay ratio rules.

              Approximately 92% of our employee population consists of hourly restaurant Team Members. Red Robin hourly restaurant roles can be full-time or part-time. Flexible and part-time employment opportunities can be attractive for Team Members seeking to balance other commitments, have a social connection, or earn supplemental income. However, part-time employment has the effect of reducing the annual total compensation for our median employee.

              To determine the median employee, we used total cash compensation paid in 2018 as reported to the Internal Revenue Service on Form W-2 of our employee population (including full-time, part-time, temporary, and seasonal employees), excluding our former Chief Executive Officer, on December 30, 2018. In reliance on the de minimis exemption under the pay ratio rules, we excluded 1,286 Team Members in Canada, representing less than 5% of our total employee population of approximately 25,841 individuals as of December 30, 2018. No cost of living adjustments were made to determine the median employee. We did, however, annualize the compensation used for full-time and part-time employees who were not employed by Red Robin for all of 2018 by taking an employee's compensation for the number of active weeks for which they were employed and annualizing such amount for the full year. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute equity awards to employees. Less than 1.0% of our total employee population of 25,841 individuals as of December 30, 2018 received equity awards in 2018. The employee who was selected in 2018 was promoted from a Restaurant Team Member to a Restaurant Manager position during 2019. Therefore, the next closest employee to the median employee selected in 2018 was selected as the representative median employee for 2019. Our median employee was identified as a restaurant Team Member who was paid on an hourly basis and who worked an average of 16.17 hours per week (or 841 hours per year) in 2019. After identifying the median employee, we calculated that employee's 2019 annual total compensation using the same methodology (and including all the same compensation elements) that we used for our named executive officers in the 2019 Summary Compensation Table set forth above in this proxy statement.

              To determine our CEO total compensation, we adjusted Mr. Murphy's actual 2019 salary since his hire date of $180,000 to his annual salary amount of $900,000. Using this methodology, our median employee's annual total compensation for 2019 was $22,157. The annual 2019 total compensation of our CEO after annualizing the salary and other applicable perquisite compensation items generally delivered to senior executives including car and phone allowance, company paid life insurance, and Company match on 401(k) contributions is $2,803,349. As a result, we estimate that for fiscal year 2019, the ratio of our CEO annual total compensation to that of our median employee was approximately 127:1.

              Because the rules governing pay ratio disclosure allow for companies to use different methodologies, apply various exclusions, and otherwise make reasonable assumptions and estimates that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio. As a result, our pay ratio should not be used as a basis for comparison between us and other companies. We have provided this pay ratio information for compliance purposes, and neither the compensation committee nor Company management has used the pay ratio measure to influence decisions in determining compensation for our executives or other employees.

PROPOSAL 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

              The Company seeks a non-binding advisory vote from its stockholders to approve the executive compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs. As an advisory vote, the outcome of the vote on this proposal is not binding upon us. Our compensation committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers. In 2019, our advisory vote proposal was supported by approximately 90.7% of the votes cast. The board has adopted a policy of providing for annual say-on-pay advisory votes.

              As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation objectives have been designed to link incentives and rewards for our executives to the achievement of specific and sustainable financial and strategic goals which are expected to result in increased stockholder value. We believe our executive compensation program satisfies these goals and is aligned with the long-term interests of our stockholders.

              We request stockholder approval of the 2019 compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies, and practices described in this proxy statement. Accordingly, we ask that you vote FOR the following resolution to approve, on an advisory basis, the compensation of our named executive officers:

    "RESOLVED, that the stockholders of Red Robin Gourmet Burgers, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's proxy statement for the 2020 annual meeting of stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table, and the other related tables and disclosure within this proxy statement."

              Please read the "Compensation Discussion and Analysis" section contained in this proxy statement, including the tables and narrative disclosures contained therein for additional details about our executive compensation programs.

VOTE REQUIRED

              Proposal No. 2 requires the approval of a majority of the votes cast on the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.

BOARD RECOMMENDATION

              OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

 PROPOSAL 3:
APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION

              Our Employee Stock Purchase Plan (the "ESPP") was adopted by our board of directors and approved by our stockholders in 2002. Since its original adoption in 2002, our board of directors has effected three subsequent amendments, in August 2009 and in December 2009, and an amendment and restatement in February 2017. Under the ESPP, eligible employees have the opportunity to acquire shares of our common stock at a discount.

              A total of 386,710 shares of our common stock were authorized for issuance under the ESPP. As of March 30, 2020, 346,213 shares of our common stock were issued under the ESPP, and 40,497 shares of our common stock were available for issuance under the ESPP. On February 25, 2020, the board approved a proposal to further amend and restate the ESPP to increase the number of shares of common stock authorized for issuance under the ESPP by an additional 150,000 shares. We are seeking stockholder approval of the amendment to the ESPP.

              Set forth below is a summary of the principal terms of the ESPP as proposed to be amended, and all references in this section are to the ESPP as proposed to be amended. The summary of the provisions below is qualified in its entirety by the full text of the ESPP. A copy of the ESPP as amended and restated by the proposed amendment is attached to this proxy statement as Appendix A.

SUMMARY DESCRIPTION OF THE ESPP

              Purpose. The purpose of the ESPP is to assist eligible employees in acquiring a stock ownership interest in the Company, at a favorable price and upon favorable terms, pursuant to a plan which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code (the "Code"). The ESPP is also intended to encourage eligible employees to remain in the employ of the Company or a subsidiary and to provide them with an additional incentive to advance the best interests of the Company.

              Administration. The compensation committee shall supervise and administer the ESPP and shall have full power and discretion to adopt, amend, and rescind any rules deemed desirable and appropriate for the administration of the ESPP, and to make all other determinations necessary or advisable for the administration of the ESPP.

              Eligibility. Any person who is employed by the Company or a participating subsidiary as of the first day of any offering period (the "Grant Date") shall be eligible to participate in the ESPP during the offering period in which such Grant Date occurs; provided, however, that any person who has been employed by the Company or a subsidiary for less than one year or whose customary employment is for twenty hours or less per week shall not be eligible to participate in the ESPP.

              Maximum Purchase. The maximum number of shares that any one participant may acquire upon exercise of his or her option with respect to any one offering period is 750; provided, however, that the compensation committee may establish a different individual limit in offering documents, in which case the 750 share limit shall be superseded by the individual limit set forth in such offering documents.

              Offering Periods. The ESPP is implemented by consecutive six-month offering periods; provided, however, that the compensation committee may declare, as it deems appropriate and in advance of the applicable offering period, a shorter or longer offering period. Unless otherwise specified by the compensation committee in advance of the offering period, an offering period that commences on or about July 1 will end the following December 31, and an offering period that commences on or about January 1 will end the following June 30.

              Method of Payment of Contributions. At the time an eligible employee files a subscription agreement with the Company to participate in the ESPP, he or she elects to have payroll deductions made on each payday during the offering period in an amount not exceeding 15% of the compensation such participant receives on each payday during the offering period. The Company shall maintain on its books, or cause to be maintained by a recordkeeper, an account in the name of each eligible employee who has elected to participate in the ESPP. A participant may not make any additional payments to his or her account. A participant may terminate his or her contributions during an offering period by filing with the Company a written withdrawal form; provided, however, that for such withdrawal to be effective, the Company must receive the participant's withdrawal form prior to the last day of that offering period (the "Exercise Date").

              Grant of Option. On each Grant Date, each eligible employee who is a participant during that offering period shall be granted an option to purchase a number of shares of our common stock. The option shall be exercised on the Exercise Date. The number of shares subject to the option shall be determined by dividing the participant's account balance as of the applicable Exercise Date by the option price, subject to the maximum number of shares provided under the heading "Maximum Purchase" above.

              The compensation committee shall determine the option price per share at which shares of our common stock are sold in an offering period under the ESPP; provided that such option price may not be less than the lesser of (a) 85% of the fair market value of a share of our common stock on the applicable Grant Date; and (b) 85% of the fair market value of a share of our common stock on the applicable Exercise Date. Fair market value shall mean, as of any date and unless the compensation committee determines otherwise, the closing sales price of our common stock as quoted on any established stock exchange or national market system on the date of determination (or the closing bid, if no sales were reported) as reported in a source the compensation committee deems reliable.

              A person who is otherwise eligible to participate in the ESPP shall not be granted any option or other right to acquire our common stock under the ESPP to the extent (a) it would cause the person to own stock possessing 5% or more of the total combined voting power or value of all classes of our common stock or that of any subsidiary; or (b) such option would cause the individual to have rights to acquire stock under the ESPP (and any of our other existing compensation plans or compensation plans of our subsidiaries) that accrue at a rate that exceeds $25,000 of the fair market value of our common stock or that of a subsidiary for each calendar year in which such right is outstanding at any time.

              Exercise of Option. Unless a participant terminates his or her participation in the ESPP by filing a withdrawal form, as discussed above, his or her option to acquire our common stock shall be exercised automatically on the Exercise Date for that offering period, without any further action on the participant's part, and the maximum number of whole shares of our common stock subject to such option shall be acquired at the option price with the balance of such participant's account. Fractional shares of our common stock may not be acquired. If an amount which exceeds the individual limit established pursuant to Section 4(b) of the ESPP or one of the limitations set forth in Section 8(c) of the ESPP remains in a participant's account after the exercise of his or her option on the Exercise Date, such amount shall be refunded to the participant as soon as administratively practicable after such date.

              Transferability. Rights granted under the ESPP are not transferable by a participant other than by will, by the laws of descent and distribution or pursuant to the ESPP's beneficiary designation provisions.

              Adjustments of and Changes in our Common Stock. Should any change be made to our common stock by reason of any reclassification, recapitalization, stock split, or reverse stock split; any merger, combination, consolidation, or other reorganization; any split-up, spin-off, or similar extraordinary dividend; any exchange of our common stock or other securities, any similar, unusual or extraordinary corporate transaction in respect to our common stock; or any sale of substantially all of the assets of the Company as an entirety; the compensation committee may make appropriate adjustments to the option price and number of shares of our common stock issuable under the ESPP.

              Possible Early Termination of ESPP and Options. Upon a dissolution of the Company, or any other event described in "Adjustments of and Changes in our Common Stock" above, in respect of which the Company is not the surviving corporation, the ESPP and, if prior to the last day of an offering period, any outstanding option granted with respect to that offering period shall terminate, subject to any provision that has been expressly made by our board of directors for the survival, substitution, assumption, exchange, or other settlement of the ESPP and options. In the event a participant's option is terminated without a provision having been made by our board of directors for a substitution, exchange, or other settlement of the option, such participant's account shall be paid to him or her in cash without interest.

              Term of Plan; Amendment or Termination. The ESPP became effective as of July 12, 2017 (the "Effective Date"). No new offering periods shall commence on or after the day after the tenth anniversary of the Effective Date and the ESPP shall terminate as of the later of (a) the tenth anniversary of the Effective Date; and (b) the Exercise Date of the last offering period commenced on or prior to the day before the tenth anniversary of the Effective Date, unless sooner terminated pursuant to Section 4, Section 18, or Section 19 of the ESPP.

              Our board of directors may, at any time, terminate or, from time to time, amend, modify, or suspend the ESPP, in whole or in part, without notice. Stockholder approval for any amendment or modification shall not be required, except to the extent required by applicable law or required under Section 423 of the Code in order to preserve the intended tax consequences of the ESPP, or otherwise deemed necessary or advisable by our board of directors.

              Tax Withholding. The Company may deduct from a participant's account balance as of an Exercise Date, and before the exercise of the participant's option takes effect, the amount of any taxes which the Company reasonably determines we may be required to withhold with respect to such exercise. In such event, the maximum number of whole shares of our common stock subject to such option shall be acquired at the option price with the balance of the participant's account.

U.S. Federal Income Tax Consequences

              The U.S. federal income tax consequences of the ESPP under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the ESPP. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences. Individual circumstances may vary and participants should rely on the advice of their tax counsel regarding federal income tax treatment under the ESPP. Furthermore, any tax advice contained in this discussion is not intended to be used, and may not be used, to avoid penalties imposed under the U.S. Internal Revenue Code.

              Rights to acquire shares of our common stock granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an "employee stock purchase plan" that qualifies under the provisions of Section 423(b) of the Code. Under such an arrangement, no taxable income will be recognized by an employee, and no deductions will be allowable to the Company, upon either the grant or the exercise of purchase rights. However, an employee may become liable for tax upon dispositions of shares acquired under the ESPP, and the tax consequences will depend on how long an employee has held the shares prior to disposition.

              Under these provisions, no income will be taxable to a participant until the shares acquired under the ESPP are sold or otherwise disposed of by the participant. If shares acquired under the ESPP are disposed of within two years from the date of grant or within one year from the date of purchase (a transaction referred to as a "disqualifying disposition"), the participant will recognize ordinary income in the year of such disposition equal to the excess of the fair market value of the stock on the date of purchase over the option exercise price, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to such amount, subject to the satisfaction of any tax-reporting obligations. The employee will also recognize a capital gain to the extent that the amount realized upon the sale of the shares exceeds the sum of the aggregate price paid for those shares and the ordinary income recognized in connection with the disposition. A capital gain or loss will be long-term if the participant holds the shares for more than two years from date of grant and one year after the date the participant purchases the shares.

              If stock acquired under the ESPP is sold (or otherwise disposed of) more than two years after the date of grant and more than one year after the date of purchase, then the lesser of (i) the excess of the sale price of the stock at the time of disposition over the option price and (ii) the excess of the fair market value of the shares on the first day of the offering period over the option price (determined as if the first day of the offering period were the Exercise Date) will be treated as ordinary income. If the sale price is less than the option price, no ordinary income will be reported. In all other cases, no deduction is allowed.

              To the extent required by applicable federal, state, or local law, a participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the ESPP.

              THE FOREGOING IS ONLY A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE ESPP. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE. IN ADDITION, THIS DISCUSSION DOES NOT APPLY TO EVERY SPECIFIC TRANSACTION THAT MAY OCCUR IN CONNECTION WITH THE ESPP. THEREFORE, IT IS IMPORTANT THAT ANY PARTICIPANT CONSULT WITH HIS OR HER OWN TAX ADVISOR BEFORE TAKING OR NOT TAKING ANY ACTION WITH RESPECT TO THE ESPP.

New Plan Benefits

              The benefits to be received by our employees as a result of the amendment and operation of the ESPP are not determinable, since the amounts of future purchases by employees are based on elective contributions.

Aggregate Past Purchases Under the Employee Stock Purchase Plan

              As of March 30, 2020, 346,213 shares of the Company's common stock had been purchased under the ESPP. The following number of shares had been purchased under the ESPP as of that date by the persons and groups identified below:

	Aggregate Number of Shares Purchased Under the ESPP in the 12-Month Period Ended March 30, 2020	Aggregate Number of Shares Purchased Under the ESPP in All Completed Offering Periods
Named Executive Officers
Paul J.B. Murphy III	-	-
Lynn S. Schweinfurth	-	-
Jonathan A. Muhtar	-	-
Michael L. Kaplan	-	-
Dean Cookson	-	-
Former Executives
Denny Marie Post		482
Pattye L. Moore	-	-
Guy J. Constant	-	-
Total of all Current Executive Officers as a Group (5 persons)	486	2,195
Total of all Current Non-Employee Directors as a Group (10 persons)(1)	-	-
Each other person who has received 5% or more of the options, warrants or rights under the ESPP	-	-
All employees, including all current officers who are not executive officers or directors as a group	25,389	343,536

Total	25,875	346,213

(1)
Non-employee directors are not eligible to participate in the Company's employee stock purchase plan.

VOTE REQUIRED

              Proposal No. 3 requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.

BOARD RECOMMENDATION

              OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.

 PROPOSAL 4:
APPROVAL OF THE AMENDMENT TO THE 2017 PERFORMANCE INCENTIVE PLAN

INTRODUCTION

              Our board of directors recommends and proposes an amendment (the "Amendment to the 2017 Plan") to our 2017 Performance Incentive Plan (as previously amended, the "current 2017 Plan"). The current 2017 Plan was originally approved by our board in 2017, and amended in 2019, both of which were approved by our stockholders.

              If approved by the Company's stockholders, the Amendment to the 2017 Plan would increase the balance of the number of shares of our common stock available for issuance under the 2017 Plan by 275,000 shares. The total number of shares authorized under the Amendment to the 2017 Plan would increase from 1,290,182 shares under the current 2017 Plan to 1,565,182 shares under the 2017 Plan as amended (which we refer to in this Proposal as the "2017 Plan"). However, the maximum number of shares of common stock that may be delivered pursuant to new awards granted to eligible persons under the Amendment to the 2017 Plan will equal the sum of: (i) 275,000 shares; (ii) the remaining number of shares of common stock available for additional award grant purposes under the current 2017 Plan as of the date of stockholder approval of the Amendment to the 2017 Plan (which was 769,155 shares as of March 30, 2020); and (iii) the number of shares of common stock subject to outstanding awards that may become available because they are not deemed issued under Section 2.2 of the 2017 Plan, such as for example shares that are forfeited or canceled (but not including shares not delivered due to net settlement of options or that are withheld to pay taxes). Our compensation committee approved the Amendment to the 2017 Plan on April 3, 2020, subject to stockholder approval at the 2020 annual meeting. If the Amendment to the 2017 Plan is approved by our stockholders, it will become effective on the day of the 2020 annual meeting. Outstanding awards under the terms of the current 2017 Plan will continue in effect in accordance with their terms.

Purpose for the Amendment

              Although we increased the number of shares for issuance under the current 2017 Plan in 2019, the negative impact on the Company's stock price due to the effect of COVID-19 on the market results in an unanticipated need to utilize a significantly increased amount of shares for our equity incentive awards to our employees, officers and directors, such that there would not be sufficient shares under the current 2017 Plan to make all of the originally contemplated annual equity grants in 2020. As a result of this unexpected accelerated depletion of the remaining shares under the current 2017 Plan, the board of directors unanimously recommends that the Company's stockholders to approve the Amendment to the 2017 Plan to ensure that the Company continues to have sufficient shares available for future grants.

              We believe that an increase in the number of shares available for future grants is necessary as part of our ongoing commitment to align the interests of our employees (including executive officers) with those of our stockholders. We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company. As previously disclosed, our compensation committee had begun a shift in the structure of our long-term incentive component for all of our named and other executive officers to include more equity and less cash. Without the Amendment, we could be required to use additional cash incentives instead of equity based awards.

              Further, the Company's ability to grant an appropriate number of equity based awards continues to be crucial in allowing the Company to effectively compete for key employee talent. It is in the long-term interest of the Company and its stockholders to strengthen the ability to attract, motivate and retain employees, officers, and directors, and to provide additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits, and strengthen the mutuality of interest between those persons and the Company's stockholders.

              As of March 30, 2020, of the 1,290,182 shares authorized under the current 2017 Plan, there were approximately 769,155 shares remaining available for issuance. Without adequate share availability under the Amendment to the 2017 Plan, the board will need to consider alternative compensation arrangements in order to ensure that the Company remains competitive and is able to continue to recruit and retain quality talent.

Summary of the Amendment to the 2017 Plan

              The Amendment to the 2017 Plan would increase the total aggregate number of shares authorized by 275,000 shares of common stock, from 1,290,182 shares to 1,565,182.

              As of March 30, 2020, we had 769,155 shares available for issuance under the current 2017 Plan, which would increase to 1,044,155 shares available for issuance as of such date with the approval of the Amendment to the 2017 Plan, plus the number of shares of Common Stock subject to outstanding awards that may become available because they are not deemed delivered. The current 2017 Plan permits the re-use of shares that are cancelled, terminated, forfeited, otherwise failed to vest ("Forfeited Shares"). The exact number of shares remaining under the current 2017 Plan will vary because additional awards may be made to newly-hired or promoted employees prior to the annual meeting on May 21, 2020. If the Amendment to the 2017 Plan is approved, the aggregate number of shares underlying outstanding awards under the current 2017 Plan, and our other equity plans (the "Existing Plans"), plus the number of shares available for issuance in connection with the grant of awards under the Amendment to the 2017 Plan, would increase to approximately 13.1% of the number of shares of Company common stock outstanding on a fully diluted basis (including all common stock outstanding at March 30, 2020 plus all shares reserved for outstanding or future awards under the Existing Plans and the Amendment to the Plan).

Summary Description of the 2017 Plan (as proposed to be amended).

              A copy of the full text of the 2017 Plan (the current 2017 Plan as amended by the Amendment to the 2017 Plan) is attached to this proxy statement as Appendix B. A summary of the 2017 Plan (as proposed to be amended by the Amendment to the 2017 Plan) is set forth below. Other than set forth in the summary below, there have been no other material changes to the current 2017 Plan.

              Purpose. The purpose of the 2017 Plan is to promote the success of the Company and to increase stockholder value by (a) incentivizing the officers, employees, directors, consultants, and other service providers of the Company and our affiliates to foster and build upon the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encouraging stock ownership by certain officers, employees, directors, consultants, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of stock, or to receive compensation which is based upon appreciation in the value of stock; and (c) providing a means of obtaining, rewarding and retaining officers, employees, directors, consultants, and other service providers.

              Administration. Our compensation committee will administer the 2017 Plan. The compensation committee has full authority in its discretion to determine the officers, employees, directors, consultants, and other service providers of the Company or our affiliates to whom awards will be granted and the terms and provisions of awards, subject to the provisions of the 2017 Plan. Subject to the provisions in the 2017 Plan, the compensation committee has full and conclusive authority to:

(a) interpret the 2017 Plan; (b) prescribe, amend, and rescind rules and regulations relating to the 2017 Plan; (c) determine the terms and provisions of the respective award agreements; and (d) make all other determinations necessary or advisable for the proper administration of the 2017 Plan.

              Our board of directors may by resolution authorize one or more officers of the Company and/or the chair of the compensation committee to designate individuals to receive awards under the 2017 Plan, and to determine the type of awards and the terms and conditions and number of shares of common stock or the amount of cash subject to such awards; provided however, that any such delegation will be subject to such parameters and restrictions consistent with the 2017 Plan.

              No Repricing. In no case (except due to an adjustment to reflect a stock split, or similar event, or any repricing that may be approved by our stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2017 Plan (by cancellation, surrender, or exchange) that would constitute a repricing of the per share exercise or base price of the award.

              Eligibility and Limits. Persons eligible to receive awards under the 2017 Plan, subject to limited exceptions set forth in the 2017 Plan, include officers, employees, directors, consultants, and other service providers of the Company or any affiliate of the Company. Currently, approximately 550 officers and employees of the Company and our affiliates (including all of our named executive officers), and each of our non-employee directors are considered eligible under the 2017 Plan.

              The maximum number of shares of our common stock that would be authorized for awards under the Amendment to the 2017 Plan, if approved, is approximately 1,565,182. This number includes, as of March 30, 2020, 521,027 grants previously issued and outstanding, 769,155 shares available for awards under the current 2017 Plan (including Forfeited Shares), and 275,000 newly authorized shares.

              The following other limits are also contained in the 2017 Plan:

  •
  The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the 2017 Plan is 700,000 shares.
  •
  The maximum number of shares subject to those options and stock appreciation rights that are granted under the 2017 Plan during any calendar year to any individual other than a non-employee director is 170,000 shares.
  •
  The maximum number of shares subject to those options and stock appreciation rights that are granted under the 2017 Plan during any calendar year to any non-employee director is 25,000 shares, and the maximum value (determined on the grant date) of full-value awards (as defined in the 2017 Plan and discussed below) that may be granted under the 2017 Plan during any calendar year to any non-employee director is $250,000.
  •
  The maximum number of shares that are granted with the intent that they qualify as qualified performance-based compensation to any employee may not exceed 150,000 shares.
  •
  The maximum aggregate dollar amount that may be paid in any calendar year to any employee with respect to performance-based compensation payable in cash may not exceed $3,000,000.
  •
  As of March 30, 2020, in addition to shares available for awards under the current 2017 Plan, there were approximately 237,108 shares subject to awards then outstanding under the Existing Plans.
  •
  As of March 30, 2020, the closing price of our common stock was $8.40 per share.

              Types of Awards. The 2017 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in our common stock or unit of our common stock, as well as cash performance awards pursuant to Section 3.5 of the 2017 Plan.

              A stock option is the right to purchase shares of our common stock at a future date at a specified price per share (the "Exercise Price"). The per share Exercise Price of an option generally may not be less than the fair market value of a share of our common stock on the date of grant. The maximum term of an option is ten years from the date of the grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under "Federal Income Tax Consequences of Awards under the 2017 Plan" below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2017 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

              A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a specified or determinable number of shares of our common stock at the time of payment or exercise over a specified or determinable price, which may not be less than the fair market value of such shares of stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

              With respect to any stock option or stock appreciation right issued to a Participant other than a non-employee member of the board of directors, the minimum service period required for such award (or portion thereof) to vest is one year following the date of grant of such award.

              The other types of awards that may be granted under the 2017 Plan include, without limitation, grants of our common stock, grants of rights to receive our common stock in the future, dividend equivalent rights, and cash performance awards granted consistent with "Performance-Based Awards" as described below.

              Performance-Based Awards. The compensation committee historically granted awards intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code ("Performance-Based Awards"), prior to its repeal in 2017. Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2017 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash performance awards.

              The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, business unit, division, or affiliate (or business unit or division of an affiliate) basis. The compensation committee will establish the criterion or criteria and target(s) on which performance will be measured. The compensation committee must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the compensation committee may use for this purpose include one or more of the following: earnings per share; book value per share; operating cash flow; free cash flow; cash flow from return on investments; cash available; net income (before or after taxes); revenue or revenue growth; total stockholder return; return on invested capital; return on stockholder equity; return on assets; return on common book equity; return on gross investment; market share; economic value added; operating margin; profit margin; stock price; enterprise value; operating income; EBIT or EBITDA; expenses or operating expenses; productivity of employees as measured by revenues, costs, or earnings per employee; working capital; improvements in capital structure; guest retention, traffic and/or satisfaction; employee retention and/or engagement; completion of operating milestones; cost reduction goals; Company, franchise, or system same restaurant sales; Company, franchise, or system restaurant growth in number of new restaurants; average restaurant volume growth; or any combination of the foregoing. The performance measurement period with respect to an award will be established by the compensation committee at the time the award is granted. The compensation committee may appropriately adjust any evaluation of performance under a performance goal to remove the effect of any one or more of the following: equity compensation expense under accounting standard ASC 718; accelerated amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; restaurant closure costs; executive transition costs; acquisition and dispositions; a material change in planned capital expenditures; and any items that are unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the award under Section 162(m), if applicable.

              With respect to any full-value award, the vesting of which is based solely on service with the Company (and not upon, either all or in part, the attainment of any performance measures), with the exception of such awards to non-employee directors, the minimum period of service required for such award to vest is three years following the date of grant of such award, provided that such award may vest ratably in no less than equal annual increments over such period. With respect to any full-value award that is a Performance-Based Award and issued to an individual under the 2017 Plan other than a non-employee director, the applicable performance measurement period may not be less than one year. With respect to any award issued to a non-employee director, the minimum period of service required for such award to vest (or the minimum performance period for any such award) shall be the period beginning on the date of grant and ending on the sooner of (i) the date of the next annual stockholders meeting and (ii) the one-year anniversary of the grant date of such award. Except as described in the immediately preceding sentence with respect to awards issued to non-employee directors, no installment or portion of any award subject to a minimum vesting period described under the 2017 Plan may vest earlier than one-year after the date of grant of such award. The compensation committee may not waive the applicable vesting requirements for an award except in the case of death, disability, or change in control. The term "full-value awards" includes awards of restricted stock, restricted stock units, performance shares, and Other Stock-Based Awards (as defined in the 2017 Plan) granted under the 2017 Plan, but does not include awards pursuant to which the participant's ultimate remuneration is limited solely to the post-grant appreciation in the value of the shares of the Company's common stock subject to the award (such as options or stock appreciation rights having a per share exercise of base price, as applicable, at least equal to the fair market value of a share of the Company's common stock at the time of grant of such award).

              Performance-Based Awards may be paid in stock or cash (in either case, subject to the limits described under the heading "Eligibility and Limits" above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the compensation committee must certify in writing that the performance target or targets have been satisfied. The compensation committee has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

              Acceleration of Awards; Early Termination of Awards. Generally, and subject to limited exceptions set forth in the 2017 Plan, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2017 Plan may become fully vested or paid, as applicable, and may terminate or be terminated upon consummation of such a change in control event. However, unless the individual award agreement provides otherwise, with respect to executive and certain other high level officers of the Company, upon the occurrence of a change in control event, no award will vest unless such officer's employment with the Company is terminated by the Company without cause within the two-year period following such change in control event. The compensation committee also has the discretion to establish other change in control provisions with respect to awards granted under the 2017 Plan. For example, subject to certain limitations, the compensation committee could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

              Restrictions on Transfer. Subject to certain exceptions contained in Section 4.2 of the 2017 Plan or the applicable award agreement, awards under the 2017 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution, or pursuant to domestic relations orders, and are generally exercisable, during the recipient's lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient's beneficiary or representative. The compensation committee has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws.

              Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2017 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, consolidations, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends.

              No Limit on Other Authority. Except as expressly provided with respect to the termination of the authority to grant new awards under the 2007 Plan, the 2017 Plan does not limit the authority of the board of directors or the compensation committee to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

              Termination and Amendment of the 2017 Plan. The board of directors may amend or terminate the 2017 Plan at any time without stockholder approval; provided, however, that the board of directors shall obtain stockholder approval for any amendment to the 2017 Plan that, except as provided under Section 5.1 of the 2017 Plan, increases the number of shares of stock available under the 2017 Plan, materially expands the classes of individuals eligible to receive awards, materially expands the type of awards available for issuance under the 2017 Plan, or would otherwise require stockholder approval under the rules of the applicable exchange. Unless the award agreement explicitly provides otherwise, no such termination or amendment may materially and adversely affect the rights of the recipient under such award without the consent of the holder of an award.

Federal Income Tax Consequences of Awards under the 2017 Plan

              The U.S. federal income tax consequences of the 2017 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2017 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences. Individual circumstances may vary and participants should rely on the advice of their tax counsel regarding federal income tax treatment under the 2017 Plan. Furthermore, any tax advice contained in this discussion is not intended to be used, and may not be used, to avoid penalties imposed under the U.S. Internal Revenue Code.

              Stock Options and Stock Appreciation Rights. With respect to nonqualified stock options, the Company is generally entitled to deduct, and the participant will recognize, taxable ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option exercise price. Stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options.

              With respect to incentive stock options, a participant who exercises an incentive stock option will not be taxed at the time of exercise. Instead, the participant will be taxed at the time the participant sells common stock purchased pursuant to the incentive stock option on the difference between the price the participant paid for the stock pursuant to the incentive stock option and the amount for which the participant sells that stock. If the participant does not sell the stock prior to two years after the date the option was granted to the participant and one year after the date the stock is transferred to the participant, then the participant will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and the Company will not get a corresponding tax deduction. If the participant sells the stock at a gain prior to the expiration of such one and two year periods, the amount by which (A) the lesser of (i) the fair market value of the stock on the date of exercise and (ii) the amount for which the stock is sold exceeds (B) the amount the recipient paid for the stock will be taxed as ordinary income and the Company will be entitled to a corresponding tax deduction in the same amount (if the amount for which the stock is sold exceeds the fair market value on the date of exercise, such excess amount is taxed as capital gain). If the participant sells the stock for less than the amount paid for the stock prior to the expiration of the one and two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive option may subject a recipient to, or increase a recipient's liability for, the alternative minimum tax.

              Stock Awards. A participant will not be taxed upon the grant of a stock award if such award is not transferable by the recipient and is subject to a "substantial risk of forfeiture," as defined in the U.S. Internal Revenue Code. However, when the shares of common stock that are subject to the stock award are transferable by the participant or are no longer subject to a substantial risk of forfeiture, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award minus any amount paid for such stock, and the Company will at such time be entitled to a corresponding deduction. However, if a participant so elects at the time the participant receives a stock award, the participant may include the fair market value (at the time of receipt) of the stock subject to the stock award, less any amount paid for such stock, in the participant's income at that time and the Company also will be entitled to a corresponding deduction at that time.

              Other Awards. A participant will not recognize income upon the grant of a dividend equivalent right, restricted stock unit or cash performance award. Generally, at the time a payment receives payment under any dividend equivalent right, restricted stock unit, or cash performance award, the participant will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of common stock received, and the Company will then be entitled to a corresponding deduction.

              General. Unless specified otherwise in an individual agreement between a participant and the Company, to the extent that acceleration of an award made under the 2017 Plan in connection with a "change in control" (as this term is used under the U.S. Internal Revenue Code) would result in compensation being paid that is not fully deductible by the Company or one of its subsidiaries because of Section 280G of the U.S. Internal Revenue Code, such award will not accelerate to the extent or in a manner that would result in any compensation being paid that is not fully deductible.

              The compensation committee has historically generally intended to structure our executive compensation in a manner designed to qualify for deductibility under Section 162(m) of the Internal Revenue Code, provided additional requirements are satisfied. The exemption from Section 162(m)'s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our named executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

              The 2017 Plan is not qualified under Section 401(a) of the U.S. Internal Revenue Code.

New Plan Benefits under the 2017 Plan

              Because future awards under the 2017 Plan will be granted at the discretion of the compensation committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual and long-term incentive awards and stock-based compensation under existing plans is presented in the "Summary Compensation Table" and "Outstanding Equity Awards at 2019 Fiscal Year-End" table contained elsewhere in this proxy statement, and in our financial statements for the fiscal year ended December 29, 2019, in the Annual Report on Form 10-K which accompanies this proxy statement.

              In accordance with SEC rules, the table below indicates the aggregate number of stock options granted under the 2017 Plan since its adoption in 2017 to each named executive officer, all current executive officers as a group, all current directors (other than executive officers) as a group, and all current employees (other than executive officers) as a group.

Stock Options Granted
Named Executive Officers
Paul J.B. Murphy III	119,472
Lynn S. Schweinfurth	24,332
Jonathan A. Muhtar	35,856
Michael L. Kaplan	23,131
Dean Cookson	13,542
Former Executives
Denny Marie Post	39,617
Pattye L. Moore	-
Guy J. Constant	14,510
Total of all Current Executive Officers as a Group (5 persons)	212,133
Total of all Current Non-Employee Directors as a Group (10 persons)	-
Each other person who has received 5% or more of the options, warrants or rights under the 2017 plan	-
All employees, including all current officers who are not executive officers or directors as a group	156,514

Total	368,647

VOTE REQUIRED

              Proposal No. 4 requires the approval of a majority of the votes cast on the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.

BOARD RECOMMENDATION

              OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT OF THE 2017 PLAN.

 PROPOSAL 5:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              The audit committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to perform the audit of our financial statements and our internal control over financial reporting. The audit committee selected KPMG LLP ("KPMG") as our independent auditor for the fiscal year ending December 27, 2020. In 2019, stockholders approved the ratification of KPMG by approximately 99.6% of votes cast. The audit committee believes the continued retention of KPMG is in the best interests of the Company and our stockholders. Representatives from KPMG are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to any questions that might arise.

EVALUATION OF AUDITOR

              In approving the selection of KPMG as the Company's independent auditor for the fiscal year ending December 27, 2020, the audit committee considered, among other factors:

  •
  Firm and engagement team experience, including in our industry;
  •
  Audit approach and supporting tools;
  •
  General technical expertise;
  •
  Audit quality factors, including timing of procedures and engagement team workload and allocation;
  •
  Recent Public Company Accounting Oversight Board (PCAOB) inspection findings and the firms' responses thereto;
  •
  Communication and interaction with the audit committee and management;
  •
  Independence and commitment to objectivity and professional skepticism;
  •
  Prior year audit performance; and
  •
  The reasonableness and appropriateness of fees.

              Based on this evaluation, our board is requesting that our stockholders ratify KPMG's appointment for the 2020 fiscal year. We are not required to seek ratification from stockholders of our selection of independent auditor but are doing so as a matter of good governance. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the audit committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

              The following table summarizes the aggregate fees billed or expected to be billed by KPMG for the fiscal years ended December 29, 2019 and December 30, 2018:

	2019	2018
Audit fees	$835,990	$828,891
Audit-related fees	-	-
Tax fees	-	13,134
All other fees	-	-

Total	$835,990	$842,025

Audit Fees

              Fees for audit services in 2019 and 2018 consisted of the audit of our annual financial statements and reports on internal controls required by the Sarbanes-Oxley Act of 2002, reviews of our quarterly financial statements, review of our Franchise Disclosure Document, and a subscription for the KPMG Accounting Research Online tool.

Audit-Related Fees

              There were no audit-related fees billed by KPMG in 2019 or 2018.

Tax Fee

              There were no tax fees billed by KPMG in 2019. The tax fees billed by KPMG in 2018 related to tax compliance services with respect to tax accounting methods used in tax filings.

All Other Fees

              There were no other fees billed by KPMG in 2019 or 2018.

Audit Committee's Pre-Approval Policies and Procedures

              The audit committee pre-approves all audit and non-audit services to be performed by its independent auditor and has established policies and procedures to ensure the Company is in full compliance with the requirements for pre-approval set forth in the Sarbanes-Oxley Act of 2002 and the SEC rules regarding auditor independence. The policies and procedures are detailed as to the particular service and do not delegate the audit committee's responsibility to management.

              In accordance with these policies and procedures, management submits for approval audit and non-audit services that management may wish to have the independent auditor perform during the fiscal year, accompanied by an estimated range of fees for each service to be performed. The audit committee pre-approves or rejects the service and an accompanying range of fees for each service desired to be performed. Management is required to seek additional audit committee pre-approval when management becomes aware that any pre-approved service will result in actual fees greater than the fees initially approved. During the course of the year, the chair of the audit committee has the authority to pre-approve requests for services. At each subsequent audit committee meeting, the chair of the audit committee reports any interim pre-approvals since the last meeting.

              All of the fees set forth in the Principal Accountant Fees and Services table above for fiscal year 2019 were pre-approved by the audit committee.

VOTE REQUIRED

              Proposal No. 5 requires the approval of a majority of the votes cast on the proposal. Abstentions will have no effect on the outcome of the vote.

BOARD RECOMMENDATION

              OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 27, 2020.

AUDIT COMMITTEE REPORT

              The audit committee is responsible for overseeing and evaluating the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the Company's financial reporting process, accounting principles, and internal controls as well as preparation of the Company's financial statements in accordance with generally accepted accounting principles in the United States (GAAP). KPMG, our independent auditor for 2019, 2018, 2017, 2016, and 2015, is responsible for expressing opinions on the conformity of the Company's audited financial statements with GAAP and on the Company's internal control over financial reporting.

              The audit committee has reviewed and discussed with management and KPMG the audited financial statements for the year ended December 29, 2019, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, and KPMG's evaluation of the Company's internal control over financial reporting.

              The audit committee has reviewed and discussed with KPMG the matters required to be discussed pursuant to Public Company Accounting Oversight Board (PCAOB) standards. The audit committee has received from KPMG the written disclosures and the letter required by applicable PCAOB requirements regarding the independent accountant's communications with the audit committee concerning independence. The audit committee has also discussed such independence with KPMG.

              Based upon the review and discussions described above, the audit committee recommended to the board of directors that the Company's audited financial statements be included in its annual report on Form 10-K for the year ended December 29, 2019, and the board of directors accepted the audit committee's recommendations.

THE AUDIT COMMITTEE
Steven K. Lumpkin, Chair
Thomas G. Conforti
Stuart I. Oran

VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

              It is very important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend the 2020 annual meeting of stockholders, please vote as soon as possible. We urge you to read the Proxy Statement and vote your shares as soon as possible. Specific voting instructions are set forth in the Proxy Statement and on both the Important Notice Regarding the Availability of Proxy Materials and proxy card. We urge you to vote as soon as possible even if you plan to attend the 2020 annual meeting of the stockholders, so that if you are unable to attend the annual meeting, your shares can be voted. Voting now will not limit your right to change your vote or to attend the 2020 annual meeting. If you should be present at the annual meeting and desire to vote in person, you may revoke any previously submitted proxy. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you received from the holder of record in order to vote your shares.

              If you are a beneficial owner of shares, to the extent that your bank, broker, or other holder of record has provided you with proxy materials and you do not instruct your bank, broker, or other holder of record how you want to vote, your shares may not be voted by a record holder on Proposal Nos. 1-4. Accordingly, we urge you to give instructions to your bank, broker, or other holder of record as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

              The individuals named as proxies on the proxy card to vote your shares also have the discretionary authority to vote your shares, to the extent permitted by Rule 14(a)-4(c) under the Securities Exchange Act of 1934, as amended, on any matter that is properly brought before the annual meeting. As of the date of the Notice of Annual Meeting of Stockholders, we knew of no other matters to be presented at the annual meeting.

VOTING INFORMATION

              Voting rights. As of March 30, 2020, the record date for the meeting, we had 12,882,682 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on all items being voted on at the meeting. You can vote all of the shares that you owned on the record date. These shares may include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank, or other nominee.

              Voting instructions. We encourage all stockholders to submit votes in advance of the meeting. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted in advance of the meeting.

  •
  Stockholder of record. If your shares are registered directly in your name with Red Robin's transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares and we are sending these proxy materials directly to you. If you are a stockholder of record, you may vote by submitting a proxy. We have enclosed a proxy card and return envelope for you to use.

  •
  Beneficial ownership. If your shares are held in a brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name. Your proxy materials are being forwarded to you by your bank, broker, trustee, or nominee, who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee, or nominee on how to vote via the Internet or by telephone if the bank, broker, trustee, or nominee offers these options or by signing and returning a proxy card. Your bank, broker, trustee, or nominee provides you instructions on how to vote your shares. Stock exchange rules prohibit brokers from voting on Proposal No. 1 (election of directors), Proposal No. 2 (advisory vote on executive compensation), Proposal No. 3 (approval of an amendment to the Company's Amended and Restated Employee Stock Purchase Plan), and Proposal No. 4 (approval of an amendment to the Company's 2017 Performance Incentive Plan) without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such broker non-votes will not be counted as voted or as present or represented on those proposals and so will have no effect on the vote for Proposal Nos. 1, 2, 3, and 4. Votes directed by Internet or telephone through such a bank, broker, trustee, or nominee must be received by 11:59 p.m. Eastern Time on May 20, 2020, unless otherwise directed by your bank or broker. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain and submit a "legal proxy" from the broker, bank, or other holder of record that holds your shares, giving you the right to vote the shares at the meeting.

              Voting in-person. Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain and submit a legal proxy from the broker, bank, or other holder of record that holds your shares giving you the right to vote the shares.

              Additional meeting matters. We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the officers named as proxy holder, Lynn S. Schweinfurth or Michael L. Kaplan, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the person named as the proxy holder will vote your proxy for another candidate nominated by our board of directors.

VOTES REQUIRED FOR EACH PROPOSAL

              The following five proposals will be presented at the annual meeting for your vote.

              Our board of directors recommends a vote FOR all the director nominees in Proposal 1, and FOR Proposals 2, 3, 4, and 5.

Proposal		Votes Required for Each Proposal	Board's Voting Recommendation	Page Reference (for more detail)
1	Election of Directors	Affirmative vote of a majority of the votes cast	FOR All nominees	7
2	Advisory Vote to Approve Executive Compensation	Affirmative vote of a majority of the votes cast	FOR	71
3	Amendment to the Company's Amended and Restated Employee Stock Purchase Plan, to increase shares available for issuance	Affirmative vote of a majority of the votes cast	FOR	72
4	Amendment to the Company's 2017 Performance Incentive Plan, to increase shares available for issuance	Affirmative vote of a majority of the votes cast	FOR	77
5	Ratification of Independent Auditor	Affirmative vote of a majority of the votes cast	FOR	86

ATTENDANCE AT THE MEETING

              All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

              If you are not a stockholder of record but hold shares through a bank, broker, or other holder of record, you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of March 30, 2020 or other similar evidence of ownership. If you do not have valid, current, government-issued photo identification, such as a driver's license, or proof of your stock ownership, you will not be admitted to the meeting. Please arrive early enough to allow yourself adequate time to clear security. Registration and seating will begin at 7:30 a.m. MDT.

              No cameras, laptops, recording equipment, other similar electronic devices, signs, placards, briefcases, backpacks, large bags, or packages will be permitted in the annual meeting. The Company reserves the right to deny admittance to any stockholder who attempts to bring any such item into the annual meeting. Small purses are permissible, but they and any bags or packages permitted in the meeting room will be subject to inspection. All security procedures and instructions require strict adherence. By attending the annual meeting, stockholders agree to abide by the agenda and procedures for the annual meeting, copies of which will be distributed to attendees at the meeting.

              We intend to hold our annual meeting in person. However, we are actively monitoring the coronavirus (COVID-19) pandemic and we are sensitive to the public health and travel concerns our stockholders may have and protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as soon as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our annual meeting website at http://www.redrobin.com/eproxy for updated information. If you are planning to attend our annual meeting, please check the website one week prior to the annual meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

DETERMINATION OF QUORUM

              The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes will be counted for purposes of determining the presence of a quorum at the meeting.

REVOCABILITY OF PROXIES

              Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by: (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111; (2) executing and delivering a later dated proxy; or (3) voting in person at the annual meeting. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

              If your shares are held in "street name" (i.e., held of record by a bank, broker, or other holder of record) and you wish to revoke a proxy, you should contact your bank, broker, or other holder of record and follow its procedures for changing your voting instructions. You also may vote in person at the annual meeting if you obtain and submit a legal proxy from your bank, broker, or other holder of record.

              Only the latest validly executed proxy that you submit will count.

PROXY SOLICITATION COSTS

              The accompanying proxy is being solicited on behalf of the board of directors of our Company. The expense of preparing, printing, and mailing the notice regarding internet availability or proxy card and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone, other electronic means, or in person, by our directors, officers, and employees at no additional compensation. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, Innisfree M&A Incorporated has been retained to assist in the solicitation of proxies for the 2020 annual meeting of stockholders for a fee of approximately $25,000 plus associated costs and expenses.

DELIVERY OF PROXY MATERIALS

              This proxy statement and the accompanying proxy card were first mailed to our stockholders on or about April 10, 2020.

Important Notice Regarding Availability of Proxy Materials

              Our proxy materials are available at http://www.redrobin.com/eproxy.

"HOUSEHOLDING" OF PROXY MATERIALS

              As permitted by applicable law, we may deliver only one copy of certain of our documents, including the proxy statement, annual report, and information statement to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. This process, which is commonly referred to as "householding," is intended to provide extra convenience for stockholders and cost savings for the Company.

              If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of the proxy materials, which are typically mailed in April of each year, by notifying us in writing at: Red Robin Gourmet Burgers, Inc., Attn: Stockholder Services, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111, or by contacting us at (303) 846-6000. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (303) 846-6000, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

ADDITIONAL INFORMATION

OTHER BUSINESS

              The board knows of no other matters to be presented for stockholder action at the meeting. If other matters are properly brought before the meeting, the persons named as proxies in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

STOCK OWNERSHIP INFORMATION

              Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership for each table is based on 12,882,682 shares of common stock outstanding as of March 30, 2020.

Stock Ownership of Certain Beneficial Owners

              The following table sets forth information regarding beneficial owners of more than 5% of our common stock as of March 30, 2020 (unless otherwise indicated). All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to the Company.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc.(1)	2,361,057	18.33%
BlackRock, Inc.(2)	2,058,635	15.98%
Vintage Capital Management, LLC(3)	1,500,000	11.64%
Dimensional Fund Advisors LP(4)	1,062,413	8.25%
The Vanguard Group(5)	861,878	6.69%
American Century Investment Management, Inc.(6)	806,784	6.26%

(1)
This information is based on an amendment to Schedule 13G filed with the SEC on February 14, 2020 jointly by T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Small-Cap Stock Fund, Inc. ("Price Small-Cap Fund"). These securities are owned by various individual and institutional investors, including Price Associates (which was the beneficial owner with sole dispositive power as to an aggregate of 2,361,057 shares and sole voting power as to an aggregate of 592,877 shares) and Price Small-Cap Fund (which was the beneficial owner with sole voting power as to an aggregate of 765,221 shares, which amount such amended Schedule 13G reports is also included in the aggregate amount reported by Price Associates). For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for Price Associates' principal business office is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 4, 2020. At the time of filing, the reporting person reported being a holding company that has sole voting power over 2,028,877 shares and sole dispositive power over 2,058,635 shares. The filing also reports that the interest of one person, iShares Core S&P Small-Cap ETF, in the shares is greater than five percent (5%) of the total number of outstanding shares. The address of this reporting person is 55 East 52nd Street, New York, New York 10055.

(3)
This disclosure is based on an amendment to Schedule 13D filed with the SEC on February 26, 2020 by Vintage Capital Management, LLC, Kahn Capital Management, LLC and Brian R. Kahn (collectively, the "Vintage Persons"). At the time of filing, the Vintage Persons reported shared voting power and shared dispositive power over 1,500,000 shares. The address for the Vintage Persons' principal business office is 4705 S. Apopka Vineland Road, Suite 206, Orlando, Florida 32819.

(4)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP ("Dimensional"). At the time of filing, Dimensional reported being an investment advisor that has sole voting power over 1,016,508 shares and sole dispositive power over 1,062,413 shares. The filing also reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares and that, to the knowledge of Dimensional, no one person's interest in the shares is greater than five percent (5%) of the total number of outstanding shares. For the purposes of the reporting requirements of the Exchange Act, Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional disclaims that it is, in fact, the beneficial owner of such securities. The address for Dimensional's principal business office is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(5)
This disclosure is based on a Schedule 13G filed with the SEC on February 11, 2020 by The Vanguard Group ("Vanguard"). At the time of filing, Vanguard reported being an investment advisor that has sole voting power over 12,678 shares, shared voting power over 2,091 shares, sole dispositive power over 849,014 shares and shared dispositive power over 12,864 shares. The address for Vanguard's principal business office is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)
This disclosure is based on a Schedule 13G filed with the SEC on February 11, 2020 by American Century Investment Management, Inc. ("American Century"). At the time of filing, American Century reported being an investment advisor that has sole voting power over 760,578 shares and sole dispositive power over 806,784 shares. The address for American Century's principal business office is 4500 Main Street, 9th floor, Kansas City, Missouri 64111.

Stock Ownership of Directors and Management

              The following table contains information about the beneficial ownership (unless otherwise indicated) of our common stock as of March 30, 2020 by:

  •
  each of our directors and director nominees;

  •
  each named executive officer set forth in the Summary Compensation Table; and

  •
  all directors and executive officers as a group.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Amount and Nature of Ownership	Percent of Class
Paul J.B. Murphy(2)	10,000	*
Lynn S. Schweinfurth(3)	12,888	*
Jonathan A. Muhtar(4)	45,327	*
Michael L. Kaplan(5)	23,781	*
Dean Cookson(6)	4,812	*
Denny Marie Post(7)	14,710	*
Pattye L. Moore(8)	31,320	*
Guy J. Constant(9)	33,930	*
Anthony S. Ackil	-	*
Thomas G. Conforti(10)	10,288	*
Cambria W. Dunaway(11)	17,299	*
G.J. Hart(12)	7,811	*
Kalen F. Holmes(13)	14,074	*
Glenn B. Kaufman(14)	32,733	*
Steven K. Lumpkin(15)	24,074	*
Stuart I. Oran(16)	13,416	*
David A. Pace(17)	10,988	*
Allison Page	-	*
Directors and executive officers as a group (19 persons)(18)	288,674	2.22%

*
Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our common stock.

(1)
If a stockholder holds options, restricted stock units, or other securities that are currently vested or exercisable or that vest or become exercisable within 60 days of March 30, 2020, in accordance with the rules of the SEC, we treat the common stock underlying those securities as owned by that stockholder and as outstanding shares when we calculate the stockholder's percentage ownership of our common stock, and we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(2)
Consists of 10,000 shares of common stock held indirectly by Mr. Murphy in a trust of which Mr. Murphy is a co-trustee.

(3)
Consists of 11,707 shares of common stock held directly by Ms. Schweinfurth and 1,181 restricted stock units that will vest within 60 days of March 30, 2020.

(4)
Consists of 8,777 shares of common stock held directly by Mr. Muhtar and 36,550 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 30, 2020.

(5)
Consists of 3,403 shares of common stock held directly by Mr. Kaplan and 20,378 shares of common stock subject to options that are currently exercisable or were exercisable within 60 days of March 30, 2020.

(6)
Consists of 2,780 shares of common stock held directly by Mr. Cookson and 2,032 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 30, 2020.

(7)
Consists of 14,710 shares of common stock held directly by Ms. Post (based on the most recent Form 4 filed by Ms. Post). Ms. Post retired as President and Chief Executive Officer of the Company effective as of April 3, 2019.

(8)
Consists of 27,947 shares of common stock held indirectly by an entity owned and managed by Ms. Moore and her husband and 3,373 restricted stock units that will vest within 60 days of March 30, 2020.

(9)
Consists of 14,782 shares of common stock held directly by Mr. Constant and 19,148 shares of common stock subject to options that are currently exercisable or were exercisable within 60 days of March 30, 2020 (based on the most recent Form 4 filed by Mr. Constant). Mr. Constant's employment as Chief Operating Officer of the Company was terminated effective January 7, 2020.

(10)
Consists of 7,500 shares of common stock held indirectly by Mr. Conforti in a trust of which Mr. Conforti is the trustee and 2,788 restricted stock units that will vest within 60 days of March 30, 2020.

(11)
Consists of 8,737 shares of common stock held directly by Ms. Dunaway, 3,562 restricted stock units that will vest, and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 30, 2020.

(12)
Consists of 5,000 shares of common stock held directly by Mr. Hart and 2,811 restricted stock units that will vest within 60 days of March 30, 2020.

(13)
Consists of 5,512 shares of common stock held directly by Ms. Holmes, 3,562 restricted stock units that will vest, and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 30, 2020.

(14)
Consists of 29,171 shares of common stock held directly by Mr. Kaufman and 3,562 restricted stock units that will vest within 60 days of March 30, 2020.

(15)
Consists of 15,512 shares of common stock held indirectly by Mr. Lumpkin in a trust of which Mr. Lumpkin is the trustee, 3,562 restricted stock units that will vest, and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 30, 2020.

(16)
Consists of 7,854 shares of common stock held directly by Mr. Oran, 2,000 shares of common stock held indirectly by Mr. Oran in two trusts of which Mr. Oran is co-trustee, and 3,562 restricted stock units that will vest within 60 days of March 30, 2020.

(17)
Consists of 8,200 shares of common stock held directly by Mr. Pace and 2,788 restricted stock units that will vest within 60 days of March 30, 2020.

(18)
Includes 30,751 restricted stock units that will vest and 75,418 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 30, 2020.

Delinquent Section 16(a) Reports

              Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during fiscal year 2019, all of our officers, directors, and greater than ten percent beneficial owners timely complied with all Section 16(a) filing requirements except for one filing by our former director, Ms. Moore. Ms. Moore's filing for her off cycle director award grant following her service as interim CEO was inadvertently filed late.

EQUITY COMPENSATION PLAN INFORMATION

              We maintain three equity-based compensation plans—the Second Amended and Restated 2007 Performance Incentive Plan (the "2007 Plan"), the 2017 Performance Incentive Plan (the "2017 Plan"), and the Amended and Restated Employee Stock Purchase Plan (the "ESPP"). Our stockholders have approved each of these plans.

              The following table sets forth our equity compensation plans in the aggregate, the number of shares of our common stock subject to outstanding options and rights under these plans, the weighted average exercise price of outstanding options, and the number of shares remaining available for future award grants under these plans as of December 29, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2007 Plan	242,579	$57.94	-
2017 Plan(1)	60,850	$60.40	1,051,084
ESPP	N/A	N/A	52,451
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	303,429	$58.33	1,103,535

(1)
Shares reported in column (a) under the 2017 plan include shares underlying performance share units (PSUs) awarded to our executive officers in 2017, 2018, and 2019. The PSU awards cliff-vest at the end of a three-year performance cycle, generally subject to executive's continued employment through the applicable vesting date, with the number of PSUs determined based on achievement of performance goals as approved by the compensation committee. Column (b) does not take such shares into account. Following the close of fiscal year 2019 and the certification of results for PSU awards, 15,694 shares were forfeited and added back to the share pool pursuant to the 2017 Plan provisions.

PROPOSALS FOR INCLUSION IN 2021 PROXY STATEMENT

              For your proposal or director nomination to be considered for inclusion in our proxy statement for next year's meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than December 11, 2020. If we change the date of next year's meeting by more than 30 days from the date of this year's meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of stockholder proposals in Company-sponsored proxy materials and the Bylaws.

PROPOSALS TO BE ADDRESSED AT 2021 ANNUAL MEETING (BUT NOT INCLUDED IN PROXY STATEMENT)

              In order for you to properly bring a proposal (including director nominations) before next year's annual meeting, our corporate secretary must receive a written notice of the proposal no later than February 24, 2021 and no earlier than January 25, 2021, and it must contain the additional information required by the Bylaws. All proposals received after February 24, 2021 will be considered untimely. You may obtain a complete copy of the Bylaws by submitting a written request to our corporate secretary at our principal executive office. If we change the date of next year's meeting by more than 30 days from the date contemplated at this year's meeting, in order for the proposal to be timely, we must receive your written proposal at least 90 days before the date of next year's meeting or no more than 10 days following the day on which the meeting date is publicly announced.

By Order of the Board of Directors,

Michael L. Kaplan Secretary
Greenwood Village, Colorado April 8, 2020

 APPENDIX A

RED ROBIN GOURMET BURGERS, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

              The following constitute the provisions of the Red Robin Gourmet Burgers, Inc. Amended and Restated Employee Stock Purchase Plan (the "Plan").

1.           PURPOSE

              The purpose of this Plan is to assist Eligible Employees in acquiring a stock ownership interest in the Corporation, at a favorable price and upon favorable terms, pursuant to a plan which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. This Plan is also intended to encourage Eligible Employees to remain in the employ of the Corporation (or a Subsidiary which may be designated by the Committee as "Participating Subsidiary") and to provide them with an additional incentive to advance the best interests of the Corporation.

2.           DEFINITIONS

              Capitalized terms used herein which are not otherwise defined shall have the following meanings.

              "Account" means the bookkeeping account maintained by the Corporation, or by a recordkeeper on behalf of the Corporation, for a Participant pursuant to Section 7(a).

              "Board" means the Board of Directors of the Corporation.

              "Code" means the Internal Revenue Code of 1986, as amended from time to time. "Commission" means the United States Securities and Exchange Commission.

              "Committee" means the committee appointed by the Board to administer this Plan pursuant to Section 12.

              "Common Stock" means the Common Stock, par value $0.001 per share, of the Corporation, and such other securities or property as may become the subject of Options pursuant to an adjustment made under Section 17.

              "Company" means, collectively, the Corporation, its Parent and its Subsidiaries (if any).

              "Compensation" means an Eligible Employee's regular gross pay for a 40-hour week. Compensation includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(k), 125 or 129 of the Code. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: overtime payments, commissions, prizes, awards, relocation or housing allowances, stock option exercises, stock appreciation rights, restricted stock exercises, performance awards, auto allowances, tuition reimbursement and other forms of imputed income, bonuses, incentive compensation, special payments, fees and allowances. Notwithstanding the foregoing, Compensation shall not include any amounts deferred under or paid from any nonqualified deferred compensation plan maintained by the Company.

              "Contributions" means all bookkeeping amounts credited to the Account of a Participant pursuant to Section 7(a).

              "Corporation" means Red Robin Gourmet Burgers, Inc., a Delaware corporation, and its successors.

              "Effective Date" means July 12, 2017.

              "Eligible Employee" means any employee of the Corporation or of any Subsidiary which has been designated in writing by the Committee as a "Participating Subsidiary" (including any Subsidiaries which have become such after the date that this Plan is approved by the stockholders of the Corporation). Notwithstanding the foregoing, "Eligible Employee" shall not include any employee:

  (a)
  who has been employed by the Corporation or a Subsidiary for less than one year; or

  (b)
  whose customary employment is for 20 hours or less per week.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

              "Exercise Date" means, with respect to an Offering Period, the last day of that Offering Period.

              "Fair Market Value" means, as of any date and unless the Committee determines otherwise, the value of Common Stock determined as follows:

  (a)
  if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, then Fair Market Value shall be the closing sales price for the Common Stock as quoted on such exchange or system on the date of determination (or the closing bid, if no sales were reported), as reported in a source the Committee deems reliable;

  (b)
  if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, then Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or if no bids and asks were reported on that date, as applicable, on the last trading day that bids and asks for the Common Stock were reported), as reported in a source the Committee deems reliable; or;

  (c)
  in the absence of an established market for the Common Stock, the Fair Market Value of the Common Stock shall be determined in good faith by the Committee.

              "Grant Date" means the first day of each Offering Period, as determined by the Committee and announced to potential Eligible Employees.

              "Offering Period" means the six-consecutive month period commencing on each Grant Date; provided, however, that the Committee may declare, as it deems appropriate and in advance of the applicable Offering Period, a shorter (not to be less than three months) Offering Period or a longer (not to exceed 27 months) Offering Period; provided further that the Grant Date for an Offering Period may not occur on or before the Exercise Date for the immediately preceding Offering Period.

              "Option" means the stock option to acquire Shares granted to a Participant pursuant to Section 8.

              "Option Price" means the per share exercise price of an Option as determined in accordance with Section 8(b).

              "Parent" means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation in which each corporation (other than the Corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

              "Participant" means an Eligible Employee who has elected to participate in this Plan and who has filed a valid and effective Subscription Agreement to make Contributions pursuant to Section 6.

              "Plan" means this Red Robin Gourmet Burgers, Inc. Amended and Restated Employee Stock Purchase Plan, as amended from time to time.

              "Rule 16b-3" means Rule 16b-3 as promulgated by the Commission under Section 16 of the Exchange Act, as amended from time to time.

              "Share" means a share of Common Stock.

              "Subscription Agreement" means the written agreement filed by an Eligible Employee with the Corporation pursuant to Section 6 to participate in this Plan.

              "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations (beginning with the Corporation) in which each corporation (other than the last corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

3.           ELIGIBILITY

              Any person employed as an Eligible Employee as of a Grant Date shall be eligible to participate in this Plan during the Offering Period in which such Grant Date occurs, subject to the Eligible Employee satisfying the requirements of Section 6.

4.           STOCK SUBJECT TO THIS PLAN; SHARE LIMITATIONS

  (a)
  Subject to the provisions of Section 17, the capital stock that may be delivered under this Plan will be shares of the Corporation's authorized but unissued Common Stock and any shares of Common Stock held as treasury shares. The maximum number of Shares that may be delivered pursuant to Options granted under this Plan is 250,000 Shares, subject to adjustments pursuant to Section 17 (the "Plan Limit").

  In the event that all of the Shares made available under this Plan are subscribed prior to the expiration of this Plan, this Plan shall terminate at the end of that Offering Period and the Shares available shall be allocated for purchase by Participants in that Offering Period on a pro-rata basis determined with respect to Participants' Account balances.

  (b)
  The maximum number of Shares that any one individual may acquire upon exercise of his or her Option with respect to any one Offering Period is 750, subject to adjustments pursuant to Section 17 (the "Individual Limit"); provided, however, that the Committee may establish a different Individual Limit in offering documents, in which case the 750 Share limit shall be superseded by the Individual Limit set forth in such offering documents. The Individual Limit shall be proportionately adjusted for any Offering Period of less than six months, and may, at the discretion of the Committee, be proportionately increased for any Offering Period of greater than six months.

5.           OFFERING PERIODS

              During the term of this Plan, the Corporation will offer Options to purchase Shares in each Offering Period to all Participants in that Offering Period. Unless otherwise specified by the Committee in advance of the Offering Period, an Offering Period that commences on or about July 1 will end the following December 31 and an Offering Period that commences on or about January 1 will end the following June 30. Each Option shall become effective on the Grant Date. The term of each Option shall be the duration of the related Offering Period and shall end on the Exercise Date. The first Offering Period shall commence as of a date determined by the Board or Committee, but no earlier than the Effective Date. Offering Periods shall continue until this Plan is terminated in accordance with Section 18 or 19, or, if earlier, until no Shares remain available for Options pursuant to Section 4.

6.           PARTICIPATION

  (a)
  An Eligible Employee may become a participant in this Plan by completing a Subscription Agreement on a form approved by and in a manner prescribed by the Committee (or its delegate). To become effective, a Subscription Agreement must be signed by the Eligible Person and filed with the Corporation at the time specified by the Committee, but in all cases prior to the start of the Offering Period with respect to which it is to become effective, and must set forth a whole percentage (or, if the Committee so provides, a stated amount) of the Eligible Employee's Compensation to be credited to the Participant's Account as Contributions each pay period.

  (b)
  Notwithstanding the foregoing, a Participant's Contribution election shall be subject to the following limitations:

  (i)
  the 5% ownership and the $25,000 annual purchase limitations set forth in Section 8(c);

  (ii)
  a Participant may not elect to contribute more than 15% of his or her Compensation each pay period as Plan Contributions; and

  (iii)
  such other limits, rules, or procedures as the Committee may prescribe.

  (c)
  Subscription Agreements shall contain the Eligible Employee's authorization and consent to the Corporation's withholding from his or her Compensation the amount of his or her Contributions. An Eligible Employee's Subscription Agreement, and his or her participation election and withholding consent therein, shall remain valid for all Offering Periods until (i) the Eligible Employee's participation terminates pursuant to the terms hereof, (ii) the Eligible Employee files a new Subscription Agreement that becomes effective, or (iii) the Committee requires that a new Subscription Agreement be executed and filed with the Corporation.

7.           METHOD OF PAYMENT OF CONTRIBUTIONS

  (a)
  The Corporation shall maintain on its books, or cause to be maintained by a recordkeeper, an Account in the name of each Participant. The percentage of Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant's Compensation on each payday during the period for payroll deductions set forth below and such payroll deductions shall be credited to that Participant's Account as soon as administratively practicable after such date. A Participant may not make any additional payments to his or her Account. A Participant's Account shall be reduced by any amounts used to pay the Option Price of Shares acquired, or by any other amounts distributed pursuant to the terms hereof.

  (b)
  Subject to such other rules as the Committee may adopt, payroll deductions with respect to an Offering Period shall commence as of the first pay date which coincides with or immediately follows the applicable Grant Date and shall end on the last pay date which coincides with or immediately precedes the applicable Exercise Date, unless sooner terminated by the Participant as provided in this Section 7 or until his or her participation terminates pursuant to Section 11.

  (c)
  A Participant may terminate his or her Contributions during an Offering Period (and receive a distribution of the balance of his or her Account in accordance with Section 11) by completing and filing with the Corporation, in such form and on such terms as the Committee (or its delegate) may prescribe, a written withdrawal form signed by the Participant. Such termination shall be effective as soon as administratively practicable after its receipt by the Corporation. A withdrawal election pursuant to this Section 7(c) with respect to an Offering Period shall only be effective, however, if it is received by the Corporation prior to the Exercise Date of that Offering Period (or such earlier deadline that the Committee may reasonably require to process the withdrawal prior to the applicable Exercise Date). Partial withdrawals of Accounts, and other modifications or suspensions of Subscription Agreements, except as provided in Section 7(e) or 7(f), are not permitted.

  (d)
  During leaves of absence approved by the Corporation and meeting the requirements of Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in this Plan by cash payments to the Corporation on his or her normal paydays equal to the reduction in his or her Plan Contributions caused by his or her leave.

  (e)
  A Participant may discontinue, increase, or decrease the level of his or her Contributions (within Plan limits) by completing and filing with the Corporation, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election. Subject to any other timing requirements that the Committee may impose, an election pursuant to this Section 7(e) shall be effective with the first Offering Period that commences after the Corporation's receipt of such election.

  (f)
  A Participant may discontinue (but not increase or otherwise decrease) the level of his or her Contributions, by filing with the Corporation, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement that indicates such election. Unless otherwise provided by the Committee, an election pursuant to this Section 7(f) shall be effective no earlier than the first payroll period that starts after the Corporation's receipt of such election.

8.           GRANT OF OPTION

  (a)
  On each Grant Date, each Eligible Employee who is a participant during that Offering Period shall be granted an Option to purchase a number of Shares. The Option shall be exercised on the Exercise Date. The number of Shares subject to the Option shall be determined by dividing the Participant's Account balance as of the applicable Exercise Date by the Option Price, subject to the maximum determined pursuant to Section 4(b).

  (b)
  The Committee shall determine the Option Price per Share of the Shares subject to an Option for an Offering Period; provided that such Option Price may not be less than the lesser of: (i) 85% of the Fair Market Value of a Share on the applicable Grant Date; and (ii) 85% of the Fair Market Value of a Share on the applicable Exercise Date.

  (c)
  Notwithstanding anything else contained herein, a person who is otherwise an Eligible Employee shall not be granted any Option (or any Option granted shall be subject to compliance with the following limitations) or other right to purchase Shares under this Plan to the extent:

  (i)
  it would, if exercised, cause the person to own "stock" (as such term is defined for purposes of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation, or of any Parent, or of any Subsidiary; or

  (ii)
  such Option would cause such individual to have rights to purchase stock under this Plan (and any other plan of the Corporation, any Parent, or any Subsidiary which is qualified under Section 423 of the Code) that accrue at a rate that exceeds $25,000 of the fair market value of the stock of the Corporation, of any Parent, or of any Subsidiary (determined at the time the right to purchase such Stock is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time.

  For purposes of the foregoing, a right to purchase stock accrues when it first become exercisable during the calendar year. In determining whether the stock ownership of an Eligible Employee equals or exceeds the 5% limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the Eligible Employee may purchase under outstanding options shall be treated as stock owned by the Eligible Employee.

9.           EXERCISE OF OPTION

              Unless a Participant's Plan participation is terminated as provided in Section 11, his or her Option for the purchase of Shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant's part, and the maximum number of whole Shares subject to such Option (subject to the Individual Limit set forth in Section 4(b) and the limitations contained in Section 8(c)) shall be purchased at the Option Price with the balance of such Participant's Account.

              If any amount which is not sufficient to purchase a whole Share remains in a Participant's Account after the exercise of his or her Option on the Exercise Date: (i) such amount shall be credited to such Participant's Account for the next Offering Period, if he or she is then a Participant; or (ii) if such Participant is not a Participant in the next Offering Period, or if the Committee so elects, such amount shall be refunded to such Participant as soon as administratively practicable after such date. If the Share limit of Section 4(a) is reached, any amount that remains in a Participant's Account after the exercise of his or her Option on the Exercise Date to purchase the number of Shares that he or she is allocated shall be refunded to the Participant as soon as administratively practicable after such date.

              If an amount which exceeds the Individual Limit established pursuant to Section 4(b) or one of the limitations set forth in Section 8(c) remains in a Participant's Account after the exercise of his or her Option on the Exercise Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date.

10.         DELIVERY

              As soon as administratively practicable after the Exercise Date, the Corporation shall deliver to each Participant a certificate representing the Shares purchased upon exercise of his or her Option. The Corporation may make available an alternative arrangement for delivery of Shares to a recordkeeping service. The Committee (or its delegate), in its discretion, may either require or permit Participants to elect that such certificates representing the Shares purchased or to be purchased under the Plan be delivered to such recordkeeping service. In the event the Corporation is required to obtain from any commission or agency authority to issue any such certificate, the Corporation will seek to obtain such authority. If the Corporation is unable to obtain from any such commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance of any such certificate, or if for any other reason the Corporation cannot issue or deliver Shares and satisfy Section 21, the Corporation shall be relieved from liability to any Participant except that the Corporation shall return to each Participant the amount of the balance credited to his or her Account.

11.         TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS

  (a)
  Except as provided in the next paragraph, if a Participant ceases to be an Eligible Employee for any reason, or if the Participant elects to terminate Contributions pursuant to Section 7(c), at any time prior to the last day of an Offering Period in which he or she participates, such Participant's Account shall be paid to him or her or in cash (or, in the event of the Participant's death, to the person or persons entitled thereto under Section 13 in cash), and such Participant's Option and participation in the Plan shall be automatically terminated.

  If a Participant (i) ceases to be an Eligible Employee during an Offering Period but remains an employee of the Company through the Exercise Date, or (ii) during an Offering Period commences a sick leave, military leave, or other leave of absence approved by the Company, and the leave meets the requirements of Treasury Regulation Section 1.421-1(h)(2) and the Participant is an employee of the Company or on such leave as of the applicable Exercise Date, such Participant's Contributions shall cease (subject to Section 7(d)), and the Contributions previously credited to the Participant's Account for that Offering Period shall be used to exercise the Participant's Option as of the applicable Exercise Date in accordance with Section 9 (unless the Participant makes a timely election to terminate Contributions in accordance with Section 7(c), in which case such Participant's Account shall be paid to him or her in cash in accordance with the foregoing paragraph).

  (b)
  A Participant's termination from Plan participation precludes the Participant from again participating in this Plan during that Offering Period. However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met. A Participant's termination from Plan participation shall be deemed to be a revocation of that Participant's Subscription Agreement and such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.

  (c)
  For purposes of this Plan, if a Participating Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary shall be deemed to have terminated employment for purposes of this Plan and shall no longer be an Eligible Employee, unless the person continues as an Eligible Employee in respect of another Company entity.

12.         ADMINISTRATION

  (a)
  The Board shall appoint the Committee, which shall be composed of not less than two members of the Board. The Board may, at any time, increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise. The Board may also, at any time, assume the administration of this Plan, in which case references to the "Committee" shall be deemed to be references to the Board.

  (b)
  The Committee shall supervise and administer this Plan and shall have full power and discretion to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of this Plan and not inconsistent with the terms of this Plan, and to make all other determinations necessary or advisable for the administration of this Plan. The Committee shall act by majority vote or by unanimous written consent. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or solely to any of his or her rights or benefits under this Plan. The Committee shall have full power and discretionary authority to construe and interpret the terms and conditions of this Plan, which construction or interpretation shall be final and binding on all parties including the Company, Participants and beneficiaries. The Committee may delegate ministerial non-discretionary functions to third parties, including individuals who are officers or employees of the Corporation.

  (c)
  Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan. Any action taken by, or inaction of, the Corporation, any Participating Subsidiary, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and will be conclusive and binding upon all persons. In making any determination or in taking or not taking any action under this Plan, the Board or Committee, as the case may be, may obtain and may rely on the advice of experts, including professional advisors to the Corporation. No member of the Board or Committee, or officer or agent of the Company, shall be liable for any action, omission or decision under the Plan taken, made or omitted in good faith.

13.         DESIGNATION OF BENEFICIARY

  (a)
  A Participant may file, on a form and in a manner prescribed by the Committee (or its delegate), a written designation of a beneficiary who is to receive any Shares or cash from such Participant's Account under this Plan in the event of such Participant's death. If a Participant's death occurs subsequent to the end of an Offering Period but prior to the delivery to him or her of any Shares deliverable under the terms of this Plan, (i) such Shares and any remaining balance of such Participant's Account shall be paid to such beneficiary (or such other person as set forth in Section 13(b)) as soon as administratively practicable after the Corporation receives notice of such Participant's death and (ii) any outstanding unexercised Option shall terminate. If a Participant's death occurs at any other time, the balance of such Participant's Account shall be paid to such beneficiary (or such other person as set forth in Section 13(b)) in cash as soon as administratively practicable after the Corporation receives notice of such Participant's death and such Participant's Option shall terminate. The Committee may rely on the last designation of a beneficiary filed by a Participant in accordance with this Plan.

  (b)
  Beneficiary designations may be changed by the Participant at any time on forms provided and in the manner prescribed by the Committee (or its delegate). If a Participant dies with no validly designated beneficiary under this Plan who is living at the time of such Participant's death, the Corporation shall deliver all Shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Corporation, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.

14.         TRANSFERABILITY

              Neither Contributions credited to a Participant's Account nor any Option or rights with respect to the exercise of any Option or right to receive Shares under this Plan may be anticipated, alienated, encumbered, assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be without effect and all amounts shall be paid and all Shares shall be delivered in accordance with the provisions of this Plan. Amounts payable or Shares deliverable pursuant to this Plan shall be paid or delivered only to the Participant or, in the event of the Participant's death, to the Participant's beneficiary pursuant to Section 13.

15.         USE OF FUNDS; INTEREST

              All Contributions received or held by the Corporation under this Plan will be included in the general assets of the Corporation and may be used for any corporate purpose. Notwithstanding anything else contained herein to the contrary, no interest will be paid to any Participant or credited to his or her Account under this Plan (in respect of Account balances, refunds of Account balances, or otherwise).

16.         REPORTS

              Statements shall be provided to Participants as soon as administratively practicable following each Exercise Date. Each Participant's statement shall set forth, as of such Exercise Date, that Participant's Account balance immediately prior to the exercise of his or her Option, the Option Price, the number of whole Shares purchased and his or her remaining Account balance, if any.

17.         ADJUSTMENTS OF AND CHANGES IN THE STOCK

              Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), or reverse stock split, any merger, combination, consolidation, or other reorganization, any split-up, spin-off, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property), any exchange of Common Stock or other securities of the Corporation, any similar, unusual or extraordinary corporate transaction in respect of the Common Stock, or any sale of substantially all the assets of the Corporation as an entirety occurs; the Committee shall, in such manner, to such extent (if any), and at such time as it deems appropriate and equitable in the circumstances:

  (a)
  proportionately adjust any or all of (i) the number and type of Shares or the number and type of other securities that thereafter may be made the subject of Options (including the specific maxima and numbers of Shares set forth elsewhere in this Plan), (ii) the number, amount and type of Shares (or other securities or property) subject to any or all outstanding Options, (iii) the Option Price of any or all outstanding Options, or (iv) the securities, cash or other property deliverable upon exercise of any outstanding Options; or

  (b)
  make provision for a cash payment or for the substitution or exchange of any or all outstanding Options for cash, securities or property to be delivered to the holders of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

              The Committee may adopt such valuation methodologies for outstanding Options as it deems reasonable in the event of a cash or property settlement and, without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the exercise or strike price of the Option.

              In any of such events, the Committee may take such action sufficiently prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.

18.         POSSIBLE EARLY TERMINATION OF PLAN AND OPTIONS

              Upon a dissolution of the Corporation, or any other event described in Section 17 that the Corporation does not survive, the Plan and, if prior to the last day of an Offering Period, any outstanding Option granted with respect to that Offering Period shall terminate, subject to any provision that has been expressly made by the Board for the survival, substitution, assumption, exchange or other settlement of the Plan and Options. In the event a Participant's Option is terminated pursuant to this Section 18 without a provision having been made by the Board for a substitution, exchange or other settlement of the Option, such Participant's Account shall be paid to him or her in cash without interest.

19.         TERM OF PLAN; AMENDMENT OR TERMINATION

  (a)
  This Plan shall be effective as of the Effective Date. No new Offering Periods shall commence on or after the day before the tenth anniversary of the Effective Date and this Plan shall terminate as of the later of (i) the tenth anniversary of the Effective Date and (ii) the Exercise Date of the last Offering Period commenced on or prior to the day before the tenth anniversary of the Effective Date, unless sooner terminated pursuant to Section 4, Section 18, or this Section 19.

  (b)
  The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part, without notice (including, without limitation, the limits of Sections 4(b) and 6(b)(ii)). Stockholder approval for any amendment or modification shall not be required, except to the extent required by applicable law or required under Section 423 of the Code in order to preserve the intended tax consequences of this Plan, or otherwise deemed necessary or advisable by the Board. No Options may be granted during any suspension of this Plan or after the termination of this Plan, but the Committee will retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan. No amendment, modification, or termination pursuant to this Section 19(b) shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of such Participant or obligations of the Corporation under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 17 or Section 18 shall not be deemed to constitute changes or amendments requiring Participant consent. Notwithstanding the foregoing, the

    Committee shall have the right to designate from time to time the Subsidiaries whose employees may be eligible to participate in this Plan and such designation shall not constitute an amendment to this Plan requiring stockholder approval.

20.         NOTICES

              All notices or other communications by a Participant to the Corporation contemplated by this Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee (or its delegate) at the location, or by the person, designated by the Committee (or its delegate) for that purpose.

21.         CONDITIONS UPON ISSUANCE OF SHARES

              This Plan, the granting of Options under this Plan and the offer, issuance and delivery of Shares are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation and as a condition precedent to the exercise of his or her Option, provide such assurances and representations to the Corporation as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

22.         PLAN CONSTRUCTION

  (a)
  It is the intent of the Corporation that transactions involving Options under this Plan in the case of Participants who are or may be subject to the prohibitions of Section 16 of the Exchange Act satisfy the requirements for applicable exemptions under Rule 16 promulgated by the Commission under Section 16 of the Exchange Act so that such persons (unless they otherwise agree) will be entitled to the exemptive relief of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act in respect of those transactions and will not be subject to avoidable liability thereunder.

  (b)
  This Plan and Options are intended to qualify under Section 423 of the Code.

  (c)
  If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Corporation and is consistent with the purposes of this Plan as to such persons in the circumstances.

23.         EMPLOYEES' RIGHTS

  (a)
  Nothing in this Plan (or in any other documents related to this Plan) will confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of employment or other service or effect an employee's status as an employee at will, or shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate his or her employment or other service with or without cause. Nothing contained in this Section 23(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a Subscription Agreement.

  (b)
  No Participant or other person will have any right, title or interest in any fund or in any specific asset (including Shares) of the Company by reason of any Option hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant or other person. To the extent that a Participant or other person acquires a right to receive payment pursuant to this Plan, such right will be no greater than the right of any unsecured general creditor of the Corporation. No special or separate reserve, fund or deposit will be made to assure any such payment.

  (c)
  A Participant will not be entitled to any privilege of stock ownership as to any Shares not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

24.         MISCELLANEOUS

  (a)
  This Plan, the Options, and related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

  (b)
  Captions and headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.

  (c)
  The adoption of this Plan shall not affect any other Company compensation or incentive plans in effect. Nothing in this Plan will limit or be deemed to limit the authority of the Board or Committee (i) to establish any other forms of incentives or compensation for employees of the Company (with or without reference to the Common Stock), or (ii) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose, with respect to each of (i) and (ii), to the extent consistent with any other plan or authority.

  (d)
  Benefits received by a Participant under an Option granted pursuant to this Plan shall not be deemed a part of the Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company, except where the Committee or the Board expressly otherwise provides or authorizes in writing.

25.         EFFECTIVE DATE

              Notwithstanding anything else contained herein to the contrary, the effectiveness of this Plan is subject to the approval of this Plan by the stockholders of the Corporation within twelve months after the Effective Date. Notwithstanding anything else contained herein to the contrary, no Shares shall be issued or delivered under this Plan until such stockholder approval is obtained and, if such stockholder approval is not obtained within such twelve month period of time, all Contributions credited to a Participant's Account hereunder shall be refunded to such Participant (without interest) as soon as practicable after the end of such twelve month period.

26.         TAX WITHHOLDING

              Notwithstanding anything else contained in this Plan herein to the contrary, the Company may deduct from a Participant's Account balance as of an Exercise Date, before the exercise of the Participant's Option is given effect on such date, the amount of any taxes which the Company reasonably determines it may be required to withhold with respect to such exercise. In such event, the maximum number of whole Shares subject to such Option (subject to the other limits set forth in this Plan) shall be purchased at the Option Price with the balance of the Participant's Account (after reduction for the tax withholding amount).

              Should the Company for any reason be unable, or elect not to, satisfy its tax withholding obligations in the manner described in the preceding paragraph with respect to a Participant's exercise of an Option, or should the Company reasonably determine that it has a tax withholding obligation with respect to a disposition of Shares acquired pursuant to the exercise of an Option prior to satisfaction of the holding period requirements of Section 423 of the Code, the Company shall have the right at its option to (i) require the Participant to pay or provide for payment of the amount of any taxes which the Company reasonably determines that it is required to withhold with respect to such event or (ii) deduct from any amount otherwise payable to or for the account of the Participant the amount of any taxes which the Company reasonably determines that it is required to withhold with respect to such event.

27.         NOTICE OF SALE

              Any person who has acquired Shares under this Plan shall give prompt written notice to the Corporation of any sale or other transfer of the Shares if such sale or transfer occurs (i) within the two-year period after the Grant Date of the Offering Period with respect to which such Shares were acquired, or (ii) within the twelve month period after the Exercise Date of the Offering Period with respect to which such Shares were acquired.

 APPENDIX B

RED ROBIN GOURMET BURGERS, INC.
2017 PERFORMANCE INCENTIVE PLAN
(as proposed to be amended)

SECTION 1. DEFINITIONS

              1.1    Definitions.    Whenever used in the Plan, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used in the Plan with the meaning thereafter ascribed:

  (a)
  "Affiliate" means:

  (1)
  Any Subsidiary or Parent;

  (2)
  An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Committee; or

  (3)
  Any entity in which the Company has such a significant interest if the Company determines it should be deemed an "Affiliate", as determined in the sole discretion of the Committee.

  (b)
  "Award Agreement" means any written or electronic agreement, contract, or other instrument or document as may from time to time be approved by the Committee as evidencing an Award granted under the Plan; provided, however, that Cash Performance Awards described in Section 3.5 need not be evidenced by an Award Agreement.

  (c)
  "Awards" means, collectively, Cash Performance Awards, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Other Stock-Based Awards.

  (d)
  "Board of Directors" means the board of directors of the Company.

  (e)
  "Cash Performance Award" means an Award described in Section 3.5 that is settled in cash and does not have a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock.

  (f)
  "Change in Control" means, unless otherwise provided in the applicable Award Agreement:

  (1)
  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control; (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company or a successor, or (IV) any acquisition by any entity pursuant to a transaction that complies with Sections (3)(A), (B) and (C)  below;

    (2)
    A majority of the individuals who, as of the Effective Date, serve on the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

    (3)
    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (an "Acquiror")) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or an Acquiror or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or Acquiror) beneficially owns, directly or indirectly, more than 50% of, respectively, the then- outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of more than 50% existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or an Acquiror were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

    (4)
    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company other than in the context of a transaction that does not constitute a Change in Control under clause (3) above.

              Notwithstanding the foregoing, with respect to any Award that is subject to Code Section 409A, "Change in Control" will mean a "change in control event" under Code Section 409A to the extent Change in Control is either a payment or settlement event under such Award or such definition is otherwise required for the Award to satisfy the requirements of Code Section 409A; provided, however, that the Committee may provide a different definition that complies with Code Section 409A in an applicable Award Agreement.

  (g)
  "Code" means the Internal Revenue Code of 1986, as amended.

  (h)
  "Committee" means, unless another committee is appointed by the Board of Directors to administer the Plan, the Compensation Committee of the Board of Directors; provided that, if no such committee is appointed, the Board of Directors in its entirety shall constitute the Committee. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of two or more members of the Board of Directors who are both "outside directors" as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and "non-employee directors" as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded. Notwithstanding the foregoing, with respect to Awards granted by an officer or officers of the Company and/or the Chairperson of the Compensation Committee pursuant to Section 2.3(b), the "Committee" as used in the Plan shall mean such officer or officers and/or such Chairperson, unless the context would clearly indicate otherwise.

  (i)
  "Company" means Red Robin Gourmet Burgers, Inc., a Delaware corporation.

  (j)
  "Disability" unless otherwise defined by the Committee in the applicable Award Agreement, means either (i) the Participant has been determined to be disabled under the Company's long-term disability plan or (ii) the Committee has determined that the Participant has a physical or mental infirmity that impairs the Participant's ability to perform substantially his or her duties for a period of ninety (90) days in any 365-day period. If no long-term disability plan or policy was ever maintained on behalf of the Participant, or if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

  (k)
  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

  (l)
  "Exercise Price" means the exercise price per share of Stock purchasable under an Option.

  (m)
  "Fair Market Value" refers to the determination of the value of a share of Stock as of a date, determined as follows:

  (1)
  if the shares of Stock are listed on any national securities exchange or any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the closing price of the Stock on such date or, if such date is not a trading day, on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded; or

    (2)
    if the shares of Stock are not listed on any exchange or system on such date or on the business day immediately preceding such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant.

              Notwithstanding the foregoing, for purposes of Paragraph (1) or (2) above, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value of the Stock; provided, however, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

  (n)
  "Incentive Stock Option" means an incentive stock option within the meaning of Code Section 422.

  (o)
  "Individual Agreement" means an employment, consulting, severance or similar written agreement between a Participant and the Company or one of its Affiliates (but not, for clarity, an Award Agreement).

  (p)
  "Nonqualified Stock Option" means a stock option that is not an Incentive Stock Option.

  (q)
  "Option" means a Nonqualified Stock Option or an Incentive Stock Option.

  (r)
  "Other Stock-Based Award" means an Award described in Section 3.4 that has a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock and that may be settled in cash, in Stock or in a combination thereof. Other Stock-Based Awards may include, but are not limited to, restricted stock, restricted stock units, performance shares, grants of Stock, grants of rights to receive Stock in the future, or dividend equivalent rights.

  (s)
  "Over 10% Owner" means an individual who, at the time an Incentive Stock Option is granted to such individual, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

  (t)
  "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Code Section 424(e) or regulations and rulings thereunder.

  (u)
  "Participant" means an individual who receives an Award under the Plan.

  (v)
  "Performance Goals" means any one or more of the following performance goals, intended by the Committee to constitute objective goals for purposes of Code Section 162(m), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, division, or Affiliate (or business unit or division of an Affiliate), either individually, alternatively or in combination, and measured either monthly, quarterly, annually, or over another specified period or cumulatively or averaged over a period of months, quarters, years, or other specified period, on an absolute basis or relative to a pre-established target, to one or more previous periods' results or to a designated comparison group, in each case as specified by the Committee in the Award:

    (i)
    earnings per share;

    (ii)
    book value per share;

    (iii)
    operating cash flow;

    (iv)
    free cash flow;

    (v)
    cash flow return on investments;

    (vi)
    cash available;

    (vii)
    net income (before or after taxes);

    (viii)
    revenue or revenue growth;

    (ix)
    total shareholder return;

    (x)
    return on invested capital;

    (xi)
    return on shareholder equity;

    (xii)
    return on assets;

    (xiii)
    return on common book equity;

    (xiv)
    return on gross investment;

    (xv)
    market share;

    (xvi)
    economic value added;

    (xvii)
    operating margin;

    (xviii)
    profit margin;

    (xix)
    stock price;

    (xx)
    enterprise value;

    (xxi)
    operating income;

    (xxii)
    EBIT or EBITDA;

    (xxiii)
    expenses or operating expenses;

    (xxiv)
    productivity of employees as measured by revenues, costs, or earnings per employee;

    (xxv)
    working capital;

    (xxvi)
    improvements in capital structure;

    (xxvii)
    guest retention, traffic, and/or satisfaction;

    (xxviii)
    safety;

    (xxix)
    completion of identified specific projects;

    (xxx)
    market share;

    (xxxi)
    employee retention and/or engagement;

    (xxxii)
    completion of operating milestones;

    (xxxiii)
    cost reduction goals;

    (xxxiv)
    Company, franchise, or system same restaurant sales;

    (xxxv)
    Company, franchise, or system restaurant growth in number of new restaurants;

    (xxxvi)
    average restaurant volume growth; or

    (xxxvii)
    any combination of the foregoing.

              Any of the foregoing may be determined on a per share basis (basic or diluted) as appropriate. The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of any one or more of the following: equity compensation expense under ASC 718; accelerated amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; restaurant closure costs; executive transition costs; acquisition and dispositions; a material change in planned capital expenditures; and any items that are unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the Award under Code Section 162(m), if applicable.

  (w)
  "Performance Period" means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee at the time the Award is granted.

  (x)
  "Plan" means the Red Robin Gourmet Burgers, Inc. 2017 Performance Incentive Plan.

  (y)
  "Securities Act" means the Securities Act of 1933, as amended from time to time.

  (z)
  "Separation from Service" means a termination of a Participant's employment or other service relationship with the Company, subject to the following requirements:

  (1)
  in the case of a Participant who is an employee of the Company, a termination of the Participant's employment where either (A) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the "service recipient" within the meaning of Code Section 409A (collectively, the "Service Recipient") or (B) the level of bona fide services the Participant performs for the Service Recipient after a given date

      (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months) that, in either case, constitutes a "separation from service" within the meaning of Code Section 409A and the regulations thereunder;

    (2)
    in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant's service relationship with the Service Recipient upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient if the expiration constitutes a good-faith and complete termination of the contractual relationship that constitutes a "separation from service" within the meaning of Code Section 409A and the regulations thereunder; or

    (3)
    in any case, as may otherwise be permitted under Code Section 409A.

  (aa)
  "Stock" means the Company's common stock.

  (bb)
  "Stock Appreciation Right" means a stock appreciation right described in Section 3.3.

  (cc)
  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A "Subsidiary" shall include any entity other than a corporation to the extent permissible under Code Section 424(f) or regulations or rulings thereunder.

  (dd)
  "Termination of Employment" means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not limited to, a termination by resignation, discharge, death, Disability or retirement. Further, if an entity ceases to be a Subsidiary, a Termination of Employment will be deemed to have occurred with respect to each Participant in respect of such Subsidiary who does not continue to be eligible to receive Awards under this Plan in respect of such Participant's relationship to the Company or another Subsidiary that remains a Subsidiary after giving effect to the event giving rise to the entity ceasing to be a Subsidiary. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2. THE PERFORMANCE INCENTIVE PLAN

              2.1    Purpose of the Plan.    The purpose of this Plan is to promote the success of the Company and to increase stockholder value by (a) incentivizing the officers, employees, directors, consultants, and other service providers of the Company and its Affiliates to foster and build upon the continued

success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encouraging stock ownership by certain officers, employees, directors, consultants, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) providing a means of obtaining, rewarding and retaining officers, employees, directors, consultants, and other service providers.

              2.2    Stock Subject to the Plan.    Subject to adjustment in accordance with Section 5.2, the sum of (i) ~~925,000~~ 1,200,000 shares of Stock plus (ii) the number of shares of Stock available for grant under the Red Robin Gourmet Burgers, Inc. Second Amended and Restated 2007 Performance Incentive Plan (the "Maximum Plan Shares") are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Award(s), including, without limitation, Incentive Stock Options. Shares of Stock will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan. The following shares, however, may not again be made available for grant in respect of Awards under this Plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right; (ii) shares delivered to or withheld by the Company to pay the Option or Grant Price of or the withholding taxes with respect to an Award, and (iii) shares repurchased on the open market with the proceeds from the payment of the Option Price of an Option. Shares of Stock available for Awards under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

              2.3    Administration of the Plan.

  (a)
  The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors, consultants, and other service providers of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the provisions of the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements; and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions are final and binding on all Participants.

  (b)
  Notwithstanding any other provision of this Plan, the Board of Directors may by resolution authorize one or more officers of the Company and/or the Chairperson of the Compensation Committee of the Board of Directors to do one or both of the following: (1) designate individuals (other than officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act) to receive Awards under the Plan, and (2) determine the type of Awards and the terms and conditions and number of shares of Stock or the amount of cash subject to such Awards; provided however, that any such delegation will be subject to such parameters and restrictions consistent with the Plan as the Board of Directors specifies, including, without limitation, the total number of shares of Stock that may be granted subject to such Awards, if applicable.

  (c)
  No member of the Board of Directors or Committee, nor any person to whom authority is delegated under subsection (b), will be liable for any action taken or any determination made in good faith with respect to the Plan or any Award granted under the Plan.

              2.4    Eligibility and Limits.

  (a)
  Awards may be granted only to officers, employees, directors, consultants, and other service providers of the Company or any Affiliate of the Company; provided, however, that (1) an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary and (2) persons who are not officers, employees, or directors of the Company or an Affiliate of the Company may only be granted an Award under this Plan if such participation would not adversely affect the Company's eligibility to use Form S-8 to register under the Securities Act, the offering and sale of shares issuable under the Plan by the Company, or the Company's compliance with any other applicable laws.

  (b)
  In the case of Incentive Stock Options, (i) the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s); and (ii) the maximum number of shares of Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan is 700,000.

  (c)
  The maximum number of shares of Stock subject to any Options and Stock Appreciation Rights that may be granted under the Plan during any calendar year to any individual other than a non-employee director is 170,000 shares. The maximum number of shares of Stock subject to any Options and Stock Appreciation Rights that may be granted under the Plan during any calendar year to any non-employee director is 25,000 shares, and the maximum value (determined on the grant date) of Full-Value Awards (as defined in Section 3.1(h)) that may be granted under the Plan during any calendar year to any non-employee director is $250,000.

  (d)
  To the extent required under Code Section 162(m) and the regulations thereunder, as applicable, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which (1) Options, (2) Stock Appreciation Rights, or (3) other Awards (other than Other Stock-Based Awards that are payable in cash or Cash Performance Awards), to the extent they are granted with the intent that they qualify as qualified performance-based compensation under Code Section 162(m), may be granted during any calendar year to any employee may not exceed 150,000, and the maximum aggregate dollar amount that may be paid in any calendar year to any employee with respect to Other Stock-Based Awards that are payable in cash and Cash Performance Awards may not exceed $3,000,000 multiplied by the number of years in the performance period. If an Option is cancelled, the cancelled Option will continue to be counted against the maximum number of shares for which options may be granted to an employee as described in this Section 2.4. If the exercise price of an Option is reduced or the base amount on which a Stock Appreciation Right is calculated is reduced, the transaction will be treated as the cancellation of the Option or the Stock Appreciation Right, as applicable, and the grant of a new Option or Stock Appreciation Right, as applicable. If an Option or Stock Appreciation Right is deemed to be cancelled as described in the preceding sentence, the Option or Stock Appreciation Right that is deemed to be cancelled and the Option or Stock Appreciation Right that is deemed to be granted will both be counted against the maximum number of shares for which Options or Stock Appreciation Rights may be granted to an employee as described in this Section 2.4.

SECTION 3. TERMS OF AWARDS

              3.1    Terms and Conditions of All Awards.

  (a)
  The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and to the limits set forth in Section 2.4.

  (b)
  Each Award will be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee determines to be appropriate, including, without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to the vesting or settlement of the Award. The Committee shall establish applicable Performance Goals, if any, before twenty-five percent (25%) of the Performance Period has elapsed, but in no event later than within ninety (90) days after the first day of the applicable Performance Period. At the time any Performance Goals are established, whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is deemed to have vested or is settled, as applicable. Each Award Agreement is subject to the terms of the Plan and any provisions contained in an Award Agreement that are inconsistent with the terms of the Plan are null and void. To the extent an Award is subject to Performance Goals and the Committee desires that the Award constitute performance-based compensation under Code Section 162(m), the Committee will comply with all applicable requirements under Code Section 162(m), including the rules and regulations promulgated thereunder, in granting, modifying, and settling such Award. The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation under Code Section 162(m).

  (c)
  The date as of which an Award is granted will be the first date as of which the Committee (i) has approved the terms and conditions of the Award, (ii) has determined the recipient of the Award and the number of shares, if any, covered by the Award, and (iii) has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of such Award.

  (d)
  Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award. Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of a related Award, as specified in the applicable Award Agreement.

  (e)
  Awards are not transferable or assignable except by will or by the laws of descent and distribution in the State in which the Participant was domiciled at the time of the Participant's death, during the Participant's lifetime, are exercisable only by the Participant; provided that, in the event of the Disability of the Participant, the legal representative of the Participant may exercise the Participant's Award(s). In the event of the death of the Participant, the legal representative of the Participant's estate or, if no legal representative has been appointed within ninety (90) days of the Participant's death, the person(s) taking the Participant's Award(s) under the laws of descent and distribution in the State in which the Participant was domiciled at the time of the Participant's death may exercise the Participant's Award(s). Notwithstanding the above, the Committee may provide otherwise as to any Awards other than Incentive Stock Options (provided that such transfers shall only be permitted for no consideration to the Participant).

  (f)
  The Committee may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would materially and adversely affect the rights of a Participant under the Award (except as otherwise permitted under the Plan or Award) or would be inconsistent with other provisions of the Plan.

  (g)
  All Awards granted under the Plan are subject to any clawback or recoupment policy adopted by the Board of Directors or any committee thereof.

  (h)
  With respect to any Full-Value Award issued to a Participant other than a non-employee member of the Board of Directors, the vesting of which is based solely on service with the Company (and not upon, either all or in part, the attainment of any Performance Goals), the minimum period of service required for such Award to vest is three years following the grant of such Award, provided that such Award may vest ratably in no less than equal annual increments over such period. With respect to any Full-Value Award issued to a Participant other than a non-employee member of the Board of Directors, the terms and conditions of which provide for vesting based on Performance Goals, the applicable performance measurement period may not be less than one year. With respect to any Option or Stock Appreciation Right issued to a Participant other than a non-employee member of the Board of Directors, the minimum service period required for such Award to vest is one year following the grant date of such Award. With respect to any Award issued to a non-employee member of the Board of Directors, the minimum period of service required for such Award to vest (or the minimum performance period for any such Award) shall be the period beginning on the date of grant and ending on the sooner of (i) the date of the next annual stockholders meeting and (ii) the one-year anniversary of the grant date of such Award. Except as provided in the immediately preceding sentence with respect to Awards issued to non-employee members of the Board of Directors, no installment or portion of any Award subject to a minimum vesting period specified in this section shall vest earlier than one-year after the date of grant of such Award. The Committee may not waive the applicable vesting requirements for an Award except in the case of death, Disability, and Change in Control. The term "Full-Value Award" includes Awards of restricted stock, restricted stock units, performance shares, and Other Stock-Based Awards granted under this Plan, but does not include Awards pursuant to which the Participant's ultimate remuneration is limited solely to the post-grant appreciation in the value of the shares of the Company's common stock subject to the Award (such as Options or Stock Appreciation Rights having a per share exercise of base price, as applicable, at least equal to the fair market value of a share of the Company's common stock at the time of grant of such Award). This provision shall supersede any contrary provision in the Plan.

              3.2    Terms and Conditions of Options.    Each Option granted under the Plan must be evidenced by an Award Agreement. At the time an Option is granted, the Committee will determine whether the Option is an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company's stockholders. Neither an Option nor the shares of Stock underlying an Option may be eligible for dividends or dividend equivalents.

                  (a)    Option Price.    Subject to adjustment in accordance with Section 5.1 and the other provisions of this Section 3.2, the Exercise Price of any Options will be as set forth in the applicable Award Agreement, but in no event may it be less than Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than one hundred and ten percent (110%) of Fair Market Value on the date the Option is granted.

                  (b)    Option Term.    No Incentive Stock Option may be exercised after the expiration of ten (10) years from the date the Option is granted. Further, any Incentive Stock Option granted to an Over 10% Owner may not be exercised after the expiration of five (5) years from the date the Option is granted. The term of any Nonqualified Stock Option will be as specified in the applicable Award Agreement but may not exceed ten (10) years from the date the Option is granted; provided, however, that if the term specified in an Award Agreement for a Nonqualified Stock Option would otherwise expire during a period when trading in Stock is prohibited by law or by the Company's insider trading policy, then the term of the Nonqualified Stock Option will be deemed to expire on the thirtieth (30th) day after expiration of the applicable prohibition, notwithstanding any contrary term in the Award Agreement.

                  (c)    Payment.    Payment for all shares of Stock purchased pursuant to exercise of an Option may be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, and in each case subject to such procedures or restrictions as the Committee may impose:

    (i)
    in cash or cash equivalents;

    (ii)
    by delivery to the Company of a number of shares of Stock owned by the Participant having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

    (iii)
    in a cashless exercise through a third party, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended;

    (iv)
    notice and third party payment in such manner as may be authorized by the Committee; or

    (v)
    by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

              In the event that the Committee allows a Participant to exercise an Award by delivering shares of Stock owned by such Participant, and unless otherwise expressly provided by the Committee, any shares delivered which were initially acquired by the Participant from the Company (upon exercise of an Option or otherwise) must have been owned by the Participant for at least six months as of the date of delivery. Shares of Stock used to satisfy the Exercise Price will be valued at their Fair Market Value on the date of exercise. The Company is not obligated to deliver any shares of Stock acquired pursuant to the exercise of an Option unless and until it receives full payment of the Exercise Price therefor and any related withholding obligations under Section 6.1 and any other conditions to exercise or purchase, as established from time to time by the Committee, have been satisfied. Unless otherwise expressly provided in the applicable Award Agreement, the Committee may at any time eliminate or limit a Participant's ability to pay the Exercise Price by any method other than cash payment to the Company. The holder of an Option, as such, has none of the rights of a stockholder.

                  (d)    Conditions to the Exercise of an Option.    Each Option granted under the Plan is exercisable by such person or persons, at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement to the contrary.

                  (e)    Termination of Incentive Stock Option.    With respect to an Incentive Stock Option, in the event of the Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than of the date that is three months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one year will be substituted for such three month period; provided, further that such time limits may be extended by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Stock Option if it is exercised after the time limits otherwise applicable to Incentive Stock Options. For purposes of this Subsection (e), the Termination of Employment of a Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

                  (f)    Special Provisions for Certain Substitute Options.    Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) or 409A is applicable, may provide for an Exercise Price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

                  (g)    No Reload Grants.    Options may not be granted under the Plan in consideration for, and may not be conditioned upon the delivery of, shares of Stock to the Company in payment of the Exercise Price and/or tax withholding obligation under any other Option held by a Participant.

                  (h)    No Repricing.    Except as provided in Section 5.1, without the approval of the Company's stockholders the exercise price of an Option may not be reduced after the grant of the Option and an Option may not be cancelled or surrendered in consideration of, or in exchange for, (i) the grant of a new Option having an Exercise Price below that of the Option that was surrendered, (ii) Stock, (iii) cash, or (iv) any other Award.

              3.3    Terms and Conditions of Stock Appreciation Rights.    Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than the Fair Market Value of such shares of Stock on the date of grant. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised, paid or otherwise settled. Neither a Stock Appreciation Right nor the shares of Stock underlying a Stock Appreciation Right are eligible for dividends or dividend equivalents.

                  (a)    Settlement.    Upon settlement of a Stock Appreciation Right, the Company shall pay the appreciation to the Participant in, at the discretion of the Committee, cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee determines.

                  (b)    Term.    The term of any Stock Appreciation Right will be as specified in the applicable Award Agreement, but may not exceed ten (10) years after the date the Stock Appreciation Right is granted; provided, however, that if the term specified in an Award Agreement for a Stock Appreciation Right would otherwise expire during a period when trading in Stock is prohibited by law or the Company's insider trading policy, then the term of the Stock Appreciation Right will be deemed to expire on the thirtieth (30th) day after expiration of the applicable prohibition, notwithstanding any contrary term in the Award Agreement.

                  (c)    Conditions to Exercise.    Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee may, at any time before complete termination of such Stock Appreciation Right, accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

                  (d)    No Repricing.    Except as provided in Section 5.1, without the approval of the Company's stockholders, the price of a Stock Appreciation Right may not be reduced after the grant of the Stock Appreciation Right, and a Stock Appreciation Right may not be cancelled or surrendered in consideration of, or in exchange for, (i) the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered, (ii) Stock, (iii) cash, or (iv) any other Award.

              3.4    Terms and Conditions of Other Stock-Based Awards.    An Other Stock-Based Award shall entitle the Participant to receive one or more of (i) a specified or determinable number of shares of Stock, (ii) the value of a specified or determinable number of shares of Stock, (iii) a percentage or multiple of the value of a specified number of shares of Stock or (iv) dividend equivalents on a specified, or a determinable number, or a percentage or multiple of a specified number, of shares of Stock. At the time of the grant, the Committee shall determine the specified number of shares of Stock or the percentage or multiple of the specified number of shares of Stock, as applicable; and the

Performance Goals or other performance criteria, if any, applicable to the Other Stock-Based Award. The Committee may provide for an alternate percentage or multiple under certain specified conditions.

                  (a)    Payment.    Payment in respect of Other Stock-Based Awards may be made by the Company in cash or shares of Stock as provided in the applicable Award Agreement or, in the absence of such provision, as the Committee determines.

                  (b)    Conditions to Payment or Lapse of Restrictions.    Each Other Stock-Based Award granted under the Plan will be payable, and restrictions on such Other Stock-Based Award will lapse, at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified in the applicable Award Agreement; provided, however, that subsequent to the grant of an Other Stock-Based Award, the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which such Other Stock-Based Award may be paid or such restrictions will lapse, in whole or in part. Dividends (and dividend equivalents granted with respect to shares of Stock subject to an Other Stock-Based Award), will accrue and not be paid until, and will be paid only to the extent, the Award vests and, with respect to Other Stock-Based Awards that are subject to Performance Goals or other performance criteria, is earned.

              3.5    Terms and Conditions of Cash Performance Awards.    A Cash Performance Award will entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit), or (ii) a percentage or multiple of a specified cash amount. At the time of the grant, the Committee shall determine the base value of each unit; the number of units subject to a Cash Performance Award, the specified amount and the percentage or multiple of the specified amount, as applicable; and the Performance Goals or other performance criteria, if any, applicable to the determination of the ultimate payment value of the Cash Performance Award. The Committee may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions.

                  (a)    Payment.    Payment in respect of Cash Performance Awards will be made by the Company in cash.

                  (b)    Conditions to Payment.    Each Cash Performance Award granted under the Plan will be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified by the Committee.

              3.6    Treatment of Awards on Termination of Service.    Except as otherwise provided by Plan Section 3.2(e), any Award under this Plan to a Participant who has experienced a Termination of Employment, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement, or, as the Committee may otherwise determine to the extent not prohibited by the Plan. The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment, Separation from Service or termination of some other service relationship or such other factors as the Committee determines are relevant to its decision to continue the Award.

SECTION 4. RESTRICTIONS ON STOCK

              4.1    Escrow of Shares.    Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant's name, but, if the applicable Award Agreement so provides, the shares of Stock will be held by a custodian designated by the Committee (the "Custodian"). Each applicable Award Agreement providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian's designee as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Award Agreement, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Award Agreement, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Award Agreement and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

              4.2    Restrictions on Transfer.    Except as expressly set forth in this Section 4.2 or the applicable Award Agreement, all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge. Any such disposition of an Award of or of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement, and any shares so transferred will continue to be bound by the Plan and the applicable Award Agreement. Notwithstanding the general prohibition set forth above, the Committee may permit Awards to be transferred to other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Committee establishes in writing (provided that any transfers of Incentive Stock Options may only be made to the extent permitted under the federal tax laws governing Incentive Stock Options). Any permitted transfer will be subject to compliance with applicable federal and state securities laws.

              Further, the transfer restrictions of this Section 4.2 will not apply to:

  (a)
  transfers to the Corporation;

  (b)
  the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution of the State in which the Participant was domiciled at the time of the Participant's death;

  (c)
  subject to any applicable limitations on Incentive Stock Options, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Committee; and

  (d)
  if the participant has suffered a Disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative.

SECTION 5. ADJUSTMENTS; ACCELERATION

              5.1    Adjustments.

  (a)
  The number of shares of Stock reserved for the grant of Options, Stock Appreciation Rights and Other Stock-Based Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, vesting, grant or payment, as applicable, of each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award (if any); the Exercise Price of each outstanding Option, the threshold price of each outstanding Stock Appreciation Right, the specified number of shares of Stock to which each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award pertains, the total number of shares of Stock that may be subject to Awards granted by one or more officers of the Company and/or the Chairperson of the Compensation Committee of the Board of Directors, and the maximum number of shares as to which Options, Stock Appreciation Rights, and other Awards may be granted during any calendar year or other period, will be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying an Award to change (e.g., a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend) (each, an "Equity Restructuring").

  (b)
  In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company's assets, other change in capital structure of the Company, tender offer for shares of Stock, or a Change in Control of the Company that, in each case, does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of Awards not originally granted under the Plan, the adjustment of outstanding Awards, the acceleration of outstanding Awards, the removal of restrictions on outstanding Awards, and/or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award, all as may be provided in the applicable Award Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.1 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then-current value of the Award.

  (c)
  Notwithstanding any other provision of the Plan to the contrary, in taking any action pursuant to clause (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment. Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

  (d)
  The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

              5.2    Automatic Acceleration of Awards.    Except as otherwise provided in Section 5.3, upon a dissolution of the Company (or other event described in Section 5.1 that the Company does not survive

(or does not survive as a public company in respect of its Stock)), each then-outstanding Option and Stock Appreciation Right will become fully vested, each Other Stock-Based Award then outstanding will fully vest free of restrictions, and each other Award, including, without limitation, each Cash Performance Award, granted under this Plan that is then outstanding will become payable to the holder of such Award; provided that such acceleration provision will not apply, unless otherwise expressly provided by the Committee, with respect to any Award to the extent that the Board of Directors or the Committee has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Award, or the Award would otherwise continue in accordance with its terms, in the circumstances.

              5.3    Possible Acceleration of Awards.    Upon the occurrence of a Change in Control, each outstanding Option and Stock Appreciation Right will become fully vested, each Other Stock-Based Award then outstanding will fully vest free of restrictions, and each other Award, including, without limitation, each Cash Performance Award, granted under this Plan that is then outstanding will vest and become payable to the holder of such Award. However, with respect to a Participant who is designated on the payroll records of the Company as a Tier 1 or Tier 2 executive or above (or comparable designation) or executive officer on the date of the Change in Control, no Award will vest solely on account of such Change in Control unless such Participant's employment with the Company (and its Subsidiaries) is terminated without "cause" (as defined in such Participant's Individual Agreement or the applicable Award Agreement) within the two-year period immediately following the consummation of such Change in Control.

              5.4    Early Termination of Awards.    Any Award that has been accelerated as required or contemplated by Section 5.2 or Section 5.3 (or would have been so accelerated but for Section 5.5, Section 5.6, or Section 5.7) will terminate upon the related event referred to in Section 5.2 or Section 5.3, as applicable, subject to any provision that has been expressly made by the Committee, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such Award; provided that, in the case of Options and Stock Appreciation Rights that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such Award will be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding Options and Stock Appreciation Rights in accordance with their terms before the termination of such Awards (except that in no case will more than ten (10) days' notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

              5.5    Other Acceleration Rules.    Any acceleration of Awards pursuant to this SECTION 5. must comply with all applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Committee to occur a limited period of time (not greater than thirty (30) days) before the event. Without limiting the generality of the foregoing, the Committee may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an Award if an event giving rise to acceleration does not occur. Notwithstanding any other provision of the Plan to the contrary, the Committee may override the provisions of Section 5.2, Section 5.3, Section 5.4 and/or Section 5.6 by express provision in an Award Agreement (provided that that the Committee may not, under the authority provided in this Section 5.5, provide for the acceleration of vesting of an Award in the absence of a Change in Control or an event described in Section 5.1). In addition, the Committee may accord any Participant the right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. The portion of any Incentive Stock Option accelerated pursuant to Section 5.3 or any other action permitted hereunder shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation on Incentive Stock Options is not exceeded. To the extent exceeded, the accelerated portion of the Option will be treated as a Nonqualified Stock Option.

              5.6    Possible Rescission of Acceleration.    If the vesting of an Award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Committee later determines that the event will not occur, the Committee shall rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.

              5.7    Golden Parachute Limitation.    Notwithstanding anything else contained in this SECTION 5. to the contrary, in no event may an Award be accelerated under this Plan to an extent or in a manner that would result in any compensation being paid that is not fully deductible by the Company or one of its Subsidiaries for federal income tax purposes because of Code Section 280G, nor may any payment made under the Plan be accelerated to the extent any portion of such accelerated payment would result in the payment of compensation that is not deductible by the Company or one of its Subsidiaries because of Code Section 280G. If a Participant would be entitled to benefits or payments under the Plan that, together with payments under any other plan or program, would constitute "parachute payments" as defined in Code Section 280G, then any such parachute payments will be reduced or modified on a pro rata basis so that the Company and its Subsidiaries are not denied federal income tax deductions for such payments because of Code Section 280G. Notwithstanding the foregoing, if a Participant is a party to an Individual Agreement with the Company or one of its Subsidiaries, or is a participant in a severance program sponsored by the Company or one of its Subsidiaries, that contains express provisions regarding Code Section 280G and/or Code Section 4999 (or any similar successor provision), the Code Section 280G and/or Code Section 4999 provisions of such Individual Agreement will control as to any Awards held by that Participant.

SECTION 6. GENERAL PROVISIONS

              6.1    Withholding.    The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Award, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the issuance or transfer of any such shares or the vesting of such Award. A Participant may satisfy the withholding obligation in cash, cash equivalents, or if and to the extent the applicable Award Agreement or Committee procedure so provides, a Participant may elect to have the number of shares of Stock he or she is to receive reduced by, or tender back to the Company, the number of whole shares of Stock that, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of an Award. The Company may, with the Committee's approval, accept one or more promissory notes from a Participant in connection with taxes required to be withheld upon the vesting or payment of any Award under the Plan; provided that any such note will be subject to terms and conditions established by the Committee and applicable legal requirements.

              6.2    Awards to Non-U.S. Employees.    The Committee has the power and authority to determine which Affiliates will be covered by this Plan and which employees outside the United States of America will be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures, and sub-plans with provisions that limit or modify rights on death, disability or retirement, or on Separation from Service or Termination of Employment; available methods of exercise or settlement of an Award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

              6.3    Compliance with Code.

                  (a)    Code Section 422.    All Incentive Stock Options to be granted under the Plan are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted under the Plan must be construed in such a manner as to effectuate that intent.

                  (b)    Code Section 409A.    Except to the extent provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Code Section 409A (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement will not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant. Notwithstanding anything in the Plan, an Award Agreement, or any other agreement (written or oral) to the contrary, if a Participant is a "specified employee" (within the meaning of Code Section 409A) on the date of his or her Separation from Service, any payments made with respect to such Separation from Service under any Award will be delayed to the extent necessary to comply with Code Section 409A(a)(2)(B)(i), and such payments or benefits will be paid or distributed to the Participant during the five-day period commencing on the earlier of: (i) the expiration of the six-month period measured from the date of the Participant's Separation from Service, and (ii) the date of the Participant's death. Upon the expiration of the applicable six-month period under Code Section 409A(a)(2)(B)(i), all payments so deferred will be paid to the Participant (or the Participant's estate, in the event of the Participant's death) in a lump sum payment. Any remaining payments and benefits due under an Award will be paid as otherwise provided in an Award.

              6.4    Right to Terminate Employment or Service.    Nothing contained in this Plan or any Award Agreement confers upon any Participant any right to continue in the employment or other service of the Company or any of its Subsidiaries, constitutes a contract or agreement of employment or other service, or affects in any way an employee's status as an employee at will, nor may the Plan or any Award Agreement be construed so as to interfere in any way with the right of the Company and its Subsidiaries to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause; provided that nothing in this Section 6.4 is intended to adversely affect any express independent right of such person under any Individual Agreement.

              6.5    Non-Alienation of Benefits.    Other than as provided in the Plan, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so is void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

              6.6    Restrictions on Delivery and Sale of Shares; Legends.    Each Award is subject to the condition that if at any time the Committee, in its discretion, determines that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company has received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, deems appropriate.

              6.7    Listing and Legal Compliance.    The Committee may suspend the exercise or payment of any Award if it determines that securities exchange listing or registration or qualification under any securities laws or compliance with any other law is required in connection therewith and has not been completed on terms acceptable to the Committee.

              6.8    Termination and Amendment of the Plan.    The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors shall obtain stockholder approval for any amendment to the Plan that, except as provided under Section 5.1 of the Plan, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of Awards available for issuance under the Plan, or would otherwise require stockholder approval under the rules of the applicable exchange. Unless the Award Agreement explicitly provides otherwise, no such termination or amendment may materially and adversely affect the rights of the Participant under such Award without the consent of the holder of an Award.

              6.9    Stockholder Approval.    The Company shall submit the Plan to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors. If such approval is not obtained, any Award granted under the Plan will be void.

              6.10    Choice of Law.    The laws of the State of Delaware will govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws

              6.11    Effective Date of Plan; Term of Plan.    The Plan will become effective as of the date the Plan is approved by the stockholders (the "Effective Date") pursuant to Section 6.9, regardless of the date the Plan is signed. No Award may be granted more than ten (10) years after the date the Plan was approved by the Company's stockholders.

ANNUAL MEETING OF STOCKHOLDERS OF RED ROBIN GOURMET BURGERS, INC. May 21, 2020 NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement, F orm of Proxy Card, and 2019 Annual Report on Form 10-K are available at http://www.redrobin.com/eproxy Please sign, date, and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, and 5. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. The election of ten (10) directors for one-year terms: FOR AGAINST ABSTAIN (a) Anthony S. Ackil (b) Thomas G. Conforti (c) Cambria W. Dunaway (d) G.J. Hart (e) Kalen F. Holmes (f) Glenn B. Kaufman (g) Steven K. Lumpkin (h) Paul J.B. Murphy III (i) David A. Pace (j) Allison Page 2. Approval, on an advisory basis, of the Company’s executive compensation. 3. Approval of the Amendment to the Amended and Restated Employee Stock Purchase Plan. 4. Approval of the Amendment to the 2017 Performance Incentive Plan. 5. Ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 2 7, 2020. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, AND 5. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCOR-DANCE WITH THE STOCKHOLDER’S SPECIFICATIONS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RED ROBIN GOURMET BURGERS, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders, proxy statement, and 2019 annual report on Form 10-K. X

RED ROBIN GOURMET BURGERS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Lynn S. Schweinfurth and Michael L. Kaplan, and each of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Red Robin Gourmet Burgers, Inc. held of record by the undersigned on March 30, 2020 at the Annual Meeting of Stockholders to be held at Red Robin’s Yummm U, located at 10000 East Geddes Avenue, Unit 500, Englewood, Colorado 80112 at 8:00 a.m. MDT on May 21, 2020, or any adjournment or postponement thereof. This proxy authorizes each of the persons named above to vote at her or his discretion on any other matter that may properly come before the meeting or any postponement or adjournment thereof. If this card is properly executed and returned, but contains no specific voting instructions, these shares will be voted in accordance with the recommendation of the Board of Directors. (Continued and to be signed on the reverse side)